PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 19, 1998)

                           $109,717,696 (APPROXIMATE)

                       CITICORP MORTGAGE SECURITIES, INC.
                             (PACKAGER AND SERVICER)

                 REMIC PASS-THROUGH CERTIFICATES, SERIES 1998-5,
           $104,971,696 (APPROXIMATE) SENIOR CLASS A CITICERTIFICATES
      $2,512,600 (APPROXIMATE) SENIOR SUBORDINATED CLASS M CITICERTIFICATES
        $1,395,900 (APPROXIMATE) SUBORDINATED CLASS B-1 CITICERTIFICATES
         $837,500 (APPROXIMATE) SUBORDINATED CLASS B-2 CITICERTIFICATES

     The REMIC Pass-Through Certificates, Series 1998-5, will consist of one senior class of REMIC Pass-Through Certificates (the "Class A CitiCertificates") in an approximate aggregate Initial Stated Amount of $104,971,696, subject to a permitted upward or downward variance of up to 5.0%, one senior subordinated class of REMIC Pass-Through Certificates (the "Class M
                                                   (Continued on following page)

                                   ----------

     FOR A DISCUSSION OF CERTAIN RISK FACTORS INVOLVED IN THE PURCHASE OF THE CLASS M CITICERTIFICATES AND OFFERED CLASS B CITICERTIFICATES, SEE "RISK FACTORS FOR PURCHASERS OF CLASS M CITICERTIFICATES AND OFFERED CLASS B CITICERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT BEGINNING ON PAGE S-21.

                                   ----------

 THE OFFERED CITICERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF
   CMSI, CITIBANK, CMI, ANY OTHER AFFILIATE OF CMSI OR THEIR ULTIMATE PARENT, CITICORP, EXCEPT AS SET FORTH HEREIN. NEITHER THE OFFERED CITICERTIFICATES
     NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES
       GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                    GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                  PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
                      REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

================================================================================
                              INITIAL STATED                  LAST SCHEDULED
                             AMOUNT (APPROX.)  STATED RATE  DISTRIBUTION DATE(1)
--------------------------------------------------------------------------------
Class A-1 CitiCertificates ... $21,055,390        6.75%       March 25, 2025
Class A-2 CitiCertificates ... $78,913,914        6.75%       March 25, 2025
Class A-3 CitiCertificates ... $ 4,800,000        6.75%       March 25, 2025
Class A-4 CitiCertificates ... $   202,392         (2)        March 25, 2025
Class M CitiCertificates ..... $ 2,512,600        6.75%       March 25, 2025
Class B-1 CitiCertificates ... $ 1,395,900        6.75%       March 25, 2025
Class B-2 CitiCertificates ... $   837,500        6.75%       March 25, 2025
================================================================================

(1) Determined as described herein under "SUMMARY OF PROSPECTUS AND PROSPECTUS SUPPLEMENT--Last Scheduled Distribution Date."

(2) The Class A-4 CitiCertificates are principal-only certificates and will not bear interest.

                                   ----------

     The Offered CitiCertificates are being offered by Bear, Stearns & Co. Inc. (the "Underwriter"), from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds to the Issuer from the sale of the Offered CitiCertificates will be approximately 99.47250% of the aggregate Initial Stated Amount of the Class A CitiCertificates, approximately 98.69733% of the aggregate Initial Stated Amount of the Class M CitiCertificates and approximately 97.27913% of the aggregate Initial Stated Amount of the Offered Class B CitiCertificates, plus accrued interest (other than on the Initial Stated Amount of the Class A-4 CitiCertificates) from June 1, 1998 (the "Cut-Off Date") to but not including the Closing Date at the rate of 6.75% per annum thereon and before deduction of expenses payable by the Issuer, subject to a limited adjustment with respect to the Class A CitiCertificates depending on the aggregate Initial Stated Amount of the Class A CitiCertificates on the Closing Date. See "PLAN OF DISTRIBUTION" herein.

     The Offered CitiCertificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part. It is expected that on or about June 29, 1998, delivery will be made through the facilities of The Depository Trust Company ("DTC") in the case of the Book-Entry CitiCertificates, and in definitive, fully registered form, in the case of the Class A-4 CitiCertificates, the Class M CitiCertificates and the Offered Class B CitiCertificates.

                            BEAR, STEARNS & CO. INC.
            The date of this Prospectus Supplement is June 25, 1998.

(Continued from previous page)

CitiCertificates") in an approximate Initial Stated Amount of $2,512,600, subject to a permitted variance based on final credit enhancement levels, one subordinated class of REMIC Pass-Through Certificates (the "Class B CitiCertificates") in an approximate aggregate Initial Stated Amount of $4,187,722, subject to a permitted variance based on final credit enhancement levels, two senior classes of interest only REMIC Pass-Through Certificates not offered hereby (the "Unoffered Class A-IO CB CitiCertificates" and the "Unoffered Class A-IO NB CitiCertificates" and together, the "Unoffered Class A-IO CitiCertificates") in an approximate initial notional amount of $22,399,352 and $86,540,487, respectively, and one class of residual interests (the "Residual Certificates"), representing interests in a trust (the "Trust") to be created by Citicorp Mortgage Securities, Inc. (the "Issuer" or "CMSI") on or about June 29, 1998. An election will be made to treat the Trust as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. The Class A, Unoffered Class A-IO, Class M and Class B CitiCertificates are collectively referred to as the "CitiCertificates." The Class A CitiCertificates will consist of Class A-1, Class A-2, Class A-3 and Class A-4 CitiCertificates (each, a "Class A Subclass"). The Class A-4 CitiCertificates are principal-only certificates and will not bear interest. The Class B CitiCertificates will consist of Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 CitiCertificates (each, a "Class B Subclass"). The Class B-1 and Class B-2 CitiCertificates (each, an "Offered Class B Subclass") are referred to herein as the "Offered Class B CitiCertificates" and the Class B-3, Class B-4 and Class B-5 CitiCertificates are herein referred to as the "Unoffered Class B CitiCertificates." The Class A CitiCertificates will initially evidence an undivided beneficial ownership interest in the property of the Trust ranging from 93.00% to 95.00%, the Class M CitiCertificates will initially evidence an undivided beneficial ownership interest in the property of the Trust ranging from 1.25% to 3.25%, the Offered Class B CitiCertificates will initially evidence an undivided interest in the property of the Trust ranging from 1.00% to 3.00% and the Unoffered Class B CitiCertificates will evidence the remaining undivided interest therein. Only the Class A CitiCertificates, the Class M CitiCertificates and the Offered Class B CitiCertificates (the "Offered CitiCertificates") are offered hereby. The Class A CitiCertificates are sometimes referred to as the "Offered Senior CitiCertificates," and the Class M CitiCertificates and the Offered Class B CitiCertificates are sometimes referred to collectively as the "Offered Subordinated CitiCertificates."

     The Trust Property (the "Pool") will consist of two groups of Mortgage Loans, each of which primarily consists of a pool of 20- to 30-year fixed-rate conventional one- to four-family mortgage loans (the "Mortgage Loans") originated or acquired by Citicorp Mortgage, Inc. ("CMI") with the two pools having an aggregate Adjusted Balance as of the Cut-Off Date (the "Initial Mortgage Loan Balance") equal to approximately $111,672,019, subject to a permitted upward or downward variance of up to 5.0%, and certain related property, as described herein. Mortgage Loans acquired by CMI include Mortgage Loans originated or acquired by Citibank, Federal Savings Bank ("CFSB") or originated by Citibank, N.A. ("Citibank"). Payments on the Mortgage Loans will be distributed on the CitiCertificates in accordance with the priorities stated in the "SUMMARY OF PROSPECTUS AND PROSPECTUS SUPPLEMENT--Priority of Distributions" and "`DESCRIPTION OF THE OFFERED CITICERTIFICATES."

     The two groups of mortgage loans (the "CB Loan Group" and the "NB Loan Group," and each a "Loan Group") are designated as the "Group CB Loans" and "Group NB Loans." The Group CB Loans consist generally of Mortgage Loans with original principal balances less than or equal to $227,150 and have an aggregate Adjusted Balance as of the Cut-off Date equal to approximately $22,399,352. The Group NB Loans consist generally of Mortgage Loans with original principal balances exceeding $227,150 and have an aggregate Adjusted Balance as of the Cut-off Date equal to approximately $89,272,667. The Class A-1 CitiCertificates (the "Class CB CitiCertificates") and the Unoffered Class A-IO CB CitiCertificates will correspond to the Group CB Loans and initially will evidence, in the aggregate, an undivided interest ranging from 93.00% to 95.00% in the Group CB Loans. The Class A-2, Class A-3 and Class A-4 CitiCertificates (together, the "Class NB CitiCertificates") and the Unoffered Class A-IO NB CitiCertificates will correspond to the Group NB Loans and initially will evidence, in the aggregate, an undivided interest ranging from 93.00% to 95.00% in the Group NB Loans. Distributions of interest and principal on the Class CB CitiCertificates (together with the Unoffered Class A-IO CB CitiCertificates) and the Class NB CitiCertificates (together with the Unoffered Class A-IO CB CitiCertificates) will be based on interest and principal received or advanced with respect to the Group CB Loans and Group NB Loans, respectively, except under the limited circumstances described herein.

     The rights of the holders of the Class M CitiCertificates and the Offered Class B CitiCertificates to receive distributions with respect to the Mortgage Loans will be based upon interest and principal received or advanced with respect to both Loan Groups, and will be subordinated to the rights of the holders of the Class A CitiCertificates and

(Continued from previous page)

the Unoffered Class A-IO CitiCertificates; the rights of the holders of the Class B-1 CitiCertificates to receive distributions with respect to the Mortgage Loans will also be subordinate to the rights of the holders of the Class M CitiCertificates; the rights of the holders of the Class B-2 CitiCertificates to receive distributions with respect to the Mortgage Loans will also be subordinated to the rights of the holders of the Class M CitiCertificates and the Class B-1 CitiCertificates, in each case to the extent described herein.

     Interest on each interest-bearing Offered CitiCertificate will be distributed on the 25th day of each month (or, if such day is not a business day, on the next succeeding business day), commencing in July 1998 (each, a "Distribution Date"). Interest will accrue on the interest-bearing Offered CitiCertificates for the periods and at the rates as described herein.

     On each Distribution Date, amounts available for distributions in reduction of Stated Amount of the Offered CitiCertificates, will be allocated among the various classes of Offered CitiCertificates as described herein under "DESCRIPTION OF THE OFFERED CITICERTIFICATES--Distributions in Reduction of Stated Amount."

     THE YIELD TO INVESTORS ON THE OFFERED CITICERTIFICATES WILL BE SENSITIVE IN VARYING DEGREES TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS IN THE RELATED LOAN GROUP OR LOAN GROUPS, WHICH GENERALLY CAN BE PREPAID AT ANY TIME, GENERALLY WITHOUT PENALTY. THE YIELD TO INVESTORS IN THE OFFERED CITICERTIFICATES WILL BE ADVERSELY AFFECTED BY ANY SHORTFALLS IN INTEREST COLLECTED ON THE MORTGAGE LOANS OF THE RELATED LOAN GROUP OR LOAN GROUPS DUE TO PREPAYMENTS OR LIQUIDATIONS. SUCH SHORTFALLS IN INTEREST COLLECTED WILL BE OFFSET TO THE EXTENT DESCRIBED HEREIN. IN ADDITION, THE YIELD TO MATURITY ON THE OFFERED CITICERTIFICATES MAY VARY DEPENDING ON THE EXTENT TO WHICH SUCH CITICERTIFICATES ARE PURCHASED AT A DISCOUNT OR PREMIUM. HOLDERS OF OFFERED CITICERTIFICATES SHOULD CONSIDER, IN THE CASE OF ANY OFFERED CITICERTIFICATE PURCHASED AT A DISCOUNT, ESPECIALLY THE CLASS A-4 CITICERTIFICATES, THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS WOULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD AND, IN THE CASE OF ANY OFFERED CITICERTIFICATE PURCHASED AT A PREMIUM, THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS WOULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED. BECAUSE AMOUNTS PAYABLE ON THE CLASS A-4 CITICERTIFICATES DERIVE SOLELY FROM PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS WITH NET MORTGAGE RATES BELOW 6.75% PER ANNUM, THE YIELD ON THE CLASS A-4 CITICERTIFICATES WILL BE ADVERSELY AFFECTED BY SLOWER THAN ANTICIPATED PRINCIPAL PAYMENTS ON SUCH MORTGAGE LOANS. THE POOL CONTAINS MORTGAGE LOANS WHICH GENERALLY HAVE INTEREST RATES THAT ARE SIGNIFICANTLY HIGHER THAN PREVAILING MORTGAGE INTERESTS RATES, AND ACCORDINGLY, MAY BE SUBJECT TO A HIGH RATE OF PRINCIPAL PREPAYMENTS. ALL OF THE MORTGAGE LOANS WERE ORIGINATED AT LEAST THREE YEARS PRIOR TO THE CLOSING DATE. NO REPRESENTATION IS MADE AS TO THE ANTICIPATED RATE OF PREPAYMENT ON THE MORTGAGE LOANS OR AS TO THE ANTICIPATED YIELD TO MATURITY OF ANY OFFERED CITICERTIFICATES.

     The Unoffered Class A-IO CitiCertificates (not offered hereby) are interest-only CitiCertificates and have no Stated Amount. The Unoffered Class A-IO CitiCertificates will receive distributions of accrued interest pro rata together with the interest-bearing Class A CitiCertificates in their respective Loan Group and are not subordinated to the Class A, Class M or Class B CitiCertificates.

     The Offered CitiCertificates may not be an appropriate investment for all prospective investors. The Offered CitiCertificates would not be an appropriate investment for an investor requiring a distribution of a particular amount in reduction of Stated Amount on a specific date or an otherwise predictable stream of distributions. In addition, there is currently no secondary market for the Offered CitiCertificates. The Underwriter anticipates making a secondary market in the Offered CitiCertificates but is not obligated to do so. There can be no assurance that such a market will develop or, if it does develop, that it will provide holders of the Offered CitiCertificates with liquidity of investment or will continue for the life of the Offered CitiCertificates. There can be no assurance that the investor will be able to sell an Offered CitiCertificate at a price which is equal to or greater than the price at which such investor purchased such Offered CitiCertificate or at a price which fully reflects the fair market value of the underlying Mortgage Loans.

     The yield to maturity on the Offered Class B CitiCertificates will be more sensitive to losses due to liquidations of the Mortgage Loans (and the timing thereof) than the Class A, Unoffered Class A-IO and Class M CitiCertificates, in the event that the Stated Amount of the Unoffered Class B CitiCertificates has been reduced to zero. The yield to maturity on the Class M CitiCertificates will be more sensitive to losses due to liquidations of the Mortgage Loans (and the timing thereof) than the Class A and Unoffered Class A-IO CitiCertificates, in the event that the Stated

(Continued from previous page)

Amount of the Class B CitiCertificates has been reduced to zero. See "DESCRIPTION OF THE OFFERED CITICERTIFICATES--Prepayment and Yield Considerations" and "--Yield Considerations With Respect to the Offered Class B CitiCertificates" in this Prospectus Supplement. Investors should fully consider the risks associated with an investment in the Class M and Offered Class B CitiCertificates, including the possibility that such investors may not fully recover their initial investment as a result of such losses on the Mortgage Loans.

     The Class M CitiCertificates and the Offered Class B CitiCertificates may not be transferred unless the transferee has delivered (i) a representation letter to the Issuer and the Trustee stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described herein, that the source of funds used to purchase the Class M or Offered Class B CitiCertificates is an "insurance company general account" or (ii) an opinion of counsel and other documentation as provided herein. See "RISK FACTORS FOR PURCHASERS OF CLASS M AND OFFERED CLASS B CITICERTIFICATES--Restrictions on Transfer" and "CERTAIN ERISA CONSIDERATIONS" herein.

     The closing of the sale of the Offered CitiCertificates is conditioned upon the closing of the sale of the Unoffered Class B CitiCertificates. Bear, Stearns & Co. Inc. is committed to purchase all of the Unoffered Class B
CitiCertificates if any Offered CitiCertificates are purchased.

     The Offered Senior CitiCertificates (other than the Class A-4 CitiCertificates) will be issued in book-entry form only (the "Book-Entry CitiCertificates"), and purchasers thereof will not be entitled to receive definitive certificates except in the limited circumstances set forth herein. The Book-Entry CitiCertificates will be registered in the name of Cede & Co. ("Cede"), as nominee of DTC, which will be the "holder" or "Certificateholder" of such Book-Entry CitiCertificates, as such terms are used herein. See "DESCRIPTION OF THE OFFERED CITICERTIFICATES--Book-Entry Registration" and "--Definitive Certificates" herein. The Class A-4 CitiCertificates, the Class M CitiCertificates and the Offered Class B CitiCertificates will be issued in definitive, fully registered form.

                                   ----------

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED CITICERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                   ----------

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE OFFERED CITICERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE OFFERED CITICERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                 SUMMARY OF PROSPECTUS AND PROSPECTUS SUPPLEMENT

     The following summary is qualified by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Capitalized terms used herein shall have the meanings given elsewhere in this Prospectus Supplement and in the Prospectus. See "Index of Principal Definitions in Prospectus Supplement" at the end of this Prospectus Supplement.

SECURITIES OFFERED ..........REMIC Pass-Through Certificates, Series 1998-5,
                                Senior Class A CitiCertificates, consisting of Class A-1, Class A-2, Class A-3 and Class A-4 CitiCertificates, Senior Subordinated Class M CitiCertificates and Subordinated Class B-1 and Class B-2 CitiCertificates. Each Class A Subclass represents an undivided beneficial ownership interest in one of the two Loan Groups which constitute a separate pool of assets within the Trust created under the Pooling Agreement. Each Loan Group will consist of a pool of assets comprised primarily of the Mortgage Loans conveyed to the Issuer by CMI and simultaneously conveyed to such Trust by the Issuer. The Offered Subordinate CitiCertificates and Residual Certificates represent an undivided ownership interest in both Loan Groups. The Class CB CitiCertificates will correspond to the Group CB Loans and the Class NB CitiCertificates will correspond to the Group NB Loans. Distributions of the interest and principal on the Class CB CitiCertificates and the Class NB CitiCertificates will be based on interest and principal received or advanced with respect to the Group CB Loans and Group NB Loans, respectively, except under certain limited circumstances described herein. The rights of the holders of the Offered Subordinate CitiCertificates to receive distribution with respect to the Mortgage Loans will be based on interest and principal received or advanced with respect to both Loan Groups.

                              Each Class A and Class M CitiCertificate will
                                qualify at issuance as a "mortgage related security" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and will retain such qualification so long as it is rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-1 and Class B-2 CitiCertificates will not constitute "mortgage related securities" within the meaning of SMMEA. See "LEGAL INVESTMENT" in this Prospectus Supplement and "LEGAL INVESTMENT" in the Prospectus.

                              In addition to the Offered CitiCertificates, the
                                REMIC Pass-Through Certificates, Series 1998-5, include the Unoffered Class A-IO CitiCertificates, the Unoffered Class B CitiCertificates, consisting of the Class B-3, Class B-4 and Class B-5 CitiCertificates and one class of Residual Certificates representing the residual interest in the REMIC comprising the Trust. The rights of holders of the Unoffered Class B CitiCertificates to receive distributions will be subordinated to the rights of holders of the Offered CitiCertificates and the Unoffered Class A-IO CitiCertificates to receive distributions to the extent described herein. The Unoffered Class B CitiCertificates will be sold separately in one or more private transactions, the Unoffered Class A-IO CitiCertificates and the Residual Certificates will initially be held by CMI. None of the Unoffered Class A-IO CitiCertificates, the Unoffered Class B CitiCertificates and the Residual Certificates are being offered by this Prospectus Supplement and the related Prospectus. Accordingly, to the extent this Prospectus Supplement contains information relating to the terms of the Unoffered Class A-IO CitiCertificates, the Unoffered Class B CitiCertificates and the Residual Certificates, such information is provided solely because of its potential relevance to a prospective purchaser of the Offered CitiCertificates. The issuance and sale of the Offered CitiCertificates are conditioned upon the issuance and sale of the Unoffered Class B CitiCertificates.

                              The CitiCertificates and the Residual Certificates
                                will be issued pursuant to a pooling and servicing agreement (the "Pooling Agreement") dated as of June 1, 1998, between the Issuer and The Bank of New York, a New York banking corporation, in its individual capacity and as trustee (the "Trustee").

STATED AMOUNT OR
  NOTIONAL AMOUNT OF
  THE CITICERTIFICATES ......The aggregate Initial Stated Amount of the Class A
                                CitiCertificates will be approximately
                                $104,971,696, subject to a permitted upward or downward variance of up to 5.0%, and will be initially from 93.00% to 95.00% of the Initial Mortgage Loan Balance. The aggregate Initial Stated Amount of the Class CB CitiCertificates and the Class NB CitiCertificates will be a percentage ranging from 93.00% to 95.00% of the initial mortgage loan balance of their respective Loan Group. The aggregate Initial Stated Amount of the Class M CitiCertificates will be approximately $2,512,600, subject to a permitted upward or downward variance based on final credit enhancement levels, and will be initially from 1.25% to 3.25% of the Initial Mortgage Loan Balance. The aggregate Initial Stated Amount of the Offered Class B CitiCertificates will be approximately $2,233,400, subject to a permitted upward or downward variance based on final credit enhancement levels, and will be initially from 1.00% to 3.00% of the Initial Mortgage Loan Balance. The aggregate Initial Stated Amount of the Unoffered Class B CitiCertificates will be approximately $1,954,323, subject to a permitted upward or downward variance based on final credit enhancement levels, and will represent the remainder of the Initial Mortgage Loan Balance. Each Class of Unoffered Class A-IO CitiCertificates, which will have no Stated Amount, will have a notional amount (each, an "Unoffered Class A-IO Notional Amount" and together, the "Unoffered Class A-IO Notional Amounts ") for any Distribution Date equal to the aggregate Adjusted Balance of the Premium Mortgage Loans contained in their related Loan Group. While the Unoffered Class A-IO Notional Amounts will be used to determine the denomination of each Unoffered Class A-IO CitiCertificate as applicable and for certain other purposes, each such notional amount will not entitle the related holder to any distributions of principal. The Initial Mortgage Loan Balance will be approximately $111,672,019, subject to a permitted upward or downward variance of up to 5.0%. The Initial Stated Amount of a CitiCertificate represents the maximum specified dollar amount to which the holder of such CitiCertificate is entitled (in addition to distributions of interest, except in the case of the Class A-4 CitiCertificates, which are principal-only certificates) from the cash flow on the assets in the Pool.

                              The aggregate of the Stated Amounts of the Class A
                                Subclasses as of any Distribution Date is referred to as the "Class A Stated Amount." The "Class A Subclass Stated Amount" of each Class A Subclass as of any Distribution Date will equal the Initial Stated Amount thereof less certain distributions in reduction of Stated Amount and any allocation of certain losses as described herein. See "DESCRIPTION OF THE OFFERED CitiCertificates-- Distributions in Reduction of Stated Amount" in this Prospectus Supplement.

                              The "Class M Stated Amount" as of any Distribution
                                Date will equal the Initial Stated Amount of the Class M CitiCertificates less certain distributions in reduction of Stated Amount and any allocation of certain losses as described herein. See "DESCRIPTION OF THE OFFERED CitiCertificates--Distributions in Reduction of Stated Amount" in this Prospectus Supplement.

                              The aggregate of the Stated Amounts of the Class B
                                Subclasses as of any Distribution Date is referred to as the "Class B Stated Amount" and will be equal to the Pool Adjusted Balance minus the Class A Stated Amount and the Class M Stated Amount, each as of the immediately preceding Distribution Date (after giving effect to any distributions in reduction of Stated Amount and the allocation of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses on such date). The Stated Amount of each Class B Subclass (with respect to each Class B Subclass, the "Class B Subclass Stated Amount" for such Subclass) will equal the lesser of (a) the Initial Stated Amount thereof less the sum of (i) all amounts previously distributed to holders of such Class B Subclass in reduction of Stated Amount and (ii) the principal portion of all Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses borne by such Class B Subclass and (b) the Pool Adjusted Balance less the sum of the Class A Stated Amount, the Class M Stated Amount and the Stated Amount of each Class B Subclass with a lower numerical designation, all as of the immediately preceding Distribution Date (after giving effect to any distributions in reduction of Stated Amount and the allocation of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses on such date). The Class B Subclass Stated Amounts of the Class B-1 CitiCertificates and Class B-2 CitiCertificates are referred to as the "Class B-1 Stated Amount" and the "Class B-2 Stated Amount," respectively, and the aggregate of the Stated Amounts of the Offered Class B Subclasses as of any Distribution Date is referred to as the "Offered Class B Stated Amount." The aggregate of the Class B Subclass Stated Amounts of the Unoffered Class B CitiCertificates as of any Distribution Date is referred to as the "Unpoffered Class B Stated Amount."

CUT-OFF DATE ................June 1, 1998.

DENOMINATIONS ...............The denominations of the Offered CitiCertificates will be an Initial Stated Amount of $1,000 and any whole dollar amount in excess thereof (except one CitiCertificate of each Class or Subclass may be in a different denomination).

BOOK-ENTRY FORM .............The Offered Senior CitiCertificates (other than the Class A-4 CitiCertificates) will be issued in book-entry form. No person acquiring an interest in the Book-Entry CitiCertificates (a "Beneficial Owner ") will be entitled to receive a definitive certificate representing such person's interest in the Trust, except under the limited circumstances described herein. Each Subclass of Book-Entry CitiCertificates will be represented initially by a single certificate registered in the name of Cede, as the nominee of DTC which will be the "holder" or "Certificateholder" of such CitiCertificates, as such terms are used herein. The rights of Beneficial Owners may only be exercised through DTC and its participating organizations, except as otherwise specified herein. The Class A-4 CitiCertificates, the Class M CitiCertificates and the Offered Class B CitiCertificates will be issued in definitive, fully registered form. See "DESCRIPTION OF THE OFFERED CITICERTIFICATES--Book-Entry
                                Registration" and "--Definitive Certificates" in this Prospectus Supplement.

CLOSING DATE ................On or about June 29, 1998.

ISSUER AND SERVICER .........CMSI. The Servicer intends to subcontract its servicing duties to CMI.

CREDIT ENHANCEMENT;
  ALLOCATION OF LOSSES       Shortfalls in receipts of interest on the Mortgage
                                Loans and receipts of principal with respect to the Mortgage Loans in an amount less than the decrease in the Pool Adjusted Balance from the prior Distribution Date with respect to a Distribution Date may arise due to losses incurred on Liquidated Loans and to delinquencies not advanced by the Servicer or the Trustee (in its individual capacity).

                              The rights of holders of the Class M
                                CitiCertificates to receive distributions will be subordinated to the rights of holders of the Class A and Unoffered Class A-IO CitiCertificates to receive distributions to the extent described herein, the rights of holders of the Offered Class B CitiCertificates to receive distributions will be subordinated to the rights of holders of the Class A, Unoffered Class A-IO and Class M CitiCertificates to receive distributions to the extent described herein and the rights of holders of the Unoffered Class B CitiCertificates to receive distributions will be subordinated to the rights of holders of the Offered CitiCertificates and Unoffered Class A-IO CitiCertificates to receive distributions to the extent described herein. This subordination provides a certain amount of protection to holders of the Class A and Unoffered Class A-IO CitiCertificates (to the extent of the subordination of the Class M and Class B CitiCertificates), to holders of the Class M CitiCertificates (to the extent of the subordination of the Class B CitiCertificates) and to holders of the Offered Class B CitiCertificates (to the extent of the subordination of the Unoffered Class B CitiCertificates) against delays in the receipt of scheduled payments of interest and principal and against losses associated with the liquidation of defaulted Mortgage Loans and certain losses resulting from the bankruptcy of a Mortgagor. The Class M and Class B CitiCertificates are sometimes referred to collectively as the "Subordinated CitiCertificates."

                              In addition, in order to increase the period
                                during which the principal balance of the Class M and Class B CitiCertificates remains available as credit enhancement to the Class A CitiCertificates, a disproportionate amount of prepayments and certain unscheduled recoveries with respect to the Mortgage Loans will be allocated to the Class A CitiCertificates, to the extent described herein. This allocation has the effect of accelerating the amortization of the Class A CitiCertificates while, in the absence of Realized Losses, increasing the respective percentage interest in the Trust evidenced by the Class M CitiCertificates and Class B CitiCertificates. See "--Distributions in Reduction of Stated Amount of the Offered CitiCertificates" below.

                              Extent of Loss Coverage. The applicable Non-PO
                                Percentage of Realized Losses on Mortgage Loans, other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses, will not be allocated to the Class A Subclasses until the date on which the Stated Amount of the Class M and Class B CitiCertificates has been reduced to zero (the "Subordination Depletion Date"). Upon the Subordination Depletion Date, such Realized Losses (i) with respect to Mortgage Loans in the CB Loan Group will be allocated pro rata among the Class CB CitiCertificates and
                                (ii) with respect to Mortgage Loans in the NB Loan Group, the Non-PO Percentage of such Realized Losses will be allocated pro rata among the Class NB CitiCertificates (other than the Class A-4 CitiCertificates), in each case, based on their outstanding Stated Amounts and for so long as they are outstanding. The PO Percentage of Realized Losses on the Mortgage Loans in the NB Loan Group will be allocated to the Class A-4 CitiCertificates. Investors in the Class A CitiCertificates should be aware that because the Class M CitiCertificates and the Class B CitiCertificate represent interests in both Loan Groups, the Stated Amounts of the Class M CitiCertificate and Class B CitiCertificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the Mortgage Loans in one Loan Group. Therefore, notwithstanding that the Realized Losses on the Mortgage Loans in one Loan Group may only be allocated to the related Class A CitiCertificates, the allocation to the Class M CitiCertificates and Class B CitiCertificates of Realized Losses on the Mortgage Loans in the other Loan Group will increase the likelihood that Realized Losses may be allocated to such Class A CitiCertificates.

                              Prior to the Subordination Depletion Date, the
                                applicable Non-PO Percentage of such Realized Losses will be allocated first to the Class B Subclasses in reverse numerical order until the Stated Amount of each such Class B Subclass has been reduced to zero, and then to the Class M CitiCertificates until the Stated Amount thereof has been reduced to zero. The applicable PO Percentage of Realized Losses will be allocated to the Class A-4 CitiCertificates as a PO Loss Amount but such loss allocation will give rise to the right to receive, in respect of the Class A-4 CitiCertificates, reimbursement of losses so allocated out of certain funds otherwise distributable on the Class M and Class B CitiCertificates. As a result, any such PO Loss Amounts will ultimately be borne by the Class B Subclasses, in reverse numerical order, and then by the Class M CitiCertificates, in each case for so long as they are outstanding.

                              As of the Closing Date, the amount of Realized
                                Losses attributable to Special Hazards, fraud and bankruptcy that will be absorbed first by holders of the Unoffered Class B CitiCertificates, second by the holders of the Offered Class B CitiCertificates (in reverse numerical order) and then by the holders of the Class M CitiCertificates will be approximately 3.67%, 2.00% and 0.09%, respectively, of the Initial Mortgage Loan Balance. The maximum amount of losses attributable to Special Hazard, fraud or bankruptcy that will be absorbed solely by holders of the Class M and Class B CitiCertificates will be those amounts required by the rating agency (or rating agencies) rating the Offered CitiCertificates as a condition to the issuance of the ratings set forth below under "--Certificate Ratings." If losses due to Special Hazards, fraud or bankruptcy exceed any of such respective amounts prior to the Subordination Depletion Date, the applicable Non-PO Percentage of the principal portion of such losses will be shared among the CitiCertificates as described herein. Under certain circumstances, the limits set forth above may be reduced. See "DESCRIPTION OF THE OFFERED CITICERTIFICATES--Subordination--
                                Allocation of Losses" in this Prospectus
                                Supplement.

PRIORITY OF DISTRIBUTIONS ...On each Distribution Date prior to the
                                Subordination Depletion Date, the Pool
                                Distribution Amount will be distributed to pay the following amounts (a) the CB Group Pool Distribution Amount will be distributed to pay the following in the following order of priority
                                (1) the Class A Interest Amount for the Class CB CitiCertificates and the Distributable Unoffered Class A-IO Interest Amount for the Unoffered Class A-IO CB CitiCertificates, pro rata, (2) any Class A Unpaid Interest Shortfall for the Class CB CitiCertificates and any Unoffered Class A-IO Unpaid Interest Shortfall for the Unoffered Class A-IO CB CitiCertificates, pro rata, and (3) the Group Non-PO Principal Amount with respect to the Class CB CitiCertificates;
                                (b) the NB Group Pool Distribution Amount will be distributed to pay the following in the following order of priority (1) the Class A Interest Amount of the Class NB CitiCertificates and the Distributable Unoffered Class A-IO Interest Amount for the Unoffered Class A-IO NB CitiCertificates, pro rata, (2) any Class A Unpaid Interest Shortfall for the Class NB CitiCertificates and any Unoffered Class A-IO Unpaid Interest Shortfall for the Unoffered Class A-IO NB CitiCertificates, pro rata, and
                                (3) the Class A PO Principal Amount and the
                                Group Non-PO Principal Amount for the Class NB CitiCertificates and; (c) the remainder of the CB Group Pool Distribution Amount and the NB Group Pool Distribution Amount will be distributed to pay the following in the following order of priority (1) any Cross Over Payments (but only to the extent of Available Funds), (2) any Unpaid PO Loss Amounts (but only to the extent of Available PO Loss Funds), (3) the Class M Interest Amount, (4) any Class M Unpaid Interest Shortfall, (5) the Class M Principal Distribution Amount, (6) the Class B-1 Interest Amount, (7) any Class B-1 Unpaid Interest Shortfall, (8) the Class B-1 Principal Distribution Amount, (9) the Class B-2 Interest Amount, (10) any Class B-2 Unpaid Interest Shortfall, (11) the Class B-2 Principal Distribution Amount and (12) to the Class B Subclasses of the Unoffered Class B CitiCertificates, sequentially in numerical order, such that no Class B Subclass of the Unoffered Class B CitiCertificates with a higher numerical designation receives any distribution in reduction of Stated Amount or in respect of interest before each Class B Subclass with a lower numerical designation receives its required distributions. The amount otherwise distributable in reduction of Stated Amount of the Class B and Class M CitiCertificates will be reduced to the extent necessary to make any Cross Over Payment and to reimburse Unpaid PO Loss Amounts.

                              After the Subordination Depletion Date an amount
                                equal to the PO Percentage of the principal portion of scheduled payments and unscheduled collections actually received or advanced in respect of Discount Mortgage Loans will be distributed to the Class A-4 CitiCertificates.

DISTRIBUTIONS OF INTEREST ...Each of the Class A Subclasses (other than the
                                Class A-4 CitiCertificates), the Class M
                                CitiCertificates and the Offered Class B
                                Subclasses will accrue interest on its
                                respective Stated Amount at the Stated Rate per annum specified on the cover page hereof, net of
                                (i) any Non-Supported Interest Shortfalls, as described below, and (ii) the interest portion of certain losses allocated to such Class A Subclass (other than the Class A-4 CitiCertificates), the Class M CitiCertificates and the Offered Class B Subclasses as described under "DESCRIPTION OF THE OFFERED CitiCertificates--Distributions of Interest" in this Prospectus Supplement (in the aggregate, for the Class A CitiCertificates, the "Class A Interest Amount ", for the Class M CitiCertificates, the "Class M Interest Amount ", for the Class B-1 CitiCertificates, the "Class B-1 Interest Amount ", for the Class B-2 CitiCertificates, the "Class B-2 Interest Amount ", and in the aggregate, for the Offered Class B CitiCertificates, the "Offered Class B Interest Amount "). The Class A-4 CitiCertificates are principal-only certificates and will not bear interest. Interest on each interest-bearing Offered CitiCertificate will be distributable monthly on each Distribution Date commencing in July 1998 to holders of record on the applicable Record Date.

                              On each Distribution Date an amount equal to the
                                applicable Unoffered Class A-IO Interest Amount (net of any Non-Supported Interest Shortfall allocated to the Unoffered Class A-IO CB CitiCertificates or Unoffered Class A-IO NB CitiCertificates, as applicable, and less the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Unoffered Class A-IO CB CitiCertificates or Unoffered Class A-IO NB CitiCertificates, as applicable, and after the Subordination Depletion Date, the interest portion of any losses or delinquencies allocated to the Unoffered Class A-IO CB CitiCertificates or Unoffered Class A-IO NB CitiCertificates, as applicable, as described herein) (the "Distributable Unoffered Class A-IO Interest Amount") will be distributed to holders of each Class of the Unoffered Class A-IO CitiCertificates. The "Unoffered Class A-IO Interest Amount" for any Distribution Date and each Class of Class A-IO CitiCertificates will be equal to the excess of interest accrued on the Premium Mortgage Loans in the related Loan Group over the sum of (i) the product of the Servicing Fee rate (0.25% per annum) and the aggregate Adjusted Balance of the Premium Mortgage Loans within such Loan Group and (ii) the product of the aggregate Adjusted Balance of the Premium Mortgage Loans within such Loan Group and 6.75% per annum.

                              Interest will accrue on the Offered
                                CitiCertificates from the first through the last day of the month preceding the month of the then current Distribution Date (each such period, an "Interest Accrual Period"). Interest accrued on the Offered CitiCertificates during any Interest Accrual Period will be calculated on the assumption that reductions in the Stated Amount made on the Offered CitiCertificates and the losses allocated to such Offered CitiCertificates were made or allocated on the day immediately following the last day of the preceding Interest Accrual Period, and not on the following Distribution Date when actually made or allocated. See "DESCRIPTION OF THE OFFERED CITICERTIFICATES--Distributions of
                                Interest" in this Prospectus Supplement.

                              The effective yield to holders of the Offered
                                CitiCertificates will be reduced below the yield otherwise produced by the respective Stated Rates thereof because distributions of interest and distributions in reduction of Stated Amount distributable with respect to an Interest Accrual Period will not be distributed until the 25th day of the month following the end of such Interest Accrual Period and the amount distributable in reduction of Stated Amount on the related Distribution Date will not accrue interest during such delay.

DISTRIBUTIONS IN REDUCTION
  OF STATED AMOUNT OF THE
  OFFERED CITICERTIFICATES ..Distributions in reduction of Stated Amount will be made on each Distribution Date to each Class A Subclass, to the Class M CitiCertificates and to each Offered Class B Subclass then entitled to receive such distributions in accordance with the priorities set forth in "Description of the Offered CitiCertificates--Distributions in
                                Reduction of Stated Amount." The Class CB
                                CitiCertificates will only receive principal collected from Group CB Loans and the Class NB CitiCertificates will only receive principal collected from the Group NB Loans except under the limited circumstances described in "DESCRIPTION OF THE OFFERED CITICERTIFICATES-- Distribution in Reduction of Stated Amount" herein. Amounts distributed in reduction of Stated Amount of any Class A Subclass will be allocated pro rata to all CitiCertificates of such Class A Subclass until the aggregate amount of such distributions has reduced the Stated Amount of each such Class A Subclass to zero. Amounts distributed in reduction of Stated Amount of the Class M CitiCertificates will be allocated pro rata to all Class M CitiCertificates until the aggregate amount of such distributions has reduced the Class M Stated Amount to zero. Amounts distributed in reduction of Stated Amount of any Offered Class B Subclass will be allocated pro rata to all CitiCertificates of such Offered Class B Subclass until the aggregate amount of such distributions has reduced the Stated Amount of such Offered Class B Subclass to zero.

                              The amount to be distributed on any Distribution
                                Date in reduction of Stated Amount of the Class M CitiCertificates (the "Class M Principal Distribution Amount") will be the lesser of (i) the Pool Distribution Amount after distribution of all amounts distributable on such Distribution Date on the Class A and Unoffered Class A-IO CitiCertificates as set forth in "--Priority of Distributions" and all interest distributable on the Class M CitiCertificates and (ii) the Class M Optimal Principal Amount.

                              The amount to be distributed on any Distribution
                                Date in reduction of Stated Amount of any Offered Class B Subclass (the "Class B Subclass Principal Distribution Amount") will be the lesser of (i) the Pool Distribution Amount after distribution of all amounts distributable on such Distribution Date on the Class A, Unoffered Class A-IO and Class M CitiCertificates and all amounts senior in priority to distribution in reduction of Stated Amount of such Offered Class B Subclass as set forth above under "--Priority of Distributions" and (ii) the Offered Class B Subclass Optimal Principal Amount for such Offered Class B Subclass. The Class B Subclass Principal Distribution Amount for the Class B-1 CitiCertificates and Class B-2 CitiCertificates are the "Class B-1 Principal Distribution Amount" and the "Class B-2 Principal Distribution Amount," respectively.

                              The Subordinate CitiCertificates will receive
                                distributions in reduction of Stated Amount from collections on Mortgage Loans in both Loan Groups.

                              The "Group Pool Distribution Amount" for each Loan
                                Group (herein sometimes referred to as the "NB Group Pool Distribution Amount" and the "CB Group Pool Distribution Amount") for a particular Distribution Date will be equal to the aggregate of all previously undistributed amounts of principal (including any full or partial principal prepayments) and interest in respect of the Mortgage Loans within such Loan Group received and posted after the Cut-Off Date and before the related Determination Date (including, with respect to such Distribution Date, amounts advanced by the Servicer or the Trustee (in its individual capacity), advanced from amounts in the Certificate Account or paid by the Servicer with respect to Prepayment Interest Shortfalls), excluding in each case (i) payments due on or before the Cut-Off Date, (ii) full or partial principal prepayments posted during the month of such Distribution Date and any related payments of interest representing all or a portion of interest for such month,
                                (iii) payments representing early receipts of scheduled principal and interest due subsequent to the first day of the month in which such Distribution Date occurs, (iv) the portion of interest received on each Mortgage Loan representing the Servicing Fee, (v) the portion of the liquidation proceeds of defaulted Mortgage Loans representing the Servicing Fee and (vi) receipts of overdue amounts with respect to which the Servicer or the Trustee (in its individual capacity) has made advances and certain other amounts reimbursable to the Servicer. See "DESCRIPTION OF CERTIFICATES-- Distributions to Certificateholders--General" in the Prospectus.

                              The aggregate of the two Group Pool Distribution
                                Amounts is equal to the "Pool Distribution
                                Amount."

                              The allocation of a disproportionate amount of
                                prepayments and certain unscheduled recoveries as described herein to the Class A CitiCertificates (other than, to the extent described herein, the Class A-4 CitiCertificates) in reduction of Stated Amount will have the effect of accelerating the amortization of such Class A CitiCertificates while, in the absence of Realized Losses, increasing the respective percentage interest in the Trust evidenced by the Class M and Class B CitiCertificates. Increasing the respective percentage interest of the Class M and Class B CitiCertificates relative to that of the Class A CitiCertificates is intended to preserve the availability of the subordination provided by the Class M and Class B CitiCertificates.

                              Scheduled payments on the Mortgage Loans will be
                                sufficient to make timely distributions of interest on the Offered CitiCertificates and to reduce the Stated Amount of each Class A Subclass, the Class M CitiCertificates and each Offered Class B Subclass to zero not later than its Last Scheduled Distribution Date set forth on the cover page hereof. See "DESCRIPTION OF CERTIFICATES--Distributions to
                                Certificateholders" in the Prospectus.

LAST SCHEDULED
  DISTRIBUTION DATE .........The Last Scheduled Distribution Date for the
                                Offered CitiCertificates coincides with the date on which the last distribution in respect of the Mortgage Loans is scheduled to be made. See "DESCRIPTION OF THE OFFERED CITICERTIFICATES-- Weighted Average Lives of the Offered CitiCertificates" in this Prospectus Supplement. Since the rate of payment (including prepayments) of principal on the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for the Offered CitiCertificates may be earlier, and could be substantially earlier, than the Last Scheduled Distribution Date.

                              The Offered CitiCertificates are subject to early
                                termination by CMSI as described under
                                "DESCRIPTION OF THE OFFERED CITICERTIFICATES-- Optional Termination" in this Prospectus Supplement.

PREPAYMENT AND YIELD
  CONSIDERATIONS ............The yield to maturity and weighted average lives of the Offered CitiCertificates will be
                                sensitive in varying degrees to, among other things, the rate of prepayment of the Mortgage Loans in the related Loan Group or Loan Groups, as applicable, the allocation of such prepayments to the CitiCertificates, and the timing and extent of losses, if any, allocated to the CitiCertificates. In general, when prevailing mortgage interests rates decline significantly below the interest rates on the Mortgage Loans, the prepayment rate on such Mortgage Loans is likely to increase, and when prevailing mortgage interest rates rise significantly above the interests rates on the Mortgage Loans, the prepayment rate on such Mortgage Loans is likely to decrease, although other economic, geographic and social factors also may influence the prepayment rate. The Mortgage Loans in the Pool generally have Note Rates that are significantly higher than prevailing mortgage interest rates. No representation is made as to whether the Mortgage Loans will prepay at any particular rate. See "DESCRIPTION OF THE OFFERED CITICERTIFICATES--Weighted Average Lives of the Offered CitiCertificates" and "--Prepayment and Yield Considerations" in this Prospectus Supplement.

                              The yield to maturity on the Offered Class B
                                CitiCertificates will be more sensitive to losses due to liquidations of the Mortgage Loans (and the timing thereof) than the Class A, Unoffered Class A-IO and Class M CitiCertificates, in the event that the Stated Amount of the Unoffered Class B CitiCertificates has been reduced to zero. The yield to maturity on the Class M CitiCertificates will be more sensitive to losses due to liquidations of the Mortgage Loans (and the timing thereof) than the Class A and Unoffered Class A-IO CitiCertificates in the event that the Stated Amount of the Class B CitiCertificates has been reduced to zero. See "DESCRIPTION OF THE OFFERED CITICERTIFICATES-- Prepayment and Yield Considerations" and "--Yield Considerations With Respect to the Offered Class B CitiCertificates" in this Prospectus Supplement.

                              The yield on the Class A-4 CitiCertificates, which
                                are expected to be offered at a substantial discount and which are not entitled to distributions in respect of interest, will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of prepayment on the Discount Mortgage Loans. A low rate of principal payments (including prepayments) on the Discount Mortgage Loans will have a negative effect and a high rate of principal payments (including prepayments) on the Discount Mortgage Loans will have a positive effect on the yield to investors in the Class A-4 CitiCertificates. Because payments on the Class A-4 CitiCertificates are directly related to the rate of principal payment on the Discount Mortgage Loans, the rate of principal payment on the Class A-4 CitiCertificates will be different and most likely will be slower than that of other Class A CitiCertificates. See "DESCRIPTION OF THE OFFERED CitiCertificates--Prepayment and Yield Considerations" and "--Sensitivity of the Class A-4 CitiCertificates" in this Prospectus Supplement.

                              AN INVESTOR THAT PURCHASES ANY OFFERED
                                CITICERTIFICATE AT A DISCOUNT, ESPECIALLY THE CLASS A-4 CITICERTIFICATES, SHOULD CAREFULLY CONSIDER THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS IN THE RELATED LOAN GROUP OR LOAN GROUPS, AS APPLICABLE, WILL RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN SUCH INVESTOR'S EXPECTED YIELD. AN INVESTOR THAT PURCHASES ANY OFFERED CITICERTIFICATE AT A PREMIUM SHOULD CONSIDER THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS IN THE RELATED LOAN GROUP OR LOAN GROUPS, AS APPLICABLE, WILL RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN SUCH INVESTOR'S EXPECTED YIELD.

THE MORTGAGE LOANS
 A. GENERAL .................The Mortgage Loans in the CB Loan Group and the NB
                                Loan Group will have mortgage rates ranging from 7.375% to 11.500% and 6.125% to 11.750%, respectively, per annum. The initial weighted average mortgage rate of the Mortgage Loans in the CB Loan Group and the NB Loan Group is expected to be at least 8.752% but no more than 9.152% per annum and at least 8.172% but no more than 8.572% per annum, respectively. The weighted average remaining term to maturity (after giving effect to all partial prepayments made on the Mortgage Loans prior to the Cut-off
                                Date) of the Mortgage Loans in the CB Loan Group and the NB Loan Group will be at least 261 months but no more than 267 months and at least 269 months but no more than 275 months, respectively.

                              The Mortgage Loans will consist of 20- to 30-year
                                fixed rate conventional mortgage loans
                                originated or acquired by CMI and will include loans secured by shares issued by cooperative housing corporations. Mortgage Loans acquired by CMI include Mortgage Loans originated or acquired by CFSB or originated by Citibank. See "DESCRIPTION OF THE POOL AND THE MORTGAGED PROPERTIES" in this Prospectus Supplement and "THE POOLS--Mortgage Loans" in the Prospectus for additional information concerning the Mortgage Loans.

B. CERTIFICATE ACCOUNT ......All payments received in respect of the Mortgage
                                Loans, beginning with the July 1998
                                distribution, will be remitted directly to a certificate account or accounts (the "Certificate Account ") to be established with the Trustee on the Closing Date. Such payments will be available for distribution in reduction of Stated Amount of and accrued interest on the CitiCertificates for the Distribution Date on which such funds are remitted to the Certificate Account.

ADVANCES ....................The Servicer intends to make advances in respect of delinquencies on the Mortgage Loans in an amount equal to the delinquent payments to the extent the Servicer determines that such advances will be recoverable from future payments and collections on the Mortgage Loans. The Servicer will contract with the Trustee (in its individual capacity and not as Trustee) for the limited purpose of providing for advances by the Trustee (in such individual capacity) in respect of delinquencies to the extent that the Servicer fails to make such advances. The Trustee (in such individual capacity) will make such advances to the extent it determines that such advances will be recoverable from future payments and collections on the related Mortgage Loans. Recoveries in respect of amounts advanced will be applied to reimbursement of the advances. On each Distribution Date, the Servicer and the Trustee will be entitled to withdraw funds from the Certificate Account (a) in reimbursement of all unreimbursed advances deemed by the Servicer or the Trustee, as the case may be, to be nonrecoverable and (b) in reimbursement of all other unreimbursed advances made by them, but only (in the case of clause
                                (b)) from funds not distributable to holders of CitiCertificates on such Distribution Date.

OPTIONAL TERMINATION ........Holders of CitiCertificates may receive final distributions in connection with a termination of the Trust made at the option of CMSI on any Distribution Date after which the Pool Adjusted Balance is less than 5% of the Initial Mortgage Loan Balance. The price paid by CMSI for the Trust property will generally equal the sum of
                                (i) 100% of the unpaid principal balance of the Mortgage Loans, together with accrued interest thereon at the NNRs on the respective Mortgage Loans, and (ii) the current appraised value of acquired property. Holders of the CitiCertificates, to the extent of funds available, will receive the unpaid Stated Amount of their CitiCertificates plus accrued and unpaid interest thereon. See "DESCRIPTION OF THE OFFERED CITICERTIFICATES--Optional Termination" in this Prospectus Supplement.

RECORD DATE .................The Record Date for each Distribution Date will be the close of business on the last day of the month preceding the month of the applicable Distribution Date.

CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES ..............The Offered CitiCertificates will be designated as regular interests in a REMIC and generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial Owners (or holders, in the case of the Class A-4 CitiCertificates, the Class M CitiCertificates and the Offered Class B CitiCertificates) of the Offered CitiCertificates will be required to report interest income on such Offered CitiCertificates in accordance with the accrual method of accounting. The Class A-4 CitiCertificates will be issued with original issue discount in an amount equal to the excess of their Initial Stated Amount over their issue price. It is anticipated that the Class A-1 and the Class A-2 CitiCertificates will be issued at a premium and that the Class A-3, Class M, Class B-1 and Class B-2 CitiCertificates will be issued with de minimis original issue discount for federal income tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--Taxation of CitiCertificates--Variable Rate
                                CitiCertificates" in the Prospectus.

                              The Prepayment Assumption on the Mortgage Loans,
                                as described in the Prospectus, that is to be used, among other things, in determining the rate of accrual of original issue discount is 400% of the Prepayment Model's (as defined herein) assumed prepayment rates. In addition, the weighted average remaining term to maturity (after giving effect to all partial prepayments made on the Mortgage Loans prior to the Cut-off
                                Date) of the Mortgage Loans was used in
                                determining the rate of principal payments for purposes of determining the rate of accrual of original issue discount. See "DESCRIPTION OF THE OFFERED CITICERTIFICATES--Weighted Average Lives of the Offered CitiCertificates" in this Prospectus Supplement. No representation is made as to the rate at which the Mortgage Loans will prepay.

                              The Offered CitiCertificates will be treated as
                                "loans . . . secured by an interest in real property which is . . . residential real property" and as "regular interests in a REMIC" for domestic building and loan associations, and "real estate assets" for real estate investment trusts, to the extent described in the Prospectus. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus.

CERTAIN ERISA
  CONSIDERATIONS ............A fiduciary that is investing or that could be deemed to be investing the assets of any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ( "ERISA "), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code ") (an "ERISA Plan ") or a governmental plan as defined in Section 3(32) of ERISA, subject to any federal, state or local law ( "Similar Law "), which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan "), should carefully review with its own legal advisors whether the purchase or holding of the Offered CitiCertificates could give rise to a transaction prohibited or otherwise impermissible under ERISA, the Code or Similar Law, and should carefully review the discussion in this Prospectus Supplement and the Prospectus under the caption "CERTAIN ERISA CONSIDERATIONS."

                              On May 24, 1990, the Department of Labor issued to
                                the Underwriter Prohibited Transaction Exemption PTE 90-30 (the "Exemption"), which Exemption generally was intended to apply to the purchase and holding by ERISA Plans of securities such as the Class A CitiCertificates, which represent beneficial interests in pass-through trusts that meet the requirements of the Exemption. The Exemption should apply to the acquisition, holding and resale of the Class A CitiCertificates by an ERISA Plan, provided that specified conditions (certain of which are described herein, including the condition that the ERISA Plan be an "accredited investor" (as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933)) are met. See "CERTAIN ERISA Considerations" in this Prospectus Supplement.

                              Neither the Exemption nor PTE 83-1 applies to the
                                purchase or holding of securities such as the Class M CitiCertificates and the Offered Class B CitiCertificates because such CitiCertificates are subordinated to the Class A and Unoffered Class A-IO CitiCertificates. Accordingly, Class M and Offered Class B CitiCertificates may not be transferred unless the transferee has delivered (i) a representation letter to the Trustee and the Issuer stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described herein, that the source of funds used to purchase the Class M or Offered Class B CitiCertificates is an "insurance company general account" or (ii) an opinion of counsel and other documentation as provided herein. See "RISK FACTORS FOR PURCHASERS OF CLASS M CITICERTIFICATES AND OFFERED CLASS B CITICERTIFICATES--Restrictions on Transfer" and "CERTAIN ERISA CONSIDERATIONS" in this Prospectus Supplement.

TRUSTEE .....................The Bank of New York.

CERTIFICATE RATINGS .........It is a condition of issuance of the Offered
                                CitiCertificates that the Class A
                                CitiCertificates (other than the Class A-4
                                CitiCertificates) be rated "AAA" by Standard & Poor's Ratings Group ( "S&P ") and Fitch IBCA, Inc. ( "Fitch "); the Class A-4 CitiCertificates be rated "AAAr" by S&P and "AAA" by Fitch; the Class M CitiCertificates be rated at least "AA" by S&P; the Class B-1 CitiCertificates be rated at least "A" by S&P; and the Class B-2 CitiCertificates be rated at least "BBB" by S&P. Ratings of the Offered CitiCertificates other than those indicated above have not been requested. However, there can be no assurance as to whether another rating agency will rate the Offered CitiCertificates, and, if so, what ratings would be assigned to the Offered CitiCertificates. The ratings so assigned may be lower than those indicated above.

                              The ratings of the Offered CitiCertificates should
                                be evaluated independently from similar ratings on other types of securities. The ratings do not address the possibility that as a result of prepayments holders of Offered CitiCertificates may receive a lower than anticipated yield. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The "r" symbol in certain S&P ratings is attached to highlight certificates that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. The absence of an "r" symbol should not be taken as an indication that a certificate will exhibit no volatility or variability in total return.

                             DESCRIPTION OF THE POOL
                          AND THE MORTGAGED PROPERTIES

     The Pool to be evidenced by the CitiCertificates will include Mortgage Loans evidenced by mortgage notes with an aggregate Adjusted Balance as of the Cut-Off Date of approximately $111,672,019. The approximate Adjusted Balances as of the Cut-Off Date for the CB Loan Group and the NB Loan Group are $22,399,352 and $89,272,667, respectively. These amounts are subject to a permitted upward or downward variance of up to 5.0%. None of the Mortgage Loans will be CitiMae Mortgage Loans. The CB Loan Group includes all Mortgage Loans which at their origination had a principal balance of $227,150 or less for a one family unit, $290,650 or less for a two family unit (except any Mortgage Loan secured by a condominium), $351,300 or less for a three family unit and $436,600 or less for a four family unit. The NB Loan Group includes all the Mortgage Loans in excess of the principal balances referred to above or any Mortgage Loan secured by a two family unit condominium.

     The "Adjusted Balance" of any Mortgage Loan as of the first day of any month is the scheduled principal balance thereof as of the close of business on such day (whether or not any scheduled payments have been received and before any adjustment to the related amortization schedule by reason of bankruptcy (other than a Deficient Valuation)), less any Principal Prepayments thereon or in respect thereof received or posted prior to the close of business on the business day preceding such first day (or, in the case of the Cut-Off Date, any Principal Prepayments thereon or in respect thereof received or posted prior to the close of business on the Cut-Off Date).

     A detailed description (the "Detailed Description") of the Mortgage Loans will be available at the time of issuance of the CitiCertificates. The Detailed Description will specify the Initial Mortgage Loan Balance as of the Cut-Off Date and will also set forth tables reflecting the following information regarding the Mortgage Loans in each Loan Group: years of origination, types of dwellings on the underlying properties, sizes of Mortgage Loans, loan-to-value ratios, mortgage rates and geographical distribution by state of the Mortgage Loans. The Detailed Description will also specify the Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the Cut-Off Date, the aggregate Initial Stated Amounts of the Class A CitiCertificates, the Class M CitiCertificates, the Offered Class B CitiCertificates, the Unoffered Class B CitiCertificates, and the Subordinated CitiCertificate Percentages and the Class M, Class B-1, Class B-2, Class B-3 and Class B-4 Subordination Percentages as of the Cut-Off Date. The information contained in the Detailed Description will be set forth in a report on Form 8-K which will be filed with the Commission within 15 days of the issuance of the CitiCertificates.

     The following paragraphs set forth detailed information as of the Cut-Off Date with respect to the Mortgage Loans expected to be in each Loan Group. To the extent that the Mortgage Loans differ from the descriptions contained herein, immaterial variances in such information may result with respect to the information presented below. The information first presented in each sentence relates to the CB Loan Group and the information presented second in each sentence relates to the NB Loan Group.

     The weighted average Note Rate of the Mortgage Loans in the applicable Loan Group as of the Cut-Off Date will be at least 8.752% but no more than 9.152% per annum and at least 8.172% but no more than 8.572% per annum. The Mortgage Loans in the applicable Loan Group will have Note Rates of at least 7.375% but no more than 11.500% per annum and at least 6.125% but no more than 11.750% per annum. The weighted average remaining term to maturity of the Mortgage Loans in the applicable Loan Group (after giving effect to all partial prepayments made on the Mortgage Loan prior to the Cut-Off Date) as of the Cut-Off Date will be at least 261 months but no longer than 267 months and at least 269 months but no longer than 275 months. All Mortgage Loans in each Loan Group have original maturities of 20 to 30 years. None of the Mortgage Loans in the applicable Loan Group will have been originated prior to June 1,1984 or after January 1, 1995 or prior to January 1, 1983 or after March 1, 1995. None of the Mortgage Loans will have a scheduled maturity later than January 1, 2025 or March 1, 2025.

     The Mortgage Loans in the applicable Loan Group will have the following additional characteristics as of the Cut-Off Date (expressed as a percentage of the aggregate Adjusted Balance of the Mortgage Loans having such characteristics relative to the initial mortgage loan balance of the related Loan Group):

     At least 35% and 45% of the Mortgage Loans in the applicable Loan Group will be Mortgage Loans originated using loan underwriting policies effective April 1, 1991 which require, among other things, proof of income and liquid assets and telephone verification of employment. See "LOAN UNDERWRITING POLICIES AND LOSS AND DELINQUENCY CONSIDERATIONS" in the Prospectus.

     At least 95% and 25% of the Mortgage Loans in the applicable Loan Group will be Mortgage Loans each having an Adjusted Balance of less than $250,000.

     At least 100% and 85% of the Mortgage Loans in the applicable Loan Group will be Mortgage Loans each having an Adjusted Balance of less than $500,000.

     No more than 0% and 15% of the Mortgage Loans in the applicable Loan Group will be Mortgage Loans each having an Adjusted Balance of at least $500,000 but less than $1,700,000.

     No more than 70% and 15% of the Mortgage Loans in the applicable Loan Group will have had loan-to-value ratios at origination in excess of 80%; no more than 5% of the Mortgage Loans in each Loan Group will have had loan-to-value ratios at origination in excess of 90% and none of the Mortgage Loans in each Loan Group will have had loan-to-value ratios at origination in excess of 95%. The weighted average loan-to-value ratio at origination of the Mortgage Loans in the applicable Loan Group as of the Cut-Off Date will be no more than 88% and 77%. For more information on Mortgage Loans having loan-to-value ratios at origination in excess of 80%, see "APPENDIX A: THE MORTGAGE LOANS AND CITIMORTGAGECERTIFICATES--The Mortgage Loans--General" in the Prospectus.

     At least 85% and 90% of the Mortgage Loans in the applicable Loan Group will be secured by one-family dwellings.

     No more than 45% and 15% of the Mortgage Loans in the applicable Loan Group will be secured by condominiums, townhouses, rowhouses and shares issued by cooperative housing corporations.

     No more than 5% and 10% of the Mortgage Loans in the applicable Loan Group will be secured by Mortgaged Properties located in any one zip code.

     No more than 45%, 35% and 15% and 45%, 25% and 10% of the Mortgage Loans in the applicable Loan Group will be secured by Mortgaged Properties located in California, New York and New Jersey, respectively. No more than 10% of the Mortgage Loans will be secured by Mortgaged Properties located in any other state.

     At least 90% of the Mortgage Loans in each Loan Group will be determined by the Issuer to be secured by a Mortgage on the primary residence of the borrower. No more than 5% of the Mortgage Loans in each Loan Group will be secured by investment properties. See "APPENDIX A: THE MORTGAGE LOANS AND
CITIMORTGAGECERTIFICATES--The Mortgage Loans--General" in the Prospectus.

     No more than 95% and 70% of the Mortgage Loans in the applicable Loan Group will be Converted Mortgage Loans.

     All Mortgage Loans having NNRs of less than 6.75% will be Discount Mortgage Loans and all Mortgage Loans having NNRs of 6.75% or greater will be Premium Mortgage Loans. All Discount Mortgage Loans are contained in the NB Loan Group. The aggregate Adjusted Balance outstanding, as of the Cut-off Date, of the Discount Mortgage Loans and the Premium Mortgage Loans in the NB Loan Group will be approximately $2,732,181 and $86,540,486, respectively. The weighted average Note Rate of the Discount Mortgage Loans and the Premium Mortgage Loans in the NB Loan Group, as of the Cut-off Date, will be approximately 6.50% and 8.43%, respectively. The weighted average remaining term to maturity (after giving effect to all partial prepayments made on the Mortgage Loans prior to the Cut-off Date) of the Discount Mortgage Loans and the Premium Mortgage Loans in the NB Group Loans, as of the Cut-off Date, will be approximately 296 months and 271 months, respectively.

     The weighted average remaining term to maturity (after giving effect to all partial prepayments made on the Mortgage Loans prior to the Cut-off Date) for the Mortgage Loans in the CB Loan Group, as of the Cut-of-Date, will be approximately 264 months and the weighted average Note Rate for the Mortgage Loans in the CB Loan Group, as of the Cut-off-Date, will be approximately 8.95%.

                                  RISK FACTORS
                   FOR PURCHASERS OF CLASS M CITICERTIFICATES
                      AND OFFERED CLASS B CITICERTIFICATES

     Investors should consider, among other things, the factors discussed below in connection with any purchase of Class M CitiCertificates and Offered Class B CitiCertificates.

SEASONED MORTGAGE LOANS

     Most of the Mortgage Loans are Converted Mortgage Loans. Each such Mortgage Loan was originated or acquired by CMI or its affiliates, generally based on underwriting standards applicable to mortgage loans securitized at that time by CMSI. However, in connection with the issuance of the CitiCertificates, the Mortgage Loans will not be re-underwritten to determine compliance with CMI's current underwriting standards. In addition, no procedures were or will be undertaken to determine whether the current values of the Mortgaged Properties are at or above their appraised value at origination or to determine the current physical condition of the Mortgaged Properties. See "DESCRIPTION OF THE POOL AND THE MORTGAGED PROPERTIES" herein. However, CMSI will be required in the Pooling Agreement to represent and warrant to the Trustee that, as of the date of the initial issuance of the CitiCertificates, the Mortgaged Properties are free of material damage and are in good repair. See "THE POOLING AND SERVICING AGREEMENT" in the Prospectus.

     All of the Mortgage Loans were originated at least three years prior to the Closing Date. Such seasoned Mortgage Loans may have higher current loan-to value ratios than at origination if the values of the related Mortgage Properties have declined in value disproportionately faster than the decline in the Adjusted Balances of such Mortgage Loans. No assurance can be given as to whether the values of the Mortgaged Properties have remained or will remain at the levels existing on the dates of origination of the related Mortgage Loans or have declined disproportionately faster than the decline in the Adjusted Balance of the Mortgage Loans. If a residential real estate market has experienced an overall decline in property value after the date of the Mortgage Loan's origination or experiences such decline after the Cut-off Date, or if the Mortgagors of such seasoned Mortgage Loans have suffered or suffer lower income or poorer credit histories than at the time of origination of the related Mortgage Loans, then the actual rates of delinquencies, foreclosures and losses could be higher, and possibly substantially higher, than the rates otherwise expected by an investor in the CitiCertificates.

SUBORDINATION

     The Class M CitiCertificates are subordinated in right of payments to the Class A and Unoffered Class A-IO CitiCertificates as described herein and the Offered Class B CitiCertificates are subordinated in right of payments to the Class A, Unoffered Class A-IO and Class M CitiCertificates as described herein. Further, the Offered Class B Subclasses are subordinated in right of payment to any Offered Class B Subclass with a lower numerical designation. Holders of the Class A and Unoffered Class A-IO CitiCertificates corresponding to each Loan Group will have a preferential right to receive out of the related Group Pool Distribution Amount for a Distribution Date, prior to any distribution being made on such date in respect of the Class M and Class B CitiCertificates, all distributions due on such Class A and Unoffered Class A-IO CitiCertificates. In addition, Realized Losses on the Mortgage Loans will be applied first to the Unoffered Class B CitiCertificates, second to the Class B-2 CitiCertificates, third to the Class B-1 CitiCertificates and fourth to the Class M CitiCertificates before being applied to the Class A CitiCertificates to the extent described below. See "DESCRIPTION OF THE OFFERED CITICERTIFICATES" in this Prospectus Supplement.

DELINQUENCIES AND ADVANCES

     The Servicer may, but is not obligated to, make advances in respect of delinquent scheduled payments of principal of or interest on the Mortgage Loans. The Servicer intends to make advances to the extent the Servicer determines the amounts of such advances will be recoverable from future payments and collections on the related Mortgage Loans. The Servicer will contract with the Trustee (in its individual capacity and not as Trustee) for the limited purpose of providing for advances by the Trustee (in such individual capacity) in respect of delinquencies to the extent that the Servicer fails to make any such advance. The Trustee (in such individual capacity) will make such advances to the extent it determines that such advances will be recoverable from future payments and collections on the related Mortgage Loans. To the extent that the Servicer and the Trustee (in such individual capacity) do not make such advances, the only source of cash for distributions to holders of CitiCertificates will be the Pool Distribution Amount.

ALLOCATION OF LOAN LOSSES

     Liquidated Loans: The applicable Non-PO Percentage of Realized Losses on the Mortgage Loans as a result of losses realized on Liquidated Loans will be allocated first to the Class B Subclasses in reverse numerical order up to the Stated Amount of each such Class B Subclass and accrued interest thereon, and then to the Class M CitiCertificates up to the Stated Amount thereof and accrued interest thereon. The applicable PO Percentage of Realized Losses will ultimately be allocated to the Class B Subclasses and the Class M CitiCertificates, in the manner described in the preceding sentence, by virtue of the right of the holders of Class A-4 CitiCertificates to receive reimbursement of PO Loss Amounts out of amounts otherwise distributable in reduction of Stated Amount of the Class B and Class M CitiCertificates. Generally, the Class CB and Class NB CitiCertificates (other than the Class A-4 CitiCertificates) will be entitled to receive the applicable Class A Prepayment Percentage of the applicable Non-PO Percentage of the principal portion of net liquidation proceeds and the Class A-4 CitiCertificates will be entitled to receive the applicable PO Percentage of the principal portion of net liquidation proceeds. After the Subordination Depletion Date, the applicable Non-PO Percentage of Realized Losses will be allocated among the Class A CitiCertificates (other than the Class A-4 CitiCertificates) corresponding to the Loan Group containing the Mortgage Loan which experienced the Realized Loss.

     Special Hazard Losses: Until the Special Hazard Termination Date, the applicable Non-PO Percentage of all Special Hazard Losses will reduce the Stated Amount of and accrued interest on the Class M and Class B CitiCertificates in the order of priority set forth in the preceding paragraph. The PO Percentage of such losses will ultimately be allocated to the Class B Subclasses in reverse numerical order and then the Class M CitiCertificates, as described in the third succeeding paragraph. After the Special Hazard Termination Date, the applicable Non-PO Percentage of the principal portion of Excess Special Hazard Losses will be allocated among the Class A Subclasses (other than the Class A-4 CitiCertificates) and the Class M and Class B CitiCertificates as described herein under "DESCRIPTION OF THE OFFERED CITICERTIFICATES--Subordination-- Allocation of Losses" and the PO Percentage of the principal portion of Excess Special Hazard Losses will be allocated to the Class A-4 CitiCertificates. Excess Special Hazard Losses are Special Hazard Losses in excess of the Special Hazard Loss Amount, which will initially be equal to approximately 3.67% of the Initial Mortgage Loan Balance.

     Fraud Losses: Until the Fraud Coverage Termination Date, the applicable Non-PO Percentage of all Fraud Losses will reduce the Stated Amount of and accrued interest on the Class M and Class B CitiCertificates in the order of priority set forth in the second preceding paragraph. After the Fraud Coverage Termination Date, the applicable Non-PO Percentage of the principal portion of Excess Fraud Losses will be allocated among the Class A Subclasses (other than the Class A-4 CitiCertificates) and the Class M and Class B CitiCertificates as described herein under "DESCRIPTION OF THE OFFERED CitiCertificates-- Subordination-- Allocation of Losses," and the PO Percentage of the principal portion of Excess Fraud Losses will be allocated to the Class A-4 CitiCertificates. Excess Fraud Losses are Fraud Losses in excess of the Fraud Loss Amount, which will initially be equal to approximately 2.00% of the Initial Mortgage Loan Balance.

     Bankruptcy Losses: Until the Bankruptcy Coverage Termination Date, the applicable Non-PO Percentage of all Bankruptcy Losses will reduce the Stated Amount of and accrued interest on the Class M and Class B CitiCertificates in the order of priority set forth in the third preceding paragraph. After the Bankruptcy Coverage Termination Date, the applicable Non-PO Percentage of the principal portion of Excess Bankruptcy Losses will be allocated among the Class A Subclasses (other than the Class A-4 CitiCertificates) and Class M and Class B CitiCertificates as described herein under "DESCRIPTION OF THE OFFERED CITICERTIFICATES--Subordination-- Allocation of Losses" and the PO Percentage of Excess Bankruptcy Losses will be allocated to the Class A-4 CitiCertificates. Excess Bankruptcy Losses are Bankruptcy Losses in excess of the Bankruptcy Loss Amount, which will initially be equal to approximately 0.09% of the Initial Mortgage Loan Balance.

     Until the Special Hazard Termination Date, Fraud Coverage Termination Date and Bankruptcy Coverage Termination Date, the applicable PO Percentage of Special Hazard Losses, Fraud Losses and Bankruptcy Losses will first be allocated to the Class B Subclasses in reverse numerical order and then to the Class M CitiCertificates by virtue of the right of the holders of the Class A-4 CitiCertificates to receive reimbursement of PO Loss Amounts out of amounts otherwise distributable in reduction of the Stated Amount of the Class B and Class M CitiCertificates.

     The exact amounts of Special Hazard Losses, Fraud Losses and Bankruptcy Losses to be allocated to the Class M and Class B CitiCertificates (in each case only prior to the related termination date) will be those amounts required by the rating agency (or rating agencies) rating the Offered CitiCertificates as a condition of the ratings set forth in "SUMMARY OF PROSPECTUS AND PROSPECTUS SUPPLEMENT--Certificate Ratings" in this Prospectus Supplement.

     The interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses will be allocated among the CitiCertificates as described herein under "DESCRIPTION OF THE OFFERED CITICERTIFICATES-- Distributions of Interest".

EFFECT OF LOSSES AND OTHER SHORTFALLS

     The ultimate payment to holders of Class M and Offered Class B CitiCertificates of the Stated Amount thereof is dependent upon the timing and the level of losses realized on the Mortgage Loans and other shortfalls in distributions on the Mortgage Loans. Special Hazard Losses (up to the Special Hazard Loss Amount), Fraud Losses (up to the Fraud Loss Amount) and Bankruptcy Losses (up to the Bankruptcy Loss Amount) and other Realized Losses on Liquidated Loans will be allocated first to the Unoffered Class B CitiCertificates, second to the Class B-2 CitiCertificates, third to the Class B-1 CitiCertificates and then to the Class M CitiCertificates until the Subordination Depletion Date.

     To the extent that all such amounts and shortfalls are allocated as described above, holders of the Class M and Offered Class B CitiCertificates may experience shortfalls in distributions of interest and may not receive distributions equal to the Initial Stated Amount of their CitiCertificates and may, depending on the purchase price of such CitiCertificates, suffer a reduction in yield or experience a loss on their investment in the Class M or Offered Class B CitiCertificates, as the case may be.

RESTRICTIONS ON TRANSFER

     Under current law, the purchase and holding of the Class M CitiCertificates and the Offered Class B CitiCertificates by or on behalf of a Plan may result in "prohibited transactions" within the meaning of ERISA and Code Section 4975 or Similar Law. A transfer of the Class M CitiCertificates and the Offered Class B CitiCertificates will not be registered by the Trustee unless the transferee (i) executes a representation letter in form and substance satisfactory to the Trustee stating either (a) that it is not, and is not acting on behalf of, any such Plan or using the assets of any such Plan to effect such purchase or (b) subject to certain conditions described herein, that the source of funds used to purchase the Class M or Offered Class B CitiCertificates is an "insurance company general account" or (ii) provides (A) an opinion of counsel in form and substance satisfactory to the Trustee and the Issuer that the purchase or holding of the Class M or Offered Class B CitiCertificates by or on behalf of such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code or Similar Law and will not subject the Servicer (or its designee), the Issuer or the Trustee to any obligation in addition to those undertaken in the Pooling Agreement and (B) such other opinions of counsel, officers' certificates and agreements as the Trustee and the Issuer may require in connection with such transfer.

LEGAL INVESTMENT

     Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Class M and the Offered Class B CitiCertificates. The Issuer makes no representations or warranties concerning whether the Class M or the Offered Class B CitiCertificates are legal investments under any federal or state law, regulation, rule or order of any court. The Offered Class B CitiCertificates will not constitute "mortgage related securities" within the meaning of SMMEA. The Class M CitiCertificates will qualify at issuance as "mortgaged related securities." Prospective investors are advised to consult their counsel as to qualification of the Class M and the Offered Class B CitiCertificates as legal investments under any such laws, regulations, rules and orders.

                   DESCRIPTION OF THE OFFERED CITICERTIFICATES

     The Offered CitiCertificates will be issued pursuant to the Pooling Agreement, a form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part. The Trustee will make available for inspection a copy of the Pooling Agreement (without attachments) to holders of CitiCertificates upon written request. Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Pooling Agreement and the CitiCertificates. Each Class A and Class M CitiCertificate at the time of issuance will qualify as a "mortgage related security" within the meaning of SMMEA and will retain such qualification so long as it is rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

     Distributions on the Offered CitiCertificates generally will be made by the Trustee by wire transfer (if wiring instructions are received from the Person entitled thereto) in the case of a holder of Offered CitiCertificates having an aggregate Initial Stated Amount of $1,000,000 or more, or by check or by such other means as the Person entitled thereto and the Trustee shall agree. Unless and until Definitive Certificates are issued, Cede, as nominee of DTC, will be the holder of the Book-Entry CitiCertificates. However, the final distribution in reduction of Stated Amount will be made only upon presentation and surrender of such CitiCertificate at the office of the Trustee. Payments will be made to or for the account of the Person entitled thereto or as specified by such Person in accordance with the terms of the Pooling Agreement.

     The Series 1998-5 REMIC Pass-Through Certificates (the "CitiCertificates:) will consist of the following Classes and Subclasses: (i) the Class A-1 CitiCertificates (the "Class CB CitiCertificates"), (ii) the Class A-2, Class A-3 and Class A-4 CitiCertificates, (the "Class NB CitiCertificates" together with the Class CB CitiCertificates, the "Class A CitiCertificates"), (iii) the Unoffered Class A-IO CB and Unoffered Class A-IO NB CitiCertificates (together, the "Unoffered Class A-IO CitiCertificates"), (iv) the Class M CitiCertificates,
(v) the Class B-1 and Class B-2 CitiCertificates, (vi) the Class B-3, Class B-4 and Class B-5 CitiCertificates and (vii) the Residual Certificates.

     Distributions of interest and principal on the Class CB CitiCertificates and the Class NB CitiCertificates will be based on interest and principal received or advanced with respect to the Group CB Loans and the Group NB Loans, respectively, except under certain limited circumstances described herein. Distributions of interest on the Unoffered Class A-IO CB CitiCertificates and Unoffered Class A-IO NB CitiCertificates will be based on interest payments on the Group CB Loans and Group NB Loans, respectively.

DISTRIBUTIONS OF INTEREST

     The amount of interest that will be distributable with respect to each Class A Subclass during each Interest Accrual Period is referred to herein as the "Class A Subclass Interest Amount" for such Class A Subclass. The Class A Subclass Interest Amount for each Class A Subclass (other than the Class A-4 CitiCertificates) will equal the interest accrued for each Interest Accrual Period at the applicable Stated Rate set forth on the cover page hereof on the Class A Subclass Stated Amount of such Class A Subclass, reduced by (i) the portion of any Non-Supported Interest Shortfall allocable to such Class A Subclass and (ii) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to such Class A Subclass as described below. The Class A-4 CitiCertificates will not bear interest. The sum of the Class A Subclass Interest Amounts for a particular Distribution Date is the "Class A Interest Amount."

     An amount of interest equal to the Unoffered Class A-IO Interest Amount will accrue on each Class of Unoffered Class A-IO CitiCertificates during each Interest Accrual Period. On each Distribution Date, to the extent funds are available, the Distributable Unoffered Class A-IO Interest Amount for each Class of Unoffered Class A-IO CitiCertificates will be distributed to the applicable Unoffered Class A-IO CitiCertificates.

     The amount of interest that will be distributable with respect to the Class M CitiCertificates during each Interest Accrual Period is referred to herein as the "Class M Interest Amount." The Class M Interest Amount will equal the interest accrued for an Interest Accrual Period at a rate of 6.75% per annum on the Class M Stated Amount, reduced by (i) the portion of any Non-Supported Interest Shortfall allocable to the Class M CitiCertificates and (ii) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to the Class M CitiCertificates as described below.

     The amount of interest that will be distributable with respect to each Offered Class B Subclass and each Unoffered Class B Subclass during each Interest Accrual Period is referred to herein, respectively, as the "Offered

Class B Subclass Interest Amount" and the "Unoffered Class B Subclass Interest Amount." The Offered and Unoffered Class B Subclass Interest Amount will equal the interest accrued for an Interest Accrual Period at the rate of 6.75% per annum on the Stated Amount of such Class B Subclass, in each case reduced by (i) the portion of any Non-Supported Interest Shortfall allocable to such Class B Subclass and (ii) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to such Class B Subclass as described below. The sum of the Offered Class B Subclass Interest Amounts as of any Distribution Date is the "Offered Class B Interest Amount" and the sum of the Unoffered Class B Subclass Interest Amounts as of any Distribution Date is the "Unoffered Class B Interest Amount." The sum of the Offered Class B Interest Amount and the Unoffered Class B Interest Amount for a particular Distribution Date is the "Class B Interest Amount."

     The "Class A Subclass Stated Amount" of a Class A Subclass (other than the Class A-4 CitiCertificates) as of any Distribution Date before the Subordination Depletion Date will be the Initial Stated Amount of such Class A Subclass less
(i) all amounts previously distributed to holders of CitiCertificates of such Class A Subclass in reduction of the Stated Amount of such Class A Subclass and
(ii) such Class A Subclass' share of the applicable Non-PO Percentage of the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses previously allocated to the Class A CitiCertificates (other than the Class A-4 CitiCertificates) in the manner described below under "--Subordination--Allocation of Losses." After the Subordination Depletion Date, the Class A Subclass Stated Amount of such Class A CitiCertificates may be subject to further reduction as described under "--Subordination--Allocation of Losses" and below.

     After the Subordination Depletion Date, the Class A Subclass Stated Amount of each Class A Subclass relating to the same Loan Group (other than in the case of the NB Loan Group, the Class A-4 CitiCertificates), may be subject to further reduction in an amount equal to such Class A Subclass' pro rata share of the difference, with respect to such Loan Group, if any, between (a) the sum of the Class A Subclass Stated Amounts of the Class A Subclasses related to the same Loan Group (other than, in the case of the NB Loan Group, the Class A Subclass Stated Amount of the Class A-4 CitiCertificates) as of such Distribution Date without regard to this provision and (b) in the case of the NB Loan Group the sum of the products of the applicable Non-PO Percentage of each Mortgage Loan in the NB Loan Group and the Adjusted Balance of such Mortgage Loan for the preceding Distribution Date (the "Non-PO Pool Adjusted Balance") or, in the case of the CB Loan Group, the CB Pool Adjusted Balance. Any pro rata allocation described in this paragraph will be made among the Class A Subclass within the NB Loan Group (other than the Class A-4 CitiCertificates) on the basis of their then outstanding Class A Subclass Stated Amount as of the preceding Distribution Date.

     The Class A Subclass Stated Amount of the Class A-4 CitiCertificates as of any Distribution Date will be equal to the difference between the NB Pool Adjusted Balance and the Non-PO Pool Adjusted Balance as of such date.

     With respect to each Distribution Date prior to the Subordination Depletion Date, the "PO Loss Amount" for such Distribution Date will equal the sum of (i) the difference, if any, between the Class A PO Principal Amount for such Distribution Date and the amount distributed in reduction of the Stated Amount of the Class A-4 CitiCertificates on such Distribution Date and (ii) the applicable PO Percentage of each Realized Loss (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses). On and after the Subordination Depletion Date, Available PO Loss Funds will be zero and will therefore not be available for reimbursement of PO Loss Amounts.

     The "Class A Stated Amount" as of any Distribution Date will be equal to the sum of the Class A Subclass Stated Amounts as of such date.

     The "Class M Stated Amount" as of any Distribution Date will be equal to the lesser of (a) the Initial Stated Amount of the Class M CitiCertificates less
(i) all amounts previously distributed to holders thereof in reduction of Stated Amount and (ii) such Class's pro rata share of the Non-PO Percentage of the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses previously allocated to the Class M CitiCertificates in the manner described below under "--Subordination--Allocation of Losses" and (b) the Pool Adjusted Balance minus the Class A Stated Amount, each as of the immediately preceding Distribution Date (after taking into account distributions in reduction of Stated Amount and the allocation of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses on such date).

     The "Offered Class B Subclass Stated Amount" of an Offered Class B Subclass as of any Distribution Date will be the lesser of (a) the Initial Stated Amount of such Offered Class B Subclass less (i) all amounts previously distributed to holders of CitiCertificates of such Offered Class B Subclass in reduction of the Stated Amount thereof and (ii) such Offered Class B Subclass's pro rata share of the Non-PO Percentage of the principal portion of Excess

Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses previously allocated to holders of the Class B CitiCertificates in the manner described below under "--Subordination--Allocation of Losses" and (b) the Pool Adjusted Balance minus the sum of the Class A Stated Amount and the Class M Stated Amount and, in the case of a particular Offered Class B Subclass, the aggregate Stated Amount of the Offered Class B Subclasses having a lower numerical designation, each as of the immediately preceding Distribution Date (after taking into account distributions in reduction of Stated Amount and the allocation of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses on such date). The "Offered Class B Stated Amount" as of any Distribution Date will be equal to the sum of the Offered Class B Subclass Stated Amounts as of such date.

     The "Unoffered Class B Subclass Stated Amount" of any Unoffered Class B Subclass as of any Distribution Date will be the lesser of (a) the Initial Stated Amount of such Unoffered Class B Subclass less (i) all amounts previously distributed to holders of CitiCertificates of such Unoffered Class B Subclass in reduction of the Stated Amount thereof and (ii) such Unoffered Class B Subclass's pro rata share of the applicable Non-PO Percentage of the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses previously allocated to holders of the Unoffered Class B CitiCertificates in the manner described below under "--Subordination-- Allocation of Losses" and (b) the Pool Adjusted Balance minus the sum of the Class A Stated Amount, the Class M Stated Amount, the Offered Class B Stated Amount and the Unoffered Class B Subclass Stated Amount of each Unoffered Class B Subclass with a lower numerical designation, each as of the immediately preceding Distribution Date (after taking into account distributions in reduction of Stated Amount and the allocation of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses on such date). The "Unoffered Class B Stated Amount" as of any Distribution Date will be the aggregate of the Unoffered Class B Subclass Stated Amounts as of such date. The "Class B Stated Amount" as of any Distribution Date will be the Pool Adjusted Balance less the sum of the Class A Stated Amount and the Class M Stated Amount and will equal the sum of the Offered Class B Stated Amount and the Unoffered Class B Stated Amount.

     With respect to any Distribution Date, the "Pool Adjusted Balance" will equal the aggregate Adjusted Balances of the Mortgage Loans as of such Distribution Date and the "CB Pool Adjusted Balance" and the "NB Pool Adjusted Balance" will equal the aggregate Adjusted Balances of the Mortgage Loans of the respective Loan Groups as of such Distribution Date.

     Interest shortfalls resulting from full or partial principal prepayments of Mortgage Loans ("Prepayment Interest Shortfalls") will be paid by the Servicer to the extent of the Compensating Cap on the related Distribution Date. The Compensating Cap is an amount for any Distribution Date equal to the lesser of
(a) the amount of the Servicing Fee received with respect to the related Distribution Date and (b) the product of (x) one-twelfth of the Pool Adjusted Balance as of the preceding Distribution Date and (y) 0.125%. The aggregate Prepayment Interest Shortfalls in excess of the Compensating Cap are herein referred to as "Non-Supported Interest Shortfalls." The Non-Supported Interest Shortfalls will be allocated between the two Loan Groups on a pro rata basis in accordance with the amount of Prepayment Interest Shortfalls incurred on the Mortgage Loans in each Loan Group for such Distribution Date. The Non-Supported Interest Shortfalls will then be allocated among the CitiCertificates in the same manner as the interest losses described in the next succeeding paragraph.

     The Class CB Percentage (as defined herein) (in the case of the Group CB Loans) or Class NB Percentage (as defined herein) (in the case of the Group NB Loans) of the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses with respect to a Mortgage Loan will be allocated among the holders of the Class CB CitiCertificates and the Unoffered Class A-IO CB CitiCertificates (in the case of the Group CB Loans) or the holders of the Class NB CitiCertificates and the Unoffered Class A-IO NB CitiCertificates (in the case of the Group NB Loans) in proportion to the amount of accrued interest that would have been payable to such CitiCertificates from the related Loan Group on such Distribution Date absent such reductions. The remainder of such reductions will be allocated among the holders of the Class M CitiCertificates and Class B CitiCertificates in proportion to the respective amount of the accrued interest that would have been payable to such CitiCertificates on such Distribution Date absent such reductions.

     Allocations of the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses) first to the Class B CitiCertificates in reverse numerical order, then to the Class M CitiCertificates and then to the Class A and Unoffered Class A-IO CitiCertificates will result from the priority of distributions first to the Class A and Unoffered Class A-IO CitiCertificateholders, then to the Class M CitiCertificateholders and then to the Class B CitiCertificateholders of the Pool Distribution Amount in accordance with the priorities described under "SUMMARY OF Prospectus--Priority of Distribution.

     On each Distribution Date, prior to the Subordination Depletion Date, on which the Group Pool Distribution Amount equals or exceeds the Class A Interest Amount plus the Distributable Unoffered Class A-IO Interest Amount for the CitiCertificates related to such Loan Group, distributions in respect of interest to each Class A Subclass related to such Loan Group will equal its Class A Subclass Interest Amount, and distributions in respect of interest to the Unoffered Class A-IO CitiCertificates related to such Loan Group will equal the Distributable Unoffered Class A-IO Interest Amount.

     In the unlikely event that, on any Distribution Date, the Group Pool Distribution Amount is less than the Class A Interest Amount plus the Distributable Unoffered Class A-IO Interest Amount for the Class A and Unoffered Class A-IO CitiCertificates related to such Loan Group, the amount of interest currently distributed on the Class A and Unoffered Class A-IO CitiCertificates related to such Loan Group will equal the Group Pool Distribution Amount and will be allocated among the Class A Subclasses and the Unoffered Class A-IO CitiCertificates related to such Loan Group pro rata in accordance with the Class A Subclass Interest Amounts and the Distributable Unoffered Class A-IO Interest Amount, respectively, for the Class A and Unoffered Class A-IO CitiCertificates related to such Loan Group (the shortfall allocable to each such Class A Subclass, its respective "Class A Subclass Interest Shortfall Amount", the aggregate amount of the shortfall allocable to the Class A Subclasses, the "Class A Unpaid Shortfall" and the shortfall allocated to each Class of Unoffered Class A-IO CitiCertificates, its "Unoffered Class A-IO Unpaid Interest Shortfall"). Any Class A Subclass Interest Shortfall Amount and Unoffered Class A-IO Unpaid Interest Shortfall will be added to the amount to be distributed to the related Class A Subclass and the Unoffered Class A-IO CitiCertificates, as applicable, on subsequent Distribution Dates to the extent that the applicable Group Pool Distribution Amount is sufficient therefor and, in the case of a Class A Subclass, the related Class A Subclass is then outstanding. No interest will accrue on the unpaid Class A Subclass Interest Shortfall Amounts or Unoffered Class A-IO Unpaid Interest Shortfall. See "SUMMARY OF PROSPECTUS AND PROSPECTUS SUPPLEMENT--Priority of Distributions" herein. Because the Class A Interest Amount for the Class A CitiCertificates of a related Loan Group is generally dependent on the cash flows for the Mortgage Loans in such Loan Group, it is possible that on a Distribution Date shortfalls in Class A Subclass Interest Amounts on the Class A CitiCertificate related to one Loan Group may exist while the Subordinate CitiCertificates may receive distributions of interest from the cash flows for the Mortgage Loans in the other Loan Group, particularly when the prepayment rate on the Mortgage Loans is low.

     On each Distribution Date on which the applicable Group Pool Distribution Amount exceeds the Class A Interest Amount plus the Distributable Unoffered Class A-IO Interest Amount for the Class A and Unoffered Class A-IO CitiCertificates related to such Loan Group, any excess will then be allocated first to pay previously unpaid Class A Subclass Interest Shortfall Amounts of outstanding Class A Subclasses and the Unoffered Class A-IO Unpaid Interest Shortfall of the Unoffered Class A-IO CitiCertificates related to such Loan Group. Such amounts will be allocated among the then outstanding Class A Subclasses and the Unoffered Class A-IO CitiCertificates related to such Loan Group pro rata in accordance with the respective unpaid Class A Subclass Interest Shortfall Amounts and Unoffered Class A-IO Unpaid Interest Shortfall immediately prior to such Distribution Date. See "SUMMARY OF PROSPECTUS AND PROSPECTUS SUPPLEMENT--Priority of Distributions" herein.

     On each Distribution Date on which the Pool Distribution Amount equals or exceeds the sum of (i) the Class M Interest Amount and (ii) all amounts senior in priority of payment to the Class M Interest Amount based on the priorities described under "SUMMARY OF PROSPECTUS AND PROSPECTUS SUPPLEMENT--Priority of Distributions", distributions in respect of interest to the Class M CitiCertificates will equal the Class M Interest Amount.

     If, on any Distribution Date, the Pool Distribution Amount is less than the sum of (i) the Class M Interest Amount and (ii) all amounts senior in priority of payment to such amount, the amount of interest currently distributed on the Class M CitiCertificates will equal the Pool Distribution Amount, net of all amounts distributable with a higher order of priority as provided above under "SUMMARY OF PROSPECTUS AND PROSPECTUS SUPPLEMENT--Priority of Distributions", such shortfall (the "Class M Unpaid Interest Shortfall") will be added to the amount to be distributed to Class M CitiCertificates on subsequent Distribution Dates to the extent that the Pool Distribution Amount is sufficient therefor and the related Class M CitiCertificates are then outstanding. No interest will accrue on any Class M Unpaid Interest Shortfall.

     On each Distribution Date on which the Pool Distribution Amount equals or exceeds the sum of (i) the Offered Class B Subclass Interest Amount for an Offered Class B Subclass and (ii) all amounts senior in priority of payment to the Offered Class B Subclass Interest Amount based on the priorities described under "SUMMARY OF PROSPECTUS AND

PROSPECTUS SUPPLEMENT--Priority of Distributions," distributions in respect of interest to such Offered Class B Subclass will equal its Offered Class B Subclass Interest Amount.

     If, on any Distribution Date, the Pool Distribution Amount is less than the sum of (i) the Class B-1 Interest Amount and (ii) all amounts senior in priority of payment to such amount, the amount of interest currently distributed on the Class B-1 CitiCertificates will equal the Pool Distribution Amount, net of all amounts distributable with a higher order of priority as provided above under "SUMMARY OF PROSPECTUS AND PROSPECTUS SUPPLEMENT--Priority of Distributions", such shortfall (the "Class B-1 Unpaid Interest Shortfall") will be added to the amount distributable to the holders of the Class B-1 CitiCertificates on subsequent Distribution Dates to the extent that the Pool Distribution Amount is sufficient therefor and the related Class B-1 CitiCertificates are then outstanding.

     If, on any Distribution Date, the Pool Distribution Amount is less than the sum of (i) the Class B-2 Interest Amount and (ii) all amounts senior in priority of payment to such amount, the amount of interest currently distributed on the Class B-2 CitiCertificates will equal the Pool Distribution Amount, net of all amounts distributable with a higher order of priority as provided above under "SUMMARY OF PROSPECTUS AND PROSPECTUS SUPPLEMENT--Priority of Distributions", such shortfall (the "Class B-2 Unpaid Interest Shortfall") will be added to the amount distributable to the holders of the Class B-2 CitiCertificates on subsequent Distribution Dates to the extent that the Pool Distribution Amount is sufficient therefor and the related Class B-2 CitiCertificates are then outstanding.

     No interest will accrue on the amount of any Class B-1 or Class B-2 Unpaid Interest Shortfall. The Class B-1 Unpaid Interest Shortfall and Class B-2 Unpaid Interest Shortfall are also collectively referred to as the "Offered Class B Subclass Unpaid Interest Shortfall."

     If on any Distribution Date the Pool Distribution Amount is less than the sum of all amounts distributable on the Class A, Unoffered Class A-IO, Class M and Class B-1 CitiCertificates based on the priorities described under "SUMMARY OF PROSPECTUS AND PROSPECTUS SUPPLEMENT--Priority of Distributions", then the Class B-2 CitiCertificates and the Unoffered Class B CitiCertificates will not be entitled to receive any amounts in respect of interest or principal. If, on any Distribution Date, the Pool Distribution Amount is less than the sum of all amounts distributable on the Class A, Unoffered Class A-IO, Class M, Class B-1 and Class B-2 CitiCertificates based on the priorities described under "SUMMARY OF PROSPECTUS AND PROSPECTUS SUPPLEMENT--Priority of Distributions", then the Unoffered Class B CitiCertificates will not be entitled to receive any amounts in respect of interest or principal. If, on any Distribution Date, the Pool Distribution Amount is less than the sum of all amounts distributable on the Class A and Unoffered Class A-IO CitiCertificates based on the priorities described under "SUMMARY OF PROSPECTUS AND PROSPECTUS SUPPLEMENT--Priority of Distributions", then the Class M and Class B CitiCertificates will not be entitled to receive any amounts in respect of interest or principal.

DISTRIBUTIONS IN REDUCTION OF STATED AMOUNT

     In addition to the two Loan Groups, the Mortgage Loans within the NB Loan Group will be further divided into two groups: the "Discount Mortgage Loans," which will be comprised of all Mortgage Loans with Note Rates, net of the Servicing Fee (in each case, the "NNR"), of less than 6.75% and the "Premium Mortgage Loans," which will be comprised of all Mortgage Loans with NNRs equal to or greater than 6.75%. The CB Loan Group contains no Discount Mortgage Loans.

     Prior to the Subordination Depletion Date, distributions in reduction of Stated Amount of the Class CB CitiCertificates and the Class NB CitiCertificates will be made on each Distribution Date based on the payments of principal received from the related Loan Group except under certain limited circumstances. Amounts distributed in reduction of Stated Amount of any Class A Subclass will be allocated pro rata among all CitiCertificates of such Class A Subclass.

     The Class M CitiCertificates will be entitled to receive, on each Distribution Date, an amount up to the Class M Optimal Distribution Amount for each date, subject to the priorities and conditions set forth above under "SUMMARY OF PROSPECTUS AND PROSPECTUS SUPPLEMENT--Priority of Distributions." The "Class M Optimal Distribution Amount" for each Distribution Date shall equal the sum of (i) the Class M Interest Amount, (ii) the Class M Unpaid Interest Shortfall and (iii) the Class M Optimal Principal Amount.

     The Class B CitiCertificates will be entitled, on each Distribution Date, to the remaining portion, if any, of the applicable Pool Distribution Amount, after payment of the amounts senior in priority as described under "SUMMARY OF PROSPECTUS AND PROSPECTUS SUPPLEMENT--Priority of Distributions" for such date. Amounts so distributed to Class B CitiCertificateholders will not be available to cover delinquencies or Realized Losses in respect of subsequent Distribution Dates.

     Holders of the CitiCertificates of each Offered Class B Subclass will be entitled to receive, on each Distribution Date, an amount up to the Offered Class B Subclass Optimal Distribution Amount for such Class B Subclass for such date, subject to the priorities and conditions set forth above under "SUMMARY OF PROSPECTUS AND PROSPECTUS SUPPLEMENT--Priority of Distributions". The "Offered Class B Subclass Optimal Distribution Amount" for each Distribution Date for each Class B Subclass shall equal the sum of (i) the Offered Class B Subclass Interest Amount for such Class B Subclass, (ii) the Offered Class B Subclass Unpaid Interest Shortfall for such Class B Subclass and (iii) the Offered Class B Subclass Optimal Principal Amount for such Class B Subclass. The aggregate of the Offered Class B Subclass Optimal Distribution Amounts is the "Offered Class B Optimal Distribution Amount."

     Prior to the Subordination Depletion Date, holders of the Class A-4 CitiCertificates will be entitled to receive on each Distribution Date, to the extent of the Group NB Pool Distribution Amount remaining after payment of the Class A Interest Amount, the Distributable Unoffered Class A-IO Interest Amount, any unreimbursed Class A Unpaid Interest Shortfall and any unreimbursed Unoffered Class A-IO Unpaid Interest Shortfall for the Class NB CitiCertificates and Unoffered Class A-IO NB CitiCertificates, a distribution in reduction of their Stated Amount in an amount equal to the Class A PO Principal Amount. The "Class A PO Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of (i) the applicable PO Percentage of (A) all scheduled payments of principal due on each outstanding Mortgage Loan in the NB Loan Group (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust) on the first day of the month in which the Distribution Date occurs, less (B) if the Bankruptcy Coverage Termination Date has occurred, the principal portion of Debt Service Reductions, (ii) the applicable PO Percentage of the Adjusted Balance of each Mortgage Loan in the NB Loan Group which, during the month preceding the month of such Distribution Date was repurchased by the Issuer, as described in "APPENDIX A: THE MORTGAGE LOANS AND CITIMORTGAGECERTIFICATES-- Assignment of Loans" in the Prospectus, (iii) the applicable PO Percentage of the aggregate net Liquidation Proceeds on all Mortgage Loans in the NB Loan Group that became Liquidated Loans during such preceding month, less the amounts allocable to principal of any unreimbursed advances previously made by the Servicer or the Trustee with respect to such Liquidated Loans and the portion of the net Liquidation Proceeds allocable to interest, (iv) the applicable PO Percentage of the Adjusted Balance of each Mortgage Loan in the NB Loan Group which was the subject of a principal prepayment in full during the month preceding the month of such Distribution Date and (v) the applicable PO Percentage of all partial principal prepayments received by the Servicer in the month preceding the month in which such Distribution Date occurs. In addition, holders of the Class A-4 CitiCertificates will be entitled to reimbursement, up to an amount equal to the Pool Distribution Amount for any Distribution Date remaining after the payment of the Class A Interest Amount, the Distributable Unoffered Class A-IO Interest Amount, any Class A Unpaid Interest Shortfalls, any Unoffered Class A-IO Unpaid Interest Shortfalls, the Group Non-PO Principal Amount with respect to both the Class CB CitiCertificates and the Class NB CitiCertificates, the Class A PO Principal Amount, any Cross Over Payments, the Class M Interest Amount and the Class B Interest Amount in accordance with the priorities described under "SUMMARY OF PROSPECTUS AND PROSPECTUS SUPPLEMENT-- Priority of Distribution" (the "Available PO Loss Funds"), of the "Unpaid PO Loss Amounts", which shall equal the difference between (a) the sum of the PO Loss Amounts for that and prior Distribution Dates and (b) amounts distributed in reimbursement of Unpaid PO Loss Amounts on all prior Distribution Dates. Any Available PO Loss Funds applied to pay Unpaid PO Loss Amounts will first reduce the amount otherwise distributable in reduction of Stated Amount of the Class B Subclasses in reverse numerical order, and then will reduce the amount otherwise distributable in reduction of the Class M Stated Amount.

     Holders of the Class CB CitiCertificates and the Class NB CitiCertificates (other than the Class A-4 CitiCertificates) will be entitled to receive on each Distribution Date, to the extent of the applicable Group Pool Distribution Amount remaining after payment of the Class A Interest Amount, the Distributable Unoffered Class A-IO Interest Amount and any unreimbursed Class A and Unoffered Class A-IO Unpaid Interest Shortfalls for the Class A CitiCertificates and Unoffered Class A-IO CitiCertificates in the related Loan Group, a distribution in reduction of the Stated Amount for the Class A CitiCertificates related to each Loan Group for the related CitiCertificates in an amount equal to the Group Non-PO Principal Amount for such Class A CitiCertificates. The "Group Non-PO Principal Amount" for the Class CB CitiCertificates or the Class NB CitiCertificates with respect to each Distribution Date will be an amount equal to the sum of (i) the applicable Class A Percentage of the applicable Non-PO Percentage of (A) all scheduled payments of principal due on each outstanding Mortgage Loan in the related Loan Group (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust) on the first day of the month in which the Distribution Date occurs, less (B) if the Bankruptcy Coverage Termination Date has occurred, the principal portion of Debt Service Reductions, (ii) the applicable Class A Prepayment Percentage of the applicable Non-PO Percentage of the Adjusted Balance of each Mortgage Loan in the related Loan Group which, during the month preceding the month of such Distribution Date was repurchased by the Issuer, as described in "APPENDIX A: THE MORTGAGE LOANS AND CITIMORTGAGE CERTIFICATES-- Assignment of Loans" in the Prospectus, (iii) the applicable Class A Prepayment Percentage of the applicable Non-PO Percentage of the aggregate net Liquidation Proceeds on all Mortgage Loans in the related Loan Group that became Liquidated Loans during such preceding month, less the amounts allocable to principal of any unreimbursed advances previously made by the Servicer or the Trustee with respect to such Liquidated Loans and the portion of the net Liquidation Proceeds allocable to interest, (iv) the applicable Class A Prepayment Percentage of the applicable Non-PO Percentage of the Adjusted Balance of each Mortgage Loan in the related Loan Group which was the subject of a principal prepayment in full during the month preceding the month of such Distribution Date and (v) the applicable Class A Prepayment Percentage of the applicable Non-PO Percentage of all partial principal prepayments received by the Servicer in the month preceding the month in which such Distribution Date occurs. In addition, on any Distribution Date, the Class CB CitiCertificates and the Class NB CitiCertificates (other than the Class A-4 CitiCertificates) may be entitled to distributions in reduction of Stated Amount as described in "--Cross Collaterizations" below.

     With respect to each Discount Mortgage Loan, the "PO Percentage" is equal to a fraction, expressed as a percentage, the numerator of which is 6.75% minus the NNR of such Mortgage Loan and the denominator of which is 6.75%; with respect to each Premium Mortgage Loan, the PO Percentage is 0%. With respect to each Mortgage Loan, the "Non-PO Percentage" is equal to 100% minus the related PO Percentage; therefore, for each Premium Mortgage Loan the Non-PO Percentage is 100%.

     Since all the Discount Mortgage Loans are contained in the NB Loan Group, the PO Percentage for the CB Loan Group will be 0% and the Non-PO Percentage for the CB Loan Group will be 100% for every Distribution Date.

     On each Distribution Date prior to the Subordination Depletion Date, distributions in reduction of Stated Amount of the Class A CitiCertificates will be allocated on each Distribution Date as follows: (A) an amount equal to the lesser of (a) the CB Group Pool Distribution Amount less the amounts described in (a)(1) through (a)(3) in "SUMMARY OF PROSPECTUS AND PROSPECTUS SUPPLEMENT-- Priority of Distributions" and (b) the Group Non-PO Principal Amount for the Class CB CitiCertificates will be allocated to the Class A-1 CitiCertificates until the Stated Amount thereof has been reduced to zero; (B) an amount equal to the lesser of (a) the NB Group Pool Distribution Amount less the amounts described in clauses (b)(1) through (b)(3) in "SUMMARY OF PROSPECTUS AND PROSPECTUS SUPPLEMENT--Priority of Distributions" and (b) the Group Non-PO Principal Amount for the Class NB CitiCertificates (other than the Class A-4 CitiCerticates) and the Class A PO Principal Amount will be allocated (i) to the Class A-4 CitiCertificates in an amount up to the Class A PO Principal Amount until the Stated Amount thereof has been reduced to zero, (ii) to the Class A-2 CitiCertificates until the Stated Amount thereof has been reduced to zero and
(iii) to the Class A-3 CitiCertificates until the Stated Amount thereof has been reduced to zero.

     Upon the Subordination Depletion Date, the distribution referred to in (B) above will not be made in such manner; but, instead, the Class A PO Principal Amount, to the extent actually received, will be distributed as described under "Summary of Prospectus and Prospectus Supplement--Priority of Distributions" and the NB Group Pool Distribution Amount less all interest payments and payments to the Class A-4 CitiCertificates shall be allocated among the Class NB CitiCertificates (other than the Class A-4 CitiCertificates) pro rata based on the related Class A Subclass Stated Amounts.

     The principal balance of the Class A CitiCertificates will be reduced on any Distribution Date by each Class A Subclass's share of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses. See "--Subordination" below.

     The "Class M Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of (i) the applicable Class M Percentage of the applicable Non-PO Percentage of (A) all scheduled payments of principal due on each outstanding Mortgage Loan in the related Loan Group (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust) on the first day of the month in which the Distribution Date occurs, less (B) if the Bankruptcy Coverage Termination Date has occurred, the principal portion of Debt Service Reductions, (ii) the applicable Class M Prepayment Percentage of the applicable Non-PO Percentage of the Adjusted Balance of each Mortgage Loan in the related Loan Group which, during the month preceding the month of such Distribution Date, was repurchased by the Issuer, as described in "APPENDIX A: THE MORTGAGE LOANS AND CITIMORTGAGE CERTIFICATES--Assignment of

Loans" in the Prospectus, (iii) the applicable Class M Prepayment Percentage of the applicable Non-PO Percentage of the aggregate net Liquidation Proceeds on all Mortgage Loans in the related Loan Group that became Liquidated Loans during such preceding month, less the amounts allocable to principal of any unreimbursed advances previously made by the Servicer or the Trustee with respect to such Liquidated Loans and the portion of the net Liquidation Proceeds allocable to interest, (iv) the applicable Class M Prepayment Percentage of the applicable Non-PO Percentage of the Adjusted Balance of each Mortgage Loan in the related Loan Group which was the subject of a principal prepayment in full during the month preceding the month of such Distribution Date and (v) the applicable Class M Prepayment Percentage of the applicable Non-PO Percentage of all partial principal prepayments for the Mortgage Loans in the related Loan Group received by the Servicer in the month preceding the month in which such Distribution Date occurs.

     The "Offered Class B Subclass Optimal Principal Amount" with respect to each Distribution Date for a particular Class B Subclass will be an amount equal to the sum of (i) the applicable Offered Class B Subclass Percentage for such Class B Subclass of the applicable Non-PO Percentage of (A) all scheduled payments of principal due on each outstanding Mortgage Loan in the related Loan Group (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust) on the first day of the month in which the Distribution Date occurs, less
(B) if the Bankruptcy Coverage Termination Date has occurred, the principal portion of Debt Service Reductions, (ii) the applicable Offered Class B Subclass Prepayment Percentage for such Offered Class B Subclass of the applicable Non-PO Percentage of the Adjusted Balance of each Mortgage Loan in the related Loan Group which, during the month preceding the month of such Distribution Date was repurchased by the Issuer, (iii) the applicable Offered Class B Subclass Prepayment Percentage for such Offered Class B Subclass of the applicable Non-PO Percentage of the aggregate net Liquidation Proceeds on all Mortgage Loans in the related Loan Group that became Liquidated Loans during such preceding month, less the amounts allocable to principal of any unreimbursed advances previously made by the Servicer or the Trustee with respect to such Liquidated Loans and the portion of the net Liquidation Proceeds allocated to interest, (iv) the applicable Offered Class B Subclass Prepayment Percentage for such Offered Class B Subclass of the applicable Non-PO Percentage of the Adjusted Balance of each Mortgage Loan in the related Loan Group which was the subject of a principal prepayment in full during the month preceding the month of such Distribution Date and (v) the applicable Offered Class B Subclass Prepayment Percentage for such Offered Class B Subclass of the applicable Non-PO Percentage of all partial principal prepayments for the Mortgage Loans in the related Loan Group received by the Servicer in the month preceding the month in which such Distribution Date occurs.

     In addition to the foregoing, in the event that there is any recovery of an amount in respect of principal which had previously been allocated as a Realized Loss, the amount of such recovery will be allocated among the then outstanding CitiCertificates first to the Class A CitiCertificates, to the extent, in the manner and up to the amount of any unreimbursed Realized Losses allocated to such Class A CitiCertificates, then to the Class M CitiCertificates and then to the Class B CitiCertificates. As among the Class B Subclasses, the amount of the recovery remaining after any allocation thereof to the Class A and Class M CitiCertificates will be allocated first to the Class B-1 CitiCertificates, second to the Class B-2 CitiCertificates, in each case to the extent and up to the amount of any unreimbursed Realized Losses allocated to such Class B Subclass, and then, in like manner, to the remaining Class B Subclasses.

     A "Liquidated Loan" is a Mortgage Loan with respect to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received or the Issuer has accepted payment by a Mortgagor in consideration for the release of the Mortgage in an amount equal to less than the outstanding principal balance of the Mortgage Loan as a result of a determination that liquidation expenses for such Mortgage Loan would exceed the amount by which the cash portion of such payment is less than the outstanding principal balance of such Mortgage Loan.

     A "Liquidated Loan Loss" on a Liquidated Loan is equal to the excess, if any, of (i) the unpaid principal balance of such Liquidated Loan, plus interest thereon in accordance with the amortization schedule at the Note Rate through the last day of the month in which such Mortgage Loan was liquidated, over (ii) net Liquidation Proceeds. For purposes of calculating the amount of any Liquidated Loan Loss, all net Liquidation Proceeds (after reimbursement to the Servicer and the Trustee for any previously unreimbursed related advances and related liquidation expenses) will be applied first to accrued interest and then to the unpaid principal balance of the Liquidated Loan. "Liquidation Proceeds" are all amounts received by the Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof. A "Special Hazard Loss" is a Liquidated Loan Loss occurring as a result of a Special Hazard. "Special Hazards" are all risks of direct physical loss or damage which occur from any cause excluding (a) the extraordinary events referred to in the last paragraph under "--Subordination--Allocation of Losses" and (b) any risk of direct physical loss or damage that is insured against under either (i) the Mortgagor's homeowner's policy, fire insurance policy, flood insurance (if otherwise required) and extended coverage policies (if any), as required to be maintained pursuant to the applicable Mortgage Loan or (ii) hazard insurance with respect to such Mortgaged Property which is required to be maintained by the Servicer under the Pooling Agreement. A "Fraud Loss" is a Liquidated Loan Loss incurred on a Liquidated Loan as to which there was fraud in the origination of such Mortgage Loan. A "Bankruptcy Loss" is a loss attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the interest rate on a Mortgage Loan or an extension of its maturity. A "Debt Service Reduction" means a reduction in the amount of monthly payments due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. A "Deficient Valuation" with respect to a Mortgage Loan means a valuation by a court of the Mortgaged Property in an amount less than the outstanding indebtedness under the Mortgage Loan or any reduction in the amount of monthly payments that result in a permanent forgiveness of principal, which valuation or reduction results from a bankruptcy proceeding. Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and Bankruptcy Losses are referred to herein as "Realized Losses."

     The "Class CB Percentage" and "Class NB Percentage" (each, a "Class A Percentage") for any Distribution Date occurring prior to the Subordination Depletion Date is the percentage, which in no event will exceed 100%, obtained by dividing the Class A Subclass Stated Amounts of the Class CB CitiCertificates or the sum of the Class A Subclass Stated Amounts of the Class NB CitiCertificates (after subtracting the Class A Subclass Stated Amount of the Class A-4 CitiCertificates) as the case may be (the "Non-PO Class A Amount") by the CB Pool Adjusted Balance, in the case of the CB Loan Group, or the Non-PO Pool Adjusted Balance of the Mortgage Loan in the case of the NB Loan Group, both as of the immediately preceding Distribution Date (after taking into account distributions in reduction of Stated Amount and the allocation of any losses on such date). The Class CB Percentage and Class NB Percentage for the first Distribution Date is expected to be between 93.00% and 95.00% and 92.99% and 94.99%, respectively. The Class A Percentage related to each Loan Group will decrease as a result of the allocation of certain unscheduled payments in respect of principal according to the applicable Class A Prepayment Percentage for a specified period to the related Class A CitiCertificates and will increase as a result of the allocation of Realized Losses to the Subordinated CitiCertificates.

     The "Class A Prepayment Percentage" for the Class NB CitiCertificates and the Class CB CitiCertificates for any Distribution Date occurring during the five years beginning on the first Distribution Date will, except as provided below, equal 100%. Thereafter, each Class A Prepayment Percentage for the Class A CitiCertificates will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Class A CitiCertificates related to both Loan Groups (other than the Class A-4 CitiCertificates) while, in the absence of Realized Losses, increasing the respective interest in the Trust evidenced by the Class M and Class B CitiCertificates. Increasing the respective interest of the Class M and Class B CitiCertificates relative to that of the Class A CitiCertificates is intended to preserve the availability of the subordination provided by the Class M and Class B CitiCertificates. See "--Subordination" below.

     The Class A Prepayment Percentage for the Class NB CitiCertificates or the Class CB CitiCertificates for any Distribution Date occurring during the periods set forth below will be as follows:

   PERIOD (DATES INCLUSIVE)        CLASS A PREPAYMENT PERCENTAGE
   ------------------------        -----------------------------
July 2003-June 2004 ........ The related Class A Percentage plus 70% of the applicable Subordinated CitiCertificate Percentage

July 2004-June 2005 ........ The related Class A Percentage plus 60% of the applicable Subordinated CitiCertificate Percentage

July 2005-June 2006 ........ The related Class A Percentage plus 40% of the applicable Subordinated CitiCertificate Percentage

July 2006-June 2007 ........ The related Class A Percentage plus 20% of the applicable Subordinated CitiCertificate Percentage

July 2007 and thereafter ... The related Class A Percentage

     Notwithstanding the foregoing, if the related Class A Percentage on any Distribution Date exceeds the initial related Class A Percentage, the related Class A Prepayment Percentage for such Distribution Date will once again equal 100%. See "--Prepayment and Yield Considerations" herein and "PREPAYMENT AND YIELD CONSIDERATIONS" in the Prospectus.

     In addition, no reduction of either Class A Prepayment Percentage will occur on a Distribution Date unless the following tests (the "Reduction Tests") are satisfied: (i) as of the first Distribution Date as to which any such reduction applies, either (A) the Adjusted Balance of the Mortgage Loans in both Loan Groups delinquent 60 days or more (including, for this purpose, Mortgage Loans in foreclosure and real estate owned by the Trust as a result of Mortgagor default) averaged over the last six months, as a percentage of the sum of the Class M Stated Amount and the Class B Stated Amount averaged over the last six months, is less than 50% or (B) the Adjusted Balance of such delinquent Mortgage Loans in both Loan Groups averaged over such period, as a percentage of the Adjusted Balance of all Mortgage Loans averaged over such period, is less than 2%, and (ii) cumulative Realized Losses with respect to the Mortgage Loans in both Loan Groups are less than (a) with respect to each Distribution Date in July 2003 through June 2004, inclusive, 30% of the aggregate Initial Stated Amount of the Class M and Class B CitiCertificates (the "Original Subordinated Stated Amount"), (b) with respect to each Distribution Date in July 2004 through June 2005, inclusive, 35% of the Original Subordinated Stated Amount, (c) with respect to each Distribution Date in July 2005 through June 2006, inclusive, 40% of the Original Subordinated Stated Amount, (d) with respect to each Distribution Date in July 2006 through June 2007, inclusive, 45% of the Original Subordinated Stated Amount, and (e) with respect to each Distribution Date in July 2007 and thereafter, 50% of the Original Subordinated Stated Amount.

     The "Subordinated CitiCertificate Percentage" for each Loan Group on any Distribution Date will be calculated as the difference between 100% and the related Class A Percentage for such date. The Subordinated CitiCertificate Percentage on the Closing Date for the CB Loan Group and NB Loan Group are expected to be between 5.00% and 7.00% and 5.01% and 7.01%, respectively.

     The "Subordinated Prepayment Percentage" for each Loan Group on any Distribution Date will be calculated as the difference between 100% and the related Class A Prepayment Percentage for each date.

     The "Class M Percentage" for each Loan Group shall be equal to the percentage calculated by multiplying (i) the applicable Subordinated CitiCertificate Percentage for the related Loan Group by (ii) a fraction, the numerator of which is the Class M Stated Amount and the denominator of which is the sum of the Class M Stated Amount and the Class B Subclass Stated Amount of each Class B Subclass eligible to receive distributions in reduction of Stated Amount, each as of the immediately preceding Distribution Date (after taking into account distributions in reduction of Stated Amount and the allocation of losses on such date).

     The "Class M Prepayment Percentage" for each Loan Group shall be equal to the percentage calculated by multiplying (i) the applicable Subordinated Prepayment Percentage for the related Loan Group by (ii) a fraction, the numerator of which is the Class M Stated Amount and the denominator of which is the sum of the Class M Stated Amount and the Class B Subclass Stated Amount of each Class B Subclass eligible to receive distributions in reduction of Stated Amount, each as of the immediately preceding Distribution Date (after taking into account distributions in reduction of Stated Amount and the allocation of losses on such date).

     The "Class B Percentage" for any Distribution Date for each Loan Group will be calculated as the difference between the applicable Subordinated CitiCertificate Percentage and the related Class M Percentage.

           The "Class B Prepayment Percentage" for any Distribution Date for each Loan Group will be calculated as the difference between the applicable Subordinated Prepayment Percentage and the related Class M Prepayment Percentage.

     The "Offered Class B Subclass Percentage" for each Offered Class B Subclass for each Loan Group shall be equal to, on any Distribution Date, the percentage calculated by multiplying (i) the applicable Class B Percentage by (ii) a fraction, the numerator of which is the Offered Class B Subclass Stated Amount of such Offered Class B Subclass and the denominator of which is the aggregate Stated Amounts of the Class B Subclasses (eligible to receive distributions in reduction of Stated Amount for such Distribution Date), each as of the immediately preceding Distribution Date (after taking into account distributions in reduction of Stated Amount and the allocation of any losses on such date); provided that in the event a particular Offered Class B Subclass is ineligible to receive distributions in reduction of Stated Amount on such Distribution Date, its Offered Class B Subclass Percentage will be 0% for such Distribution Date.

     The "Offered Class B Subclass Prepayment Percentage" for each Offered Class B Subclass shall be equal to, on any Distribution Date, the percentage calculated by multiplying (i) the applicable Class B Prepayment Percentage by

(ii) a fraction, the numerator of which is the Stated Amount of such Offered Class B Subclass and the denominator of which is the aggregate Stated Amounts of the Class B Subclasses (eligible to receive distributions in reduction of Stated Amount for such Distribution Date), each as of the immediately preceding Distribution Date (after taking into account distribution in reduction of Stated Amount and the allocation of any losses on such date); provided that in the event an Offered Class B Subclass is ineligible to receive distributions in reduction of Stated Amount on such Distribution Date, such Offered Class B Subclass Prepayment Percentage will be 0% for such Distribution Date.

     In the event that on any Distribution Date, the Current Class M Subordination Level is less than the original Class M Subordination Level, then the Class B CitiCertificates will not be entitled to any distributions in reduction of Stated Amount on such Distribution Date and all of such distributions will instead be allocated in reduction of the Stated Amount of the Class M CitiCertificates. The "Current Class M Subordination Level" is the percentage obtained by dividing the Class B Stated Amount by the Pool Adjusted Balance, each as of the immediately preceding Distribution Date (after giving effect to any distributions in reduction of Stated Amount and the allocation of any losses on such date). The original Class M Subordination Level is expected to be between 2.75% and 4.75%.

     In the event that on any Distribution Date, the Current Class M Subordination Level equals or exceeds its original percentage but the Current Class B-1 Subordination Level is less than the original Class B-1 Subordination Level, then the Class B-2, Class B-3, Class B-4 and Class B-5 CitiCertificates will not be entitled to any distributions in reduction of Stated Amount on such Distribution Date and all of such distributions will instead be allocated in reduction of the Stated Amount of the Class M and Class B-1 CitiCertificates. The "Current Class B-1 Subordination Level" is the percentage obtained by dividing the aggregate Stated Amounts of the Class B-2, Class B-3, Class B-4 and Class B-5 CitiCertificates by the Pool Adjusted Balance, each as of the immediately preceding Distribution Date (after giving effect to any distributions in reduction of Stated Amount and the allocation of any losses on such date). The original Class B-1 Subordination Level is expected to be between 1.50% and 3.50%.

     In the event that on any Distribution Date, the Current Class M and Class B-1 Subordination Levels equal or exceed their original percentages but the Current Class B-2 Subordination Level is less than the original Class B-2 Subordination Level, then the Class B-3, Class B-4 and Class B-5 CitiCertificates will not be entitled to any distributions in reduction of Stated Amount on such Distribution Date, and all of such distributions will instead be allocated in reduction of the Stated Amounts of the Class M, Class B-1 and Class B-2 CitiCertificates. The "Current Class B-2 Subordination Level" is the percentage obtained by dividing the aggregate Stated Amounts of the Class B-3, Class B-4 and Class B-5 CitiCertificates by the Pool Adjusted Balance, each as of the immediately preceding Distribution Date (after giving effect to any distributions in reduction of Stated Amount and the allocation of any losses on such date). The original Class B-2 Subordination Level is expected to be between 1.25% and 2.25%.

     In addition, in the case of the Class B-3 or Class B-4 CitiCertificates, if on any Distribution Date the percentage obtained by dividing the then-outstanding Stated Amounts of the Class B Subclasses with higher numerical designations by the Pool Adjusted Balance is less than such percentage was upon the Closing Date, then such Subclasses with higher numerical designations will not be entitled to distributions in reduction of Stated Amount on such Distribution Date and all such distributions will instead be allocated to the Class M CitiCertificates and the Class B Subclasses with lower numerical designations.

CROSS-COLLATERALIZATION

     Prior to the occurrence of the Subordination Depletion Date but after the reduction of the Stated Amount of the Class CB CitiCertificates or Class NB CitiCertificates to zero (other than Class A-4 CitiCertificates in the case of the Class NB CitiCertificates) the remaining Class A Subclass or Subclasses of Class CB CitiCertificates or Class NB CitiCertificates, as applicable, on any Distribution Date will be entitled to receive, in addition to any unscheduled payments related to such CitiCertificates' related Loan Group, 100% of the Non-PO Percentage of any reduction in the Adjusted Balance of a Mortgage Loan stated in either (ii), (iii), (iv) and (v) of the definition of Group Non-PO Principal Amount (a "Principal Cross Over Payment") on the Mortgage Loans in the other Loan Group on any Distribution Date on which (i) the aggregate Stated Amounts of the Class M CitiCertificates and Class B CitiCertificates is less than 50% of the initial aggregate Stated Amounts of such Classes, if such Distribution Date is prior to the Distribution Date occurring in July 2007, or
(ii) the aggregate Stated Amounts of the Class M CitiCertificates and Class B CitiCertificates is less than 25% of the initial aggregate Stated Amounts of such Classes if such Distribution Date is on or after the Distribution Date occurring in July 2007. In addition, on any Distribution

Date prior to the Subordination Depletion Date on which the Stated Amounts of Class CB CitiCertificates or Class NB CitiCertificates (other than the Stated Amount of the Class A-4 CitiCertificates), as applicable, is greater than the CB Pool Adjusted Balance, in the case of the Class CB CitiCertificates, or the Non-PO Pool Adjusted Balance, in the case of the Class NB CitiCertificates, in each case after giving effect to distributions to be made on such Distribution Date, (1) 100% of the Principal Cross Over Payments allocable to the Class M CitiCertificates and Class B CitiCertificates will be distributed to such Class A Subclass or Subclasses of Class CB CitiCertificates or Class NB CitiCertificates, as applicable, until the aggregate Stated Amount of such Class A Subclass or Subclasses (other than the Stated Amount of the Class A-4 CitiCertificates) equals the CB Pool Adjusted Balance, in the case of the Class CB CitiCertificates, or the Non-PO Pool Adjusted Balance, in the case of the Class NB CitiCertificates, and (2) an amount equal to one month's interest at a rate of 6.75% per annum on the amount of such difference will be distributed from the Group Pool Distribution Amount for the other Loan Group first to pay any unpaid interest on such Class A Subclass or Subclasses of CitiCertificates and then to pay principal on such Class A Subclass or Subclasses in the manner described in (1) above. Any funds to be used to make a payment made pursuant to this paragraph is herein referred to as a "Cross Over Payment."

     The interest portion of any Cross Over Payment shall be applied first, to the Class A Subclass Interest Amounts for the related Class A CitiCertificates, second to any unpaid Class A Unpaid Interest Shortfall Amounts of the related Class A CitiCertificates and third as distributions in reduction of Stated Amount for the related Class A CitiCertificates. Cross Over Payments are only payable to the extent of the Available Funds for such Distribution Date and are limited as described above and are further limited to the amount of Principal Cross Over Payments allocable to the Subordinated CitiCertificates and, under certain circumstances, the amount of interest referred to in (2) above. The "Available Funds" on any Distribution Date is an amount equal to the Available PO Loss Funds without taking into consideration the amount of Cross Over Payments to be made on such Distribution Date. Any Cross Over Payments will first reduce the amount otherwise distributable in reduction of Stated Amount of the Class B Subclasses in reverse numerical order, and then will reduce the amount otherwise distributable in reduction of Stated Amount of the Class M CitiCertificates.

SUBORDINATION

     The rights of holders of the Class M CitiCertificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of holders of Class A and Unoffered Class A-IO CitiCertificates to the extent described below, the rights of holders of the Class B CitiCertificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of holders of Class A, Unoffered Class A-IO and Class M CitiCertificates to the extent described below and the rights of the holders of the Class B Subclasses with numerically higher designations to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of holders of Class B Subclasses with numerically lower designations to the extent described below. This subordination is intended to enhance the likelihood of timely receipt by holders of the Class A and Unoffered Class A-IO CitiCertificates (to the extent of the subordination of the Class M and Class B CitiCertificates), the Class M CitiCertificates (to the extent of the subordination of the Class B CitiCertificates) and the Class B Subclasses with numerically lower numbers (to the extent of the subordination of the Class B Subclasses with numerically higher designations) of the full amount of their scheduled monthly payments of interest and principal and to afford protection against Realized Losses, as more fully described below. If Realized Losses exceed the credit support provided through subordination to the Class A or Class M CitiCertificates or numerically lower Class B Subclasses, as the case may be, or if Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses occur, all or a portion of such losses will be borne by such Class A, Unoffered Class A-IO, Class M or Class B CitiCertificates, as the case may be, as are then outstanding.

     The protection afforded to holders of the Class A and Unoffered Class A-IO CitiCertificates by means of the subordination feature will be accomplished by the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the Class M and Class B CitiCertificates, the amounts in reduction of Stated Amount and of interest due the Class A and Unoffered Class A-IO CitiCertificateholders on each Distribution Date out of the Pool Distribution Amount in accordance with the priorities set forth in "SUMMARY OF PROSPECTUS AND PROSPECTUS SUPPLEMENT--Priority of Distributions" with respect to such date and, if necessary, by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to holders of Class M and Class B CitiCertificates.

     The Class M CitiCertificates will be entitled, on each Distribution Date, to the remaining portion, if any, of the applicable Pool Distribution Amount, after payment in accordance with the priorities stated in "SUMMARY OF PROSPECTUS AND PROSPECTUS SUPPLEMENT--Priority of Distributions" of the Class A Interest Amount, the Distributable Unoffered Class A-IO Interest Amount, any unreimbursed Class A and Unoffered Class A-IO Unpaid Interest Shortfall, the Class A Optimal Principal Amount and (to the extent described herein) any Unpaid PO Loss Amounts. Amounts so distributed to Class M CitiCertificateholders will not be available to cover delinquencies or Realized Losses in respect of subsequent Distribution Dates.

     The Class B CitiCertificates will be entitled, on each Distribution Date, to the remaining portion, if any, of the applicable Pool Distribution Amount, after payment in accordance with the priorities stated in "SUMMARY OF PROSPECTUS AND PROSPECTUS SUPPLEMENT--Priority of Distributions" of the Class A Interest Amount, the Distributable Unoffered Class A-IO Interest Amount, any unreimbursed Class A and Unoffered Class A-IO Unpaid Interest Shortfall, the Class A Optimal Principal Amount, the Class M Interest Amount, any unreimbursed Class M Unpaid Interest Shortfall, the Class M Optimal Principal Amount and (to the extent described herein) any Unpaid PO Loss Amounts. Amounts so distributed to Class B CitiCertificateholders will not be available to cover delinquencies or Realized Losses in respect of subsequent Distribution Dates.

     The protection afforded to holders of the Class B Subclasses with numerically lower designations by means of the subordination feature will be accomplished by the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the Class B Subclasses with numerically higher designations, the amounts in reduction of Stated Amount and of interest due the holders of Class B Subclasses with numerically lower designations on each Distribution Date out of the Pool Distribution Amount with respect to such date (after all required payments to Class A, Unoffered Class A-IO and Class M CitiCertificates and any Class B Subclasses with a numerically lower designation have been made) and, if necessary, by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to holders of the Class B Subclasses with numerically higher designations.

     The Class B Subclasses with numerically higher designations will be entitled, on each Distribution Date, to the remaining portion, if any, of the applicable Pool Distribution Amount, after payment in accordance with the priorities stated in "SUMMARY OF PROSPECTUS AND PROSPECTUS SUPPLEMENT--Priority of Distributions" of the Class A Interest Amount, the Distributable Unoffered Class A-IO Interest Amount, any unreimbursed Class A and Unoffered Class A-IO Unpaid Interest Shortfall, the Class A Optimal Principal Amount, the Class M Interest Amount, any unreimbursed Class M Unpaid Interest Shortfall, the Class M Optimal Principal Amount, any Unpaid PO Loss Amounts (but only to extent of Available PO Loss Funds) and any distributions in reduction of Stated Amount or interest as to which a Class B Subclass with a lower numerical designation is due on such date. Amounts so distributed to such Class B CitiCertificateholders will not be available to cover delinquencies or Realized Losses in respect of subsequent Distribution Dates.

     Allocation of Losses

     For any Distribution Date, any "Non-PO Loss Amount" shall be equal to the applicable Non-PO Percentage of each Realized Loss (other than an Excess Special Hazard Loss, Excess Fraud Loss or Excess Bankruptcy Loss) on a Mortgage Loan.

     Non-PO Loss Amounts will not be allocated to holders of the Class A CitiCertificates until the date on which the amount of principal payments on the Mortgage Loans to which holders of the Class M and Class B CitiCertificates are entitled has been reduced to zero (the "Subordination Depletion Date"). PO Loss Amounts will be allocated to the Class A-4 CitiCertificates until the Stated Amount thereof has been reduced to zero. However, until the Subordination Depletion Date, PO Loss Amounts will ultimately be borne first by the Class B Subclasses in reverse numerical order and then by the Class M CitiCertificates, since such losses are reimbursable from certain funds otherwise distributable on the Class B and Class M CitiCertificates.

     The subordination of the Unoffered Class B CitiCertificates in favor of the Class A, Unoffered Class A-IO, Class M and Offered Class B CitiCertificates, that of the Class B-2 CitiCertificates in favor of the Class A, Unoffered Class A-IO, Class M and Class B-1 CitiCertificates, that of the Class B-1 CitiCertificates in favor of the Class A, Unoffered Class A-IO and Class M CitiCertificates, and that of the Class M CitiCertificates in favor of the Class A and Unoffered Class A-IO CitiCertificates, is effected by the allocation of Non-PO Loss Amounts first to the Unoffered Class B

CitiCertificates, second to the Class B-2 CitiCertificates, third to the Class B-1 CitiCertificates and then to the Class M CitiCertificates, until, in each case, the respective Unoffered Class B Stated Amount, Class B-2 Stated Amount, Class B-1 Stated Amount and Class M Stated Amount have been reduced to zero. Non-PO Loss Amounts will be allocated to the Class M CitiCertificates only after the Stated Amount of the Class B CitiCertificates has been reduced to zero. Non-PO Loss Amounts will be allocated to the Class B-1 CitiCertificates only after the Stated Amounts of the Class B-2 and Unoffered Class B CitiCertificates have been reduced to zero and Non-PO Loss Amounts will be allocated to the Class B-2 CitiCertificates only after the Stated Amount of the Unoffered Class B CitiCertificates has been reduced to zero. The effect of such allocation of Non-PO Loss Amounts (other than Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses) to the Unoffered Class B CitiCertificates and then to the Offered Class B CitiCertificates will be to reduce future distributions to such Class B CitiCertificates, and in particular to the Unoffered Class B CitiCertificates, and to increase the relative portion of distributions allocable to the Class A, Unoffered Class A-IO and Class M CitiCertificates and the Offered Class B CitiCertificates. After the Subordination Depletion Date, the Class A and Unoffered Class A-IO CitiCertificates will bear all Realized Losses. After the Subordination Depletion Date, the Class CB CitiCertificates will bear, pro rata, all Realized Losses related to Mortgage Loans in CB Loan Group and the Class NB CitiCerticates (other than the Class A-4 CitiCertificates) will bear, pro rata, the Non-PO Loss Amount for all Realized Losses related to Mortgage Loans in NB Loan Group. The Class A-4 CitiCertificates will bear all PO Loss Amounts.

     Investors in the Class A CitiCertificates should be aware that because the Class M CitiCertificates and Class B CitiCertificates represent interests in both Loan Groups, the Stated Amounts of the Class M CitiCertificates and Class B CitiCertificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the Mortgage Loans in one Loan Group. Therefore, notwithstanding that Realized Losses on the Mortgage Loans in one Loan Group may only be allocated to the related Class A CitiCertificates, the allocation to the Class M CitiCertificates and Class B CitiCertificates of Realized Losses on the Mortgage Loan in the other Loan Group will reduce the subordination provided to such Class A CitiCertificates by the Class M CitiCertificates and the Class B CitiCertificates and increase the likelihood that Realized Losses may be allocated to such Class A CitiCertificates.

     The allocation of the principal portion of Realized Losses (other than a Debt Service Reduction, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be effected, as a result of the priority of distributions described above, by the adjustment of the Stated Amount of the most subordinate of the Class B Subclasses then outstanding (that is, the Stated Amount of the Class B Subclasses in reverse numerical order), and then to the Class M CitiCertificates, in such amounts as are necessary to cause the sum of the Class A Stated Amount, the Class M Stated Amount and the Class B Stated Amount to equal the Pool Adjusted Balance.

     The interest portion of any Realized Loss occurring on or after the Subordination Depletion Date will be allocated among the outstanding Class A Subclasses and the Unoffered Class A-IO CitiCertificates, in the manner described in the second succeeding paragraph.

     Allocations of (i) the principal portion of Debt Service Reductions, (ii) the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) and (iii) any interest shortfalls resulting from delinquencies for which neither the Servicer nor the Trustee advances will result from the priority of distribution of the Pool Distribution Amount in accordance with the priorities stated in "SUMMARY OF PROSPECTUS AND PROSPECTUS SUPPLEMENT--Priority of Distributions" first to the Class A and Unoffered Class A-IO CitiCertificates as described below, second to the Class M CitiCertificates, third to the Class B-1 CitiCertificates, fourth to the Class B-2 CitiCertificates and finally to the Unoffered Class B CitiCertificates.

     The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses will be allocated as follows: the applicable PO Percentage of such Realized Losses shall be allocated to the Class A-4 CitiCertificates and the applicable Non-PO Percentage of such Realized Losses shall be allocated in the case of a Realized Loss on a Group CB Loan, so that the Class CB Percentage of such Realized Loss will be allocated to the Class CB CitiCertificates and the remainder to the Subordinate CitiCertificates and, in the case of a Realized Loss on a Group NB Loan, the Class NB Percentage of such Realized Loss will be allocated to the Class NB CitiCertificates (other than the Class A-4 CitiCertificates) and the remainder to the Subordinate CitiCertificates. Among the Class CB CitiCertificates, Class NB CitiCertificates and the Subordinated CitiCertificates, Realized Losses will be allocated, pro rata, based on the aggregate Stated Amount of each such Class or Subclass. The Class CB Percentage (in the case of the Group CB Loans) or Class NB Percentage (in the case of the Group NB Loans) of the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses with respect to a Mortgage Loan will be allocated among the holders of the Class CB CitiCertificates and the Unoffered Class A-IO CB CitiCertificates

(in the case of the Group CB Loans) or the holders of the Class NB CitiCertificates and the Unoffered Class A-IO NB CitiCertificates (in the case of the Group NB Loans) in proportion to the amount of accrued interest that would have been payable from the related Loan Group on such Distribution Date absent such reductions. The remainder of such reductions will be allocated among the holders of the Class M CitiCertificates and Class B CitiCertificates in proportion to the respective amount of the accrued interest that would have been payable on such Distribution date absent such reductions. Any losses allocated to a particular Class A Subclass will be allocated among the outstanding CitiCertificates within such Class A Subclass pro rata in accordance with their respective Stated Amount, as the case may be. Any losses so allocated to a particular class of Unoffered Class A-IO CitiCertificate or the Class M CitiCertificates will be allocated among the outstanding CitiCertificates of such Class, as the case may be, in accordance with their respective notional amount or Stated Amount, as the case may be. Any losses so allocated to the Class B CitiCertificates will be allocated among the outstanding Class B Subclasses pro rata in accordance with their then outstanding Class B Subclass Stated Amounts with respect to the principal portion of such losses and the amounts of interest accrued with respect to the interest portion of such losses, and among the outstanding CitiCertificates within each Class B Subclass pro rata in accordance with their respective Stated Amounts.

     The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to the CitiCertificates will be allocated by reducing the applicable amount of accrued interest payable on the Class A, Unoffered Class A-IO, Class M and Class B CitiCertificates.

     As described above, the Group Pool Distribution Amounts for any Distribution Date will include current receipts (other than certain unscheduled payments and recoveries in respect of principal) from the Mortgage Loans otherwise payable to holders of the Class M and Class B CitiCertificates. In general, if the Group Pool Distribution Amount for a related Loan Group is not sufficient to cover the amount of the Group Non-PO Principal Amount for the related Class A CitiCertificates on a particular Distribution Date (other than the Class A-4 CitiCertificates with respect to the class NB CitiCertificates), the percentage of principal payments on the Mortgage Loans to which holders of such Class A CitiCertificates for the related Loan Group (other than the Class A-4 CitiCertificates with respect to the Class NB CitiCertificates) will be entitled (i.e., the applicable Class A Percentage) on and after the next Distribution Date will be proportionately increased, thereby reducing, as a relative matter, the respective interest of the Class M and Class B CitiCertificates in future payments of principal on the Mortgage Loans in the related Loan Group. Such a shortfall could occur, for example, if a considerable number of Mortgage Loans were to become Liquidated Loans in a particular month.

     Special Hazard Losses will be allocated first to the Class B Subclasses in reverse numerical order, and then to the Class M CitiCertificates, but only prior to the Special Hazard Termination Date. The "Special Hazard Termination Date" will be the date on which such Special Hazard Losses exceed the Special Hazard Loss Amount (or, if earlier, the Subordination Depletion Date). On the Closing Date, the "Special Hazard Loss Amount" with respect thereto will be equal to approximately 3.67% of the Initial Mortgage Loan Balance. As of any Distribution Date, the Special Hazard Loss Amount will equal the initial Special Hazard Loss Amount less the sum of (A) any Special Hazard Losses since the Cut-Off Date and (B) the Adjustment Amount. The "Adjustment Amount" on each anniversary of the Cut-Off Date will be equal to the amount, if any, by which the Special Hazard Amount, without giving effect to the deduction of the Adjustment Amount for such anniversary, exceeds the greater of (i) 1.00% (or, if greater than 1.00%, the highest percentage of Mortgage Loans by principal balance in any California ZIP code) times the Pool Adjusted Balance on such anniversary and (ii) twice the Adjusted Balance of the single Mortgage Loan having the largest Adjusted Balance. Special Hazard Losses in excess of the Special Hazard Loss Amount are "Excess Special Hazard Losses."

     Fraud Losses will be allocated first to the Class B Subclasses in reverse numerical order, and then to the Class M CitiCertificates, but only prior to the Fraud Coverage Termination Date. The "Fraud Coverage Termination Date" will be the date on which such Fraud Losses exceed the Fraud Loss Amount (or, if earlier, the Subordination Depletion Date). On the Closing Date, the "Fraud Loss Amount" with respect thereto will be equal to approximately 2.00% of the Initial Mortgage Loan Balance. On each Distribution Date thereafter, the Fraud Loss Amount will equal (X) prior to the first anniversary of the Cut-Off Date an amount equal to the initial Fraud Loss Amount minus the aggregate amount of Fraud Losses since the Cut-Off Date up to the related Determination Date, and
(Y) from the second through the fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the Pool Adjusted Balance as of the most recent anniversary of the Cut-Off Date minus (2) the aggregate amount of Fraud Losses since the most recent anniversary of the Cut-Off Date. After the fifth anniversary of the Cut-Off Date, the Fraud Loss Amount will be zero and thereafter any Fraud

Losses will be shared pro rata among the CitiCertificates as described above. Fraud Losses in excess of the Fraud Loss Amount are "Excess Fraud Losses."

     Bankruptcy Losses will be allocated first to the Class B Subclasses in reverse numerical order, and then to the Class M CitiCertificates, but only prior to the Bankruptcy Coverage Termination Date. The "Bankruptcy Coverage Termination Date" will be the date on which such Bankruptcy Losses exceed the Bankruptcy Loss Amount (or, if earlier, the Subordination Depletion Date). On the Closing Date, the "Bankruptcy Loss Amount" with respect thereto will be equal to approximately 0.09% of the Initial Mortgage Loan Balance. As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal the initial Bankruptcy Loss Amount minus the aggregate amount of Bankruptcy Losses since the Cut-Off Date up to the related Determination Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Loss Amount as of the business day next preceding the most recent anniversary of the Cut-Off Date and
(b) $100,000 minus (2) the aggregate amount of Bankruptcy Losses since such anniversary. The Bankruptcy Loss Amount and the related coverage levels described above may be reduced or modified upon written confirmation from S&P and Fitch that such reduction or modification will not adversely affect the then-current ratings assigned to the CitiCertificates by S&P and Fitch. Such a reduction or modification may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses. Bankruptcy Losses in excess of the Bankruptcy Loss Amount are "Excess Bankruptcy Losses."

     The exact amounts of Special Hazard Losses, Fraud Losses and Bankruptcy Losses to be allocated first to the Unoffered Class B CitiCertificates, second to the Class B-2 CitiCertificates, third to the Class B-1 CitiCertificates and then to the Class M CitiCertificates (but in each case only prior to the related termination date) will be those amounts required by the rating agency (or rating agencies) rating the CitiCertificates as a condition of the ratings as set forth above under "SUMMARY OF PROSPECTUS AND PROSPECTUS SUPPLEMENT--Certificate Ratings."

     Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the Servicer has notified the Trustee in writing that the Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and when (A) the related Mortgage Loan is not in default with regard to the payments due thereunder or
(B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable standard hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Servicer, in either case without giving effect to any Debt Service Reduction.

     Since the aggregate Initial Stated Amount of the Class M and Class B CitiCertificates will be substantially less than the Initial Stated Amount of the Class A CitiCertificates, the risk of Special Hazard Losses, Fraud Losses and Bankruptcy Losses will be separately borne by the Class M and Class B CitiCertificates to a lesser extent (i.e., only up to the Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount, respectively) than the risk of other Realized Losses, which they will bear to the full extent of their respective Initial Stated Amounts. See "APPENDIX A: THE MORTGAGE LOANS AND CITIMORTGAGECERTIFICATES" in the Prospectus.

     The benefits of the subordination described herein will not cover delinquencies and losses resulting from certain extraordinary events, including
(i) hostile or warlike action in time of peace or war; (ii) the use of any weapon of war employing atomic fission or radioactive force whether in time of peace or war; and (iii) insurrection, rebellion, revolution, civil war or any usurped power or action taken by any governmental authority in preventing such occurrences (but not including looting or rioting occurring not in time of war). Losses and delinquencies resulting from such extraordinary events will be allocated among the Class A Subclasses, Unoffered Class A-IO CitiCertificates, Class M CitiCertificates and Class B Subclasses in the same manner as Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses.

WEIGHTED AVERAGE LIVES OF THE OFFERED CITICERTIFICATES

     Weighted average life refers to the average amount of time from the date of issuance of such CitiCertificate until each dollar of principal of such CitiCertificate will be repaid to the investor. The weighted average lives of the Offered CitiCertificates will be influenced by the rate at which principal on the Mortgage Loans is paid. Principal payments on mortgage loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to default or other dispositions of mortgage loans).

Prepayments on mortgage loans are commonly measured by a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Model") is based on an assumed rate of prepayment each month relative to the then unpaid principal balance of a pool of new mortgage loans. 100% of the Prepayment Model assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Model assumes a constant prepayment rate of 6.0% per annum.

     As used in the following tables, "0% of the Prepayment Model" assumes no prepayments on the Mortgage Loans; "400% of the Prepayment Model" assumes such Mortgage Loans will prepay at rates equal to 400% of the Prepayment Model's assumed prepayment rates and so forth.

     There is no assurance, however, that prepayment of the Mortgage Loans will conform to any level of the Prepayment Model. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which homeowners sell their homes or default on their mortgage loans. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such Mortgage Loans. Conversely, if interest rates rise above the interest rates on such Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment and mortgagors' net equity in the mortgaged properties. In addition, as homeowners move or default on their mortgage loans, the houses are generally sold and the mortgage loans prepaid, although some of the mortgage loans may be assumed by a new buyer. The Mortgage Loans in the Trust generally have Note Rates that are significantly higher than prevailing interest rates. As a result, there may be a high rate of principal prepayments on the Mortgage Loans. Because the amount of distributions in reduction of the Stated Amount of each Class A Subclass, the Class M CitiCertificates and each Offered Class B Subclass will depend on the rate of repayment (including prepayments) of the Mortgage Loans, and in the case of each Class A Subclass, the Mortgage Loans in the related Loan Group, the date by which the Stated Amount of any Class A Subclass, the Class M CitiCertificates or any Offered Class B Subclass is reduced to zero is likely to occur earlier than its respective Last Scheduled Distribution Date.

     THE WEIGHTED AVERAGE LIVES OF THE OFFERED CITICERTIFICATES, AS WELL AS THE YIELDS TO MATURITY OF THE OFFERED CITICERTIFICATES TO THE EXTENT THAT SUCH CITICERTIFICATES ARE PURCHASED AT A DISCOUNT OR PREMIUM, WILL BE PARTICULARLY SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS IN THE RELATED LOAN GROUP OR LOAN GROUPS.

     As described above under "SUMMARY OF PROSPECTUS AND PROSPECTUS SUPPLEMENT--Distributions in Reduction of Stated Amount of the Offered CitiCertificates," on each Distribution Date holders of the Class A CitiCertificates with respect to a Loan Group (other than the Class A-4 CitiCertificates with respect to the Class NB CitiCertificates) will be entitled to receive the related Class A Percentage of the applicable Non-PO Percentage of all the Scheduled Principal with respect to the Mortgage Loans in the related Loan Group, and the related Class A Prepayment Percentage of the applicable Non-PO Percentage of the net proceeds of Liquidated Loans and of the prepayment principal for its respective Loan Group. This will have the effect of accelerating the amortization of the Class A CitiCertificates while, in the absence of losses in respect of Liquidated Loans, increasing the respective interest in the related Loan Group evidenced by the Class M and Class B CitiCertificates.

     The following table has been prepared on the basis of the expected characteristics of the Mortgage Loans as set forth under "DESCRIPTION OF THE POOL AND THE MORTGAGED PROPERTIES" herein. The percentages and weighted average lives in the following table were determined assuming that (i) scheduled interest and principal payments on the Mortgage Loans will be received in a timely manner and prepayments are made at the indicated percentages of the Prepayment Model set forth in the table; (ii) each Mortgage Loan in the CB Loan Group will have an original term to maturity of 356 months, and a weighted average remaining term to maturity of 264 months, will bear interest at the rate of approximately 8.952% per annum, and have a rate of interest passed through to holders of the CitiCertificates of approximately 8.702% per annum; (iii) each Discount Mortgage Loan and Premium Mortgage Loan in the NB Loan Group will have an original maturity of 349 months and 353 months, respectively, and a weighted average remaining term to maturity of 296 months and 271 months, respectively, will bear interest at the rate of approximately 6.500% per annum and 8.431% per annum, respectively, and have a rate of interest passed through to holders of the

CitiCertificates of approximately 6.250% and 8.181% per annum, respectively.
(iii) CMSI does not exercise its right of optional termination; (iv) the Initial Stated Amounts of the Class B-3, Class B-4 and Class B-5 CitiCertificates are approximately $893,400, $558,300, and $502,622, respectively; (v) the aggregate Adjusted Balance of the Mortgage Loans in the Group CB Loans is approximately $22,399,352 and the aggregate Adjusted Balance of the Discount Mortgage Loans and the Premium Mortgage Loans in the Group NB Loans are approximately $2,732,181 and $86,540,487, respectively, and for each Class A Subclass, the Class M CitiCertificates and each Offered Class B Subclass, the Initial Stated Amount and the Stated Rate are as set forth on the cover page hereof; (vi) the Closing Date is June 29, 1998; and (vii) distributions to holders of the CitiCertificates will be made on the 25th day of each month commencing July 1998 (the foregoing assumptions are referred to herein as the "Structuring Assumptions").

     There are likely to be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the following table. Any such discrepancy may have an effect upon the percentages of the Initial Stated Amount outstanding (and the weighted average lives) of the Class A Subclasses, the Class M CitiCertificates and the Offered Class B Subclasses set forth in the table. In addition, to the extent that the actual Mortgage Loans have characteristics that differ from those assumed in preparing the table set forth below, the Stated Amount of each Class A Subclass, the Class M CitiCertificates and each Offered Class B Subclass may be reduced to zero earlier or later than indicated by such table.

     It is not likely that (i) all of the Mortgage Loans will have the remaining terms to maturity assumed, (ii) the Mortgage Loans will prepay at the indicated percentages of the Prepayment Model set forth in the table, or (iii) all of Mortgage Loans in the case of the CB Loan Group or all of the Discount Mortgage Loans or the Premium Mortgage Loans in the case of the NB Loan Group will have the respective mortgage interest rates assumed by the Structuring Assumptions. In addition, the diverse remaining terms to maturity of the Mortgage Loans could produce slower distributions in reduction of Stated Amounts than indicated in the table at the various percentages of the Prepayment Model specified even if the weighted average remaining terms to maturity of the Mortgage Loans are those assumed.

     Based on the foregoing assumptions, the following table indicates the projected weighted average life of each Class A Subclass, the Class M CitiCertificates and each Offered Class B Subclass and sets forth the percentage of the Initial Stated Amount of each Class A Subclass, the Class M CitiCertificates and each Offered Class B Subclass that would be outstanding after each of the dates shown at the indicated percentages of the Prepayment Model.


        PERCENT OF INITIAL STATED AMOUNT OUTSTANDING FOR EACH CLASS OR SUBCLASS OF OFFERED CITICERTIFICATES AT
                                 THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL SET FORTH BELOW:

                                      CLASS A-1 CITICERTIFICATES                            CLASS A-2 CITICERTIFICATES
                            ---------------------------------------------          ---------------------------------------------
DISTRIBUTION DATE            0%       200%       400%      500%      600%           0%       200%      400%      500%       600%
-----------------           ---       ----       ----      ----      ----          ---       ----      ----      ----       ----
Initial ..................  100       100        100       100       100           100       100       100       100        100
June 25, 1999 ............   98        86         73        67        61            98        85        72        65         58
June 25, 2000 ............   97        74         53        44        36            97        72        50        41         32
June 25, 2001 ............   95        63         38        29        20            95        60        35        24         16
June 25, 2002 ............   93        53         27        18        11            93        51        23        13          5
June 25, 2003 ............   91        45         19        10         5            90        42        14         5          0
June 25, 2004 ............   88        38         13         6         2            88        34         8         *          0
June 25, 2005 ............   86        32          9         3         0            85        28         3         0          0
June 25, 2006 ............   83        27          6         2         0            82        23         *         0          0
June 25, 2007 ............   80        23          4         1         0            79        18         0         0          0
June 25, 2008 ............   76        19          3         1         0            75        15         0         0          0
June 25, 2009 ............   73        16          2         *         0            72        11         0         0          0
June 25, 2010 ............   69        13          2         *         0            67         8         0         0          0
June 25, 2011 ............   64        11          1         *         0            63         6         0         0          0
June 25, 2012 ............   59         9          1         *         0            58         4         0         0          0
June 25, 2013 ............   54         7          1         *         0            53         2         0         0          0
June 25, 2014 ............   48         6          *         *         0            47         *         0         0          0
June 25, 2015 ............   42         4          *         *         0            41         0         0         0          0
June 25, 2016 ............   35         3          *         *         0            34         0         0         0          0
June 25, 2017 ............   27         2          *         *         0            27         0         0         0          0
June 25, 2018 ............   19         1          *         *         0            19         0         0         0          0
June 25, 2019 ............   10         1          *         *         0            10         0         0         0          0
June 25, 2020 ............    0         0          0         0         0             *         0         0         0          0
June 25, 2021 ............    0         0          0         0         0             0         0         0         0          0
June 25, 2022 ............    0         0          0         0         0             0         0         0         0          0
June 25, 2023 ............    0         0          0         0         0             0         0         0         0          0
 Weighted Average
  Life (Years) (1) ....... 14.4       5.9        3.0       2.3       1.8          14.2       5.1       2.5       2.0        1.6

                                          CLASS A-3 CITICERTIFICATES
                                ---------------------------------------------
DISTRIBUTION DATE                0%        200%      400%      500%      600%
-----------------               ---        ----      ----      ----      ----
Initial ..................      100        100       100       100       100
June 25, 1999 ............      100        100       100       100       100
June 25, 2000 ............      100        100       100       100       100
June 25, 2001 ............      100        100       100       100       100
June 25, 2002 ............      100        100       100       100       100
June 25, 2003 ............      100        100       100       100        80
June 25, 2004 ............      100        100       100       100        26
June 25, 2005 ............      100        100       100        56         0
June 25, 2006 ............      100        100       100        30         0
June 25, 2007 ............      100        100        75        18         0
June 25, 2008 ............      100        100        55        12         0
June 25, 2009 ............      100        100        40         8         0
June 25, 2010 ............      100        100        29         5         0
June 25, 2011 ............      100        100        20         3         0
June 25, 2012 ............      100        100        14         2         0
June 25, 2013 ............      100        100        10         1         0
June 25, 2014 ............      100        100         7         1         0
June 25, 2015 ............      100         80         5         1         0
June 25, 2016 ............      100         60         3         *         0
June 25, 2017 ............      100         43         2         *         0
June 25, 2018 ............      100         29         1         *         0
June 25, 2019 ............      100         16         1         *         0
June 25, 2020 ............      100          6         *         *         0
June 25, 2021 ............        6          *         *         *         0
June 25, 2022 ............        3          *         *         *         0
June 25, 2023 ............        0          0         0         0         0
 Weighted Average
  Life (Years) (1) .......     22.4       18.9      11.1       7.9       5.6

(1)  The weighted average life of each Class or Subclass of Offered CitiCertificates is determined by (i) multiplying the amount of each distribution in reduction of Stated Amount by the number of years from the date of issuance of the Offered
     CitiCertificates to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the Initial Stated
     Amount of the Class or Subclass of the Offered CitiCertificates.

*    Indicates an amount above zero and less than 0.5% of Initial Stated Amount is outstanding.


             PERCENT OF INITIAL STATED AMOUNT OUTSTANDING FOR EACH CLASS OR SUBCLASS OF OFFERED CITICERTIFICATES AT THE
                                   RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL SET FORTH BELOW:

                                      CLASS A-4 CITICERTIFICATES
                            ---------------------------------------------
DISTRIBUTION  DATE           0%       200%       400%      500%      600%
------------------          ---       ----       ----      ----      ----
Initial ................... 100       100        100       100       100
June 25, 1999 .............  98        87         75        69        63
June 25, 2000 .............  96        75         56        47        40
June 25, 2001 .............  95        64         42        32        25
June 25, 2002 .............  93        55         31        22        16
June 25, 2003 .............  90        48         23        15        10
June 25, 2004 .............  88        41         17        10         6
June 25, 2005 .............  85        35         13         7         4
June 25, 2006 .............  83        30          9         5         2
June 25, 2007 .............  80        25          7         3         1
June 25, 2008 .............  77        21          5         2         1
June 25, 2009 .............  74        18          4         1         1
June 25, 2010 .............  70        15          3         1         *
June 25, 2011 .............  66        13          2         1         *
June 25, 2012 .............  63        10          1         *         *
June 25, 2013 .............  58         9          1         *         *
June 25, 2014 .............  54         7          1         *         *
June 25, 2015 .............  49         6          *         *         *
June 25, 2016 .............  44         4          *         *         *
June 25, 2017 .............  39         3          *         *         *
June 25, 2018 .............  33         3          *         *         *
June 25, 2019 .............  27         2          *         *         *
June 25, 2020 .............  20         1          *         *         *
June 25, 2021 .............  13         1          *         *         *
June 25, 2022 .............   5         *          *         *         *
June 25, 2023 .............   0         0          0         0         0
 Weighted Average
  Life (Years) (1) ........15.5       6.2        3.4       2.7       2.2

(1)  The weighted average life of each Class or Subclass of Offered CitiCertificates is determined by (i) multiplying the amount of each distribution in reduction of Stated Amount by the number of years from the date of issuance of the Offered
     CitiCertificates to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the Initial Stated
     Amount of the Class or Subclass of the Offered CitiCertificates.

*    Indicates an amount above zero and less than 0.5% of Initial Stated Amount is outstanding.



               PERCENT OF INITIAL STATED AMOUNT OUTSTANDING FOR EACH CLASS OR SUBCLASS OF OFFERED CITICERTIFICATES AT
                                 THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL SET FORTH BELOW:

                                       CLASS M CITICERTIFICATES                             CLASS B-1 CITICERTIFICATES
                            ---------------------------------------------          ---------------------------------------------
DISTRIBUTION  DATE           0%       200%       400%      500%      600%           0%       200%      400%      500%       600%
------------------          ---       ----       ----      ----      ----          ---       ----      ----      ----       ----
Initial .................   100       100        100       100       100           100       100       100       100        100
June 25, 1999 ...........    98        98         98        98        98            98        98        98        98         98
June 25, 2000 ...........    97        97         97        97        97            97        97        97        97         97
June 25, 2001 ...........    95        95         95        95        95            95        95        95        95         95
June 25, 2002 ...........    93        93         93        93        93            93        93        93        93         93
June 25, 2003 ...........    91        91         91        91        91            91        91        91        91         91
June 25, 2004 ...........    88        85         81        80        77            88        85        81        80         77
June 25, 2005 ...........    86        79         71        67        63            86        79        71        67         63
June 25, 2006 ...........    83        70         58        52        39            83        70        58        52         39
June 25, 2007 ...........    80        61         45        38        24            80        61        45        38         24
June 25, 2008 ...........    77        52         33        26        15            77        52        33        26         15
June 25, 2009 ...........    73        43         24        17         9            73        43        24        17          9
June 25, 2010 ...........    69        36         17        11         5            69        36        17        11          5
June 25, 2011 ...........    65        30         12         7         3            65        30        12         7          3
June 25, 2012 ...........    60        24          9         5         2            60        24         9         5          2
June 25, 2013 ...........    55        20          6         3         1            55        20         6         3          1
June 25, 2014 ...........    50        16          4         2         1            50        16         4         2          1
June 25, 2015 ...........    44        12          3         1         *            44        12         3         1          *
June 25, 2016 ...........    37         9          2         1         *            37         9         2         1          *
June 25, 2017 ...........    30         6          1         *         *            30         6         1         *          *
June 25, 2018 ...........    22         4          1         *         *            22         4         1         *          *
June 25, 2019 ...........    14         2          *         *         *            14         2         *         *          *
June 25, 2020 ...........     5         1          *         *         *             5         1         *         *          *
June 25, 2021 ...........     *         *          *         *         *             *         *         *         *          *
June 25, 2022 ...........     *         *          *         *         *             *         *         *         *          *
June 25, 2023 ...........     0         0          0         0         0             0         0         0         0          0
 Weighted Average
  Life (Years) (1) ......  14.7      10.8        8.9       8.4       7.6          14.7      10.8       8.9       8.4        7.6

                                          CLASS B-2 CITICERTIFICATES
                                ---------------------------------------------
DISTRIBUTION  DATE               0%        200%      400%      500%      600%
------------------              ---        ----      ----      ----      ----
Initial .................       100        100       100       100       100
June 25, 1999 ...........        98         98        98        98        98
June 25, 2000 ...........        97         97        97        97        97
June 25, 2001 ...........        95         95        95        95        95
June 25, 2002 ...........        93         93        93        93        93
June 25, 2003 ...........        91         91        91        91        91
June 25, 2004 ...........        88         85        81        80        77
June 25, 2005 ...........        86         79        71        67        63
June 25, 2006 ...........        83         70        58        52        39
June 25, 2007 ...........        80         61        45        38        24
June 25, 2008 ...........        77         52        33        26        15
June 25, 2009 ...........        73         43        24        17         9
June 25, 2010 ...........        69         36        17        11         5
June 25, 2011 ...........        65         30        12         7         3
June 25, 2012 ...........        60         24         9         5         2
June 25, 2013 ...........        55         20         6         3         1
June 25, 2014 ...........        50         16         4         2         1
June 25, 2015 ...........        44         12         3         1         *
June 25, 2016 ...........        37          9         2         1         *
June 25, 2017 ...........        30          6         1         *         *
June 25, 2018 ...........        22          4         1         *         *
June 25, 2019 ...........        14          2         *         *         *
June 25, 2020 ...........         5          1         *         *         *
June 25, 2021 ...........         *          *         *         *         *
June 25, 2022 ...........         *          *         *         *         *
June 25, 2023 ...........         0          0         0         0         0
 Weighted Average
  Life (Years) (1) ......      14.7       10.8       8.9       8.4       7.6

(1)  The weighted average life of each Class or Subclass of Offered CitiCertificates is determined by (i) multiplying the amount of each distribution in reduction of Stated Amount by the number of years from the date of issuance of the Offered
     CitiCertificates to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the Initial Stated
     Amount of the Class or Subclass of the Offered CitiCertificates.

*    Indicates an amount above zero and less than 0.5% of Initial Stated Amount is outstanding.

PREPAYMENT AND YIELD CONSIDERATIONS

     The yield to maturity and weighted average lives of the Offered CitiCertificates will be sensitive in varying degrees to, among other things, the rate of prepayment of the Mortgage Loans in the related Loan Group or Loan Groups, as applicable, the allocation of such prepayments to the Class A, Unoffered Class A-IO, Class M and Class B CitiCertificates and the timing and extent of losses, if any, allocable to the Class A, Unoffered Class A-IO, Class M and Class B CitiCertificates. No representation is made as to whether the Mortgage Loans will prepay at any particular rate.

     The yield to maturity on the Offered Class B CitiCertificates will be more sensitive than the yield to maturity on the Class A, Unoffered Class A-IO and Class M CitiCertificates to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent not covered by the Unoffered Class B CitiCertificates, because the entire amount of such losses will be allocable to the Offered Class B CitiCertificates in reverse numerical order prior to the Class A and Class M CitiCertificates except as otherwise provided herein. To the extent not covered by advances, delinquencies on Mortgage Loans may also have a relatively greater effect on the yield to investors in the Offered Class B CitiCertificates. Amounts otherwise distributable to holders of the Offered Class B CitiCertificates will be made available in accordance with the priorities set forth in "SUMMARY OF PROSPECTUS AND PROSPECTUS SUPPLEMENT-- Priority of Distributions" to protect holders of the Class A, Unoffered Class A-IO and Class M CitiCertificates against interruptions in distributions due to certain mortgagor delinquencies. Such delinquencies, to the extent not covered by the Unoffered Class B CitiCertificates, even if subsequently cured, may affect the timing of the receipt of distributions by holders of the Offered Class B CitiCertificates.

     If the purchaser of an Offered CitiCertificate offered at a discount from its parity price (as described below) calculates the anticipated yield to maturity of such Offered CitiCertificate based on an assumed rate of payment of principal that is faster than that actually received on the Mortgage Loans in the related Loan Group or Loan Groups, as applicable, assuming all other relevant circumstances are unchanged, the actual yield to maturity will be lower than that so calculated. If the purchaser of an Offered CitiCertificate which was instead offered at a premium over its parity price calculates the anticipated yield to maturity of such Offered CitiCertificate on an assumed rate of payment of principal that is slower than that actually received on the Mortgage Loans in the related Loan Group or Loan Groups, as applicable, assuming all other relevant circumstances are unchanged, the actual yield to maturity will be lower than that so calculated. Parity price is the price at which an Offered CitiCertificate will yield its coupon, after giving effect to any payment delay.

     The timing of changes in the rate of prepayments on the Mortgage Loans in the related Loan Group or Loan Groups, as applicable may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans in the related Loan Group or Loan Groups, as applicable, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered CitiCertificates will not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

     The Issuer intends to file certain additional yield tables and other computational material with respect to one or more Class A Subclasses, the Class M CitiCertificates and the Offered Class B Subclasses with the Commission in a Report on Form 8-K. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" herein. Such tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

     Because the rate of principal payments (including prepayments) on the Mortgage Loans in the related Loan Group or Loan Groups, as applicable, may significantly affect the weighted average life and other characteristics on any Class A Subclass, the Class M CitiCertificates or any Offered Class B Subclass, prospective investors are urged to consult their investment advisors and to consider their own estimates as to the anticipated rate of future prepayments on the Mortgage Loans and the suitability of the Class A CitiCertificates, the Class M CitiCertificates and Offered Class B CitiCertificates to their investment objectives.

SENSITIVITY OF THE CLASS A-4 CITICERTIFICATES

     THE YIELD TO INVESTORS IN THE CLASS A-4 CITICERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE DISCOUNT MORTGAGE LOANS, WHICH RATE MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. BECAUSE PAYMENTS IN REDUCTION OF THE STATED AMOUNT OF CLASS A-4 CITICERTIFICATES WILL BE DIRECTLY RELATED TO THE RATE OF PRINCIPAL PAYMENTS ON THE DISCOUNT MORTGAGE LOANS, PAYMENTS IN REDUCTION OF THE CLASS A-4 CITICERTIFICATES WILL BE DIFFERENT AND MOST LIKELY SLOWER THAN THE POOL TAKEN AS A WHOLE.

     The following table indicates sensitivity to various rates of prepayment on the Discount Mortgage Loans of the pre-tax yields to maturity on a corporate bond equivalent basis of the Class A-4 CitiCertificates. Such calculations are based on distributions made in accordance with "SUMMARY OF PROSPECTUS AND PROSPECTUS SUPPLEMENT--Distributions in Reduction of Stated Amount of the Offered CitiCertificates" herein, on the assumptions which pertain to the Discount Mortgage Loans described in clauses (i) through (vii) of the sixth paragraph under the heading "DESCRIPTION OF THE OFFERED CITICERTIFICATES-- Weighted Average Lives of the Offered CitiCertificates" and on the further assumption that the Class A-4 CitiCertificates will be purchased on June 29, 1998 at an aggregate purchase price equal to approximately 65.00% of the Initial Stated Amount thereof.

                                   SENSITIVITY OF THE CLASS A-4 CITICERTIFICATES TO PREPAYMENTS

                                                                            PERCENTAGE OF PREPAYMENT MODEL
                                                      --------------------------------------------------------------------------
                                                       0%               200%             400%             500%             600%
                                                      -----             -----           ------           ------           ------
Pre-Tax Yield ....................................    2.92%             8.39%           16.28%           20.91%           26.06%

     The pre-tax yields set forth in the preceding table were calculated by (i) determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class A-4 CitiCertificates, would cause the discounted present value of such assumed stream of cash flows to equal an assumed purchase price for each Class A-4 CitiCertificate equal to 65.00% of the Initial Stated Amount thereof and (ii) converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class A-4 CitiCertificates and consequently does not purport to reflect the return on any investment in Class A-4 CitiCertificates when such reinvestment rates are considered.

     Notwithstanding the assumed prepayment rate reflected in the preceding table, it is highly unlikely that the Discount Mortgage Loans will prepay at a constant rate until maturity or that all of the Discount Mortgage Loans will prepay at the same time. A lower than anticipated rate of principal prepayments on the Discount Mortgage Loans will have an adverse effect on the yield to maturity of the Class A-4 CitiCertificates. Because the Discount Mortgage Loans have NNRs that are lower than the NNRs of the Premium Mortgage Loans, the Discount Mortgage Loans are generally likely to prepay at a lower rate under most circumstances. There are likely to be discrepancies between the characteristics of the actual Discount Mortgage Loans and the characteristics of the Discount Mortgage Loans assumed in preparing the table. As a result of these factors, the pre-tax yields on the Class A-4 CitiCertificates are likely to differ from those shown in such table, even if all of the Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Model. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

YIELD CONSIDERATIONS WITH RESPECT TO THE OFFERED CLASS B CITICERTIFICATES

     If the Unoffered Class B Stated Amount has been reduced to zero, the yield to maturity on the Offered Class B CitiCertificates will become extremely sensitive to losses on the Mortgage Loans and the timing thereof, because the entire amount of such losses (other than Excess Fraud Losses, Excess Special Hazard Losses and Excess Bankruptcy Losses, as described herein) will be allocated first to the Class B-2 CitiCertificates until the Stated Amount thereof has been reduced to zero, and then to the Class B-1 CitiCertificates.

     Defaults on the Mortgage Loans may be measured relative to a default standard or model. The model used in the following tables, the standard default assumption ("SDA"), represents an assumed rate of default each month relative to the then outstanding principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. As used in the table below, "50% SDA" assumes default rates equal to the product of 0.50 and the 100% SDA assumed default rate, "100% SDA" assumes default rates equal to the product of 1.00 and the 100% SDA assumed default rate, "125% SDA" assumes default rates equal to the product of 1.25 and the 100% SDA assumed default rate and so forth. SDA does not purport to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans, including the Mortgage Loans.

     The following yield tables have been prepared using the Structuring Assumptions, except that, in lieu of clause (i) of the Structuring Assumptions, it was assumed that (i) scheduled interest and principal payments on the Mortgage Loans are received timely, other than with respect to Mortgage Loans on which it is assumed the defaults occur monthly in accordance with the indicated percentages of SDA. In addition, it was assumed that (i) realized losses on liquidations of a specified percentage of the outstanding principal balance of such liquidated Mortgage Loans for each Loan Group, as indicated in the table (referred to as the "Loss Severity Percentage"), will occur at the time of liquidation which shall be twelve months after the date of default; (ii) there are no Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses; (iii) reductions of the applicable Class A Prepayment Percentages are taken only when permitted as described under "DESCRIPTION OF THE OFFERED CITICERTIFICATES--Distributions in Reduction of Stated Amount" in this Prospectus Supplement, and that there are no delinquent loans other than Liquidated Loans; and (iv) there are no Non-Supported Interest Shortfalls.

     The rate of distributions in reduction of Stated Amount on the Offered Class B CitiCertificates will be directly related to the actual amortization schedule of the Mortgage Loans; accordingly, the interest distributions and distributions in reduction of Stated Amount received on the Offered Class B CitiCertificates may result in pre-tax yields which differ from those reflected below. The Mortgage Loans will not have the characteristics assumed, and it is unlikely that they will prepay at any of the rates specified. The assumed percentages of liquidations and loss severities on the Mortgage Loans shown in the table below are for illustrative purposes only and the Issuer makes no representations with respect to the reasonableness of such assumptions or that the actual liquidation and loss severity experience of the Mortgage Loans will in any way correspond to any of the assumptions made herein. Consequently, there can be no assurance that the pre-tax yield to an investor in the Offered Class B CitiCertificates will correspond to any of the pre-tax yields shown below.

     The pre-tax yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Offered Class B CitiCertificates, would cause the discounted present value of such assumed streams of cash flows as of June 29, 1998 to equal the respective assumed purchase prices indicated plus accrued interest at the Stated Rate from (and including) the Cut-Off Date to (but excluding) June 29, 1998, and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Stated Amount on the Offered Class B CitiCertificates and consequently does not purport to reflect the return on any investment in Offered Class B CitiCertificates when such reinvestment rates are considered. The assumed purchase price is equal to the percentage stated in each table.

                            PRE-TAX YIELD TO MATURITY OF THE CLASS B-1 CITICERTIFICATES
                                      (AT AN ASSUMED PURCHASE PRICE OF 99.50%
                               OF THEIR INITIAL STATED AMOUNT PLUS ACCRUED INTEREST)

                                                           PREPAYMENT SPEED
                        -----------------------------------------------------------------------------------------
                                   20% LOSS SEVERITY                                 40% LOSS SEVERITY
                        --------------------------------------             --------------------------------------
 SDA PERCENTAGE         200%             400%             500%             200%             400%             500%
 --------------         ----             ----             ----             ----             ----             ----
       50%              6.85%            6.85%            6.85%            6.85%            6.85%            6.85%
       75%              6.85             6.85             6.85             6.85             6.85             6.85
      100%              6.85             6.85             6.85             6.85             6.85             6.85
      125%              6.85             6.85             6.85             6.85             6.85             6.85



                             PRE-TAX YIELD TO MATURITY OF THE CLASS B-2 CITICERTIFICATES
                                       (AT AN ASSUMED PURCHASE PRICE OF 98.00%
                                OF THEIR INITIAL STATED AMOUNT PLUS ACCRUED INTEREST)

                                                           PREPAYMENT SPEED
                        ------------------------------------------------------------------------------------------
                                 20% LOSS SEVERITY                                   40% LOSS SEVERITY
                        --------------------------------------             ---------------------------------------
  SDA PERCENTAGE        200%             400%             500%             200%             400%              500%
  --------------        ----             ----             ----             ----             ----              ----
       50%              7.07%            7.10%            7.11%            7.07%            7.10%             7.11%
       75%              7.07             7.10             7.11             7.07             7.10              7.11
      100%              7.07             7.10             7.11             7.07             7.10              7.11
      125%              7.07             7.10             7.11             7.07             7.10              7.11

     The following table sets forth the amount of Realized Losses that would be incurred with respect to the CitiCertificates in the aggregate under each of the scenarios in the preceding tables, expressed as a percentage of the Initial Mortgage Loan Balance:

                                             AGGREGATE REALIZED LOSSES

                                                           PREPAYMENT SPEED
                        ------------------------------------------------------------------------------------------
                                 20% LOSS SEVERITY                                   40% LOSS SEVERITY
                        --------------------------------------             ---------------------------------------
  SDA PERCENTAGE        200%             400%             500%             200%             400%              500%
  --------------        ----             ----             ----             ----             ----              ----
       50%              0.06%            0.05%            0.05%            0.13%            0.10%             0.09%
       75%              0.10             0.08             0.07             0.19             0.15              0.14
      100%              0.13             0.10             0.09             0.26             0.20              0.18
      125%              0.16             0.13             0.11             0.32             0.25              0.23

OPTIONAL TERMINATION

     Holders of all outstanding CitiCertificates may receive a distribution reducing the Stated Amount of such CitiCertificates to zero upon the repurchase by CMSI of the underlying Mortgage Loans and any property acquired in respect thereof in full, at CMSI's option, at any time after the Pool Adjusted Balance is less than 5% of the Initial Mortgage Loan Balance, provided CMSI has received an opinion of counsel or other evidence that such repurchase and the related distribution will constitute a "qualified liquidation" within the meaning of Code Section 860F(a)(4)(A), will not affect the REMIC status of the Trust and will not otherwise subject the Trust to tax. CMSI reserves the right to transfer its right to repurchase the Mortgage Loans as described above to any third party. See "THE POOLING AGREEMENTS--Termination; Repurchase of Mortgage Loans and Mortgage Certificates" in the Prospectus. Any such final distribution in reduction of Stated Amount with respect to the CitiCertificates will be paid to Certificateholders in order of their priority of distribution as described under "SUMMARY OF PROSPECTUS AND PROSPECTUS SUPPLEMENT--Priority of Distributions." The proceeds from such a distribution may not be sufficient to distribute the full amount to which each Class is entitled if the purchase price is based in part on the fair market value of the acquired property of the Trust.

TRUSTEE AND AGENTS

     The trustee for the CitiCertificates will be The Bank of New York, which will also act as Paying Agent, Transfer Agent and Certificate Registrar for the CitiCertificates.

SERVICING COMPENSATION

     CMSI will act as servicer of the Mortgage Loans, as well as REMIC servicer for the Pool (together, the "Servicer"). CMSI will be entitled to Servicing Compensation equal to a monthly fee of 0.25% per annum of the aggregate Adjusted Balance of the Mortgage Loans (the "Servicing Fee"), payable from interest payments received in respect of the Mortgage Loans, as well as late payment charges, assumption fees and other similar amounts set forth in the Pooling Agreement. CMSI currently intends to subcontract its duties as Servicer of the Mortgage Loans to CMI.

     The Servicer will pay the expenses of the Trust, including the Trustee's fee, accounting fees and other related expenses. See "DESCRIPTION OF CERTIFICATES-- The Servicer" in the Prospectus.

BOOK-ENTRY REGISTRATION

     Each of the Offered Senior CitiCertificates (other than the Class A-4 CitiCertificates) will initially be issued in book-entry form and will be represented by a single physical certificate registered in the name of Cede, as nominee of DTC, which will be the "holder" or "Certificateholder" of such Class A CitiCertificates as such terms are used herein. No Beneficial Owner will be entitled to receive a certificate representing such person's interest in the Book-Entry CitiCertificates or the Trust, except as set forth below under "--Definitive Certificates." Unless and until Definitive Certificates (as defined herein) are issued under the limited circumstances described herein, all references to actions taken by Certificateholders or holders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions and notices of redemption to Certificateholders or holders shall refer to distributions and notices of redemption to DTC or Cede, as the registered holder of the Book-Entry CitiCertificates for distribution to Participants in accordance with DTC procedures.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code as adopted in the State of New York and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriter), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry CitiCertificates among Participants on whose behalf it acts with respect to the Book-Entry CitiCertificates and to receive and transmit distributions of principal of and interest on the Book-Entry CitiCertificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to the Book-Entry CitiCertificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

     Beneficial Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry CitiCertificates may do so only through Participants and Indirect Participants. In addition, Beneficial Owners will receive all distributions of principal and interest from the Trustee, or a paying agent on behalf of the Trustee, through DTC Participants. DTC will forward such distributions to its Participants, which thereafter will forward them to Indirect Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Trustee, the Servicer or any paying agent as Certificateholders, as such term is used in the Pooling Agreement, and Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge Book-Entry CitiCertificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry CitiCertificates, may be limited due to the lack of a physical certificate for such Book-Entry CitiCertificates. In addition, under a book-entry format, Beneficial Owners may experience delays in receipt of their payments, since distributions will be made by the Servicer, or a paying agent on behalf of the Servicer, to Cede, as nominee for DTC.

     DTC has advised the Issuer that it will take any action permitted to be taken by a Certificateholder under the Pooling Agreement only at the direction of one or more Participants to whose accounts with DTC the Book-Entry CitiCertificates are credited. Additionally, DTC has advised the Issuer that it will take such actions only at the direction of and on behalf of Participants whose holdings of Book-Entry CitiCertificates evidence the corresponding percentage of ownership interests. DTC may take conflicting actions to the extent that Participants whose holdings of Book-Entry CitiCertificates evidence such percentage of ownership interests authorize divergent action.

     Neither the Issuer, the Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of Book-Entry CitiCertificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE CERTIFICATES

     The Class A-4 CitiCertificates, the Class M CitiCertificates, the Unoffered Class A-IO CitiCertificates, the Offered Class B CitiCertificates, the Unoffered Class B CitiCertificates and the Residual Certificates will be issued in fully registered, certificated form ("Definitive Certificates"). The Book-Entry CitiCertificates will be issued as Definitive Certificates to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (i) the Servicer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry CitiCertificates and the Servicer is unable to locate a qualified successor, (ii) the Servicer, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a dismissal or resignation of the Servicer under the Pooling Agreement, Beneficial Owners representing not less than 51% of the ownership interests of each outstanding Subclass of Book-Entry CitiCertificates advise the Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Beneficial Owners' best interest.

     Upon the occurrence of any event described in the preceding paragraph, the Trustee will be required to notify all Beneficial Owners through Participants of the availability of Definitive Certificates.

     Upon surrender by DTC of the definitive CitiCertificates representing the Book-Entry CitiCertificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry CitiCertificates as Definitive Certificates to Beneficial Owners. Distributions of principal of, and interest on, the Book-Entry CitiCertificates will thereafter be made by the Trustee, or a paying agent on behalf of the Trustee, directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling Agreement.

     Definitive Certificates will be transferable and exchangeable at the offices of the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates are issued in respect of the Book-Entry CitiCertificates, monthly and annual reports containing information concerning the Trust and prepared by the Servicer pursuant to the Pooling Agreement will be sent to Cede as nominee of DTC and registered holder of the Book-Entry CitiCertificates, as well as to holders of the Definitive Certificates. The Pooling Agreement does not require the sending of any financial reports to the Beneficial Owners. Beneficial Owners may obtain copies of any Distribution Date statement free of charge upon request from the Servicer at (314) 256-6406.

VOTING RIGHTS

     At all times, 98% of the voting rights of holders of the CitiCertificates under the Pooling Agreement will be allocated among the Class A CitiCertificates, the Class M CitiCertificates and the Class B CitiCertificates based upon such Class's pro rata interest in the Trust. The holders of the Unoffered Class A-IO CitiCertificates will be allocated 2% of such voting rights. Voting rights will be allocated among the Subclasses of the same Class in proportion to their percentage interest in such Class based on their Stated Amounts.

                          CERTAIN ERISA CONSIDERATIONS

     The Department of Labor has granted to the Underwriter an individual exemption, Prohibited Transaction Exemption PTE 90-30 (the "Exemption"), from certain of the prohibited transaction rules of ERISA and certain of the excise taxes imposed by Section 4975 of the Code with respect to the initial purchase, the holding, and the subsequent resale by ERISA Plans of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. The Exemption should apply to the acquisition, holding, and resale of the Offered Senior CitiCertificates by an ERISA Plan, provided that specified conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply to the acquisition by an ERISA Plan of the Offered Senior CitiCertificates are the following: (1) the acquisition of the Offered Senior CitiCertificates by an ERISA Plan is on terms (including the price for such CitiCertificates) that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party; (2) the rights and interests evidenced by the Offered Senior CitiCertificates acquired by the ERISA Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust; (3) the Offered Senior CitiCertificates acquired by the ERISA Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of S&P, Fitch, Duff & Phelps Credit Rating Co. or Moody's Investors Service, Inc.; (4) the sum of all payments made to the Underwriter in connection with the distribution of the Offered Senior CitiCertificates represents not more than reasonable compensation for underwriting such CitiCertificates; and (5) the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Pooling Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith.

     In addition, it is a condition that the ERISA Plan investing in the Offered Senior CitiCertificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended (the "Securities Act").

     The Exemption does not apply to the acquisition and holding of Offered Senior CitiCertificates by ERISA Plans sponsored by the Issuer, the Underwriter, the Trustee, the Servicer, or any affiliate of such parties. Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, only if, among other requirements (i) an ERISA Plan's investment in each Class A Subclass of the Class A CitiCertificates does not exceed 25% of that Class A Subclass outstanding at the time of the acquisition and (ii) immediately after the acquisition, no more than 25% of the assets of an ERISA Plan with respect to which the person who has discretionary authority or renders advice are invested in certificates representing an interest in a trust containing assets sold or serviced by the same person.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Code Section 4975. However, such a governmental plan may be subject to a federal, state, or local law, which is, to a material extent, similar to the provisions or ERISA or Section 4975 of the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for the availability of any exemptive relief under Similar Law.

     Neither the Exemption nor PTE 83-1 (discussed under "ERISA Considerations" in the Prospectus) applies to the acquisition or holding of the Class M CitiCertificates or the Offered Class B CitiCertificates because such CitiCertificates are subordinated to the Class A and Unoffered Class A-IO CitiCertificates. Accordingly, no transfer of an Offered Class B CitiCertificate or Class M CitiCertificate to a Plan will be registered unless the transferee
(i) executes a representation letter in form and substance satisfactory to the Trustee stating that (a) it is not, and is not acting on behalf of a Plan or using the assets of any such Plan to effect such purchase or (b) if it is an insurance company, the source of funds used to purchase the Class M CitiCertificates or Offered Class B CitiCertificates is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12,
1995)) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (ii) delivers (A) an opinion of counsel in form and substance satisfactory to the Trustee and the Issuer that the purchase or holding of the Class M or Offered Class B CitiCertificates by or on behalf of such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code or Similar Law and will not subject the Servicer (or its designee), the Issuer or the Trustee to any obligation in addition to those undertaken in the Pooling Agreement and (B) such other opinions of counsel, officers' certificates and agreements as the Trustee and the Issuer may require in connection with such transfer.

     Fiduciaries that are investing or that could be deemed to be investing assets of Plans should consult their legal advisors, and refer to the discussion under "CERTAIN ERISA CONSIDERATIONS" in the Prospectus.

                                LEGAL INVESTMENT

     The Class A and Class M CitiCertificates will constitute "mortgage related securities" for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As "mortgage related securities," such CitiCertificates will constitute legal investments for certain entities to the extent provided in SMMEA. However, there are regulatory requirements and considerations applicable to regulated financial institutions and restrictions on the ability of such institutions to invest in certain types of mortgage related securities.

     THE OFFERED CLASS B CITICERTIFICATES WILL NOT CONSTITUTE "MORTGAGE RELATED SECURITIES" FOR PURPOSES OF SMMEA.

     Prospective purchasers of the Offered CitiCertificates should consult their own legal, tax and accounting advisors in determining the suitability of and consequences to them of the purchase, ownership and disposition of the Offered CitiCertificates. See "LEGAL INVESTMENT" in the Prospectus.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions of the Underwriting Agreement among Citicorp, the Issuer and the Underwriter (the "Underwriting Agreement"), the Offered CitiCertificates are being purchased from the Issuer by the Underwriter upon issuance. The Underwriter is committed to purchase all of the Offered CitiCertificates if any CitiCertificates are purchased. Distribution of such Offered CitiCertificates is being made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Issuer will be approximately 99.47250% of the aggregate Initial Stated Amount of the Class A CitiCertificates, approximately 98.69733% of the aggregate Initial Stated Amount of the Class M CitiCertificates and approximately 97.27913% of the aggregate Initial Stated Amount of the Offered Class B CitiCertificates, plus accrued interest as set forth on the front cover hereof and before deducting expenses payable by the Issuer, provided that if the aggregate Initial Stated Amount of the Class A CitiCertificates is less than $104,971,696, the aggregate proceeds to the Issuer (stated as a percentage of the aggregate Initial Stated Amount of the Class A CitiCertificates) will be adjusted upwards by not more than 0.004% and if the aggregate Initial Stated Amount of the Class A CitiCertificates is greater than $104,971,696, the aggregate proceeds to the Issuer (stated as a percentage of the aggregate Initial Stated Amount of the Class A CitiCertificates) will be adjusted downwards by not more than 0.004%. In connection with the purchase and sale of the Offered CitiCertificates, the Underwriter may be deemed to have received compensation from the Issuer in the form of underwriting discounts.

     Subject to the terms and conditions of the purchase agreement among Citicorp, the Issuer and Bear, Stearns & Co. Inc. (the "Purchase Agreement"), the Unoffered Class B CitiCertificates (not offered hereby) are being purchased by Bear, Stearns & Co. Inc. upon issuance. Bear, Stearns & Co. Inc. is committed to purchase all of the Unoffered Class B CitiCertificates if any Offered CitiCertificates are purchased. The Unoffered Class B CitiCertificates will be offered through Bear, Stearns & Co. Inc. in one or more negotiated transactions, as a private placement to a limited number of institutional investors. The closing of the sale of the Unoffered Class B CitiCertificates under the Purchase Agreement is a condition to the closing of the sale of the Offered CitiCertificates to the Underwriter.

     The Underwriting Agreement provides that the Issuer and Citicorp will indemnify the Underwriter against certain civil liabilities under the Securities Act or contribute to payments the Underwriter may be required to make in respect thereof.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the Issuer and Citicorp by Stephen E. Dietz, as an Associate General Counsel of Citibank, N.A., and for the Underwriter by Cadwalader, Wickersham & Taft, New York, New York. Certain federal income tax matters will be passed upon for the Issuer by Rona Daniels, Vice President and Tax Counsel for Asset Securitization of Citibank, N.A. Each of Mr. Dietz and Ms. Daniels owns or has the right to acquire a number of shares of common stock of Citicorp equal to less than .01% of the outstanding common stock of Citicorp. Certain ERISA matters will be passed upon for the Issuer by Cadwalader, Wickersham & Taft, New York, New York.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following document filed with the Commission by the Issuer is incorporated as of its filing date in this Prospectus Supplement and Prospectus by reference:

     Current Report on Form 8-K dated June 24, 1998, filed pursuant to Section 13 of the Exchange Act.

     All reports subsequently filed by the Issuer pursuant to Sections 13(a) and
(c) of the Exchange Act, any definitive proxy or information statements filed pursuant to Section 14 of the Exchange Act in connection with any stockholders' meeting and any reports filed pursuant to Section 15(d) of the Exchange Act prior to the termination of the offering of the CitiCertificates offered hereby shall be deemed to be incorporated by reference into this Prospectus Supplement and Prospectus and to be a part hereof.

             INDEX OF PRINCIPAL DEFINITIONS IN PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Adjusted Balance ........................................................  S-19
Adjustment Amount .......................................................  S-38
Available Funds .........................................................  S-35
Available PO Loss Funds .................................................  S-29
Bankruptcy Coverage Termination Date ....................................  S-39
Bankruptcy Loss .........................................................  S-32
Bankruptcy Loss Amount ..................................................  S-39
Beneficial Owner ........................................................   S-8
Book-Entry CitiCertificates .............................................   S-4
CB Group Pool Distribution Amount .......................................  S-13
CB Loan Group ...........................................................   S-2
CB Pool Adjusted Balance ................................................  S-26
Cede ....................................................................   S-4
Certificate Account .....................................................  S-16
Certificateholder .......................................................   S-4
CFSB ....................................................................   S-2
Citibank ................................................................   S-2
CitiCertificates ........................................................   S-2
Class A CitiCertificates ................................................   S-1
Class A Interest Amount .................................................  S-11
Class A Percentage ......................................................  S-32
Class A PO Principal Amount .............................................  S-29
Class A Prepayment Percentage ...........................................  S-32
Class A Stated Amount ...................................................   S-7
Class A Subclass ........................................................   S-2
Class A Subclass Interest Amount ........................................  S-24
Class A Subclass Interest Shortfall Amount ..............................  S-27
Class A Subclass Stated Amount ..........................................   S-7
Class A Unpaid Interest Shortfall .......................................  S-27
Class B CitiCertificates ................................................   S-2
Class B Interest Amount .................................................  S-25
Class B Percentage ......................................................  S-33
Class B Prepayment Percentage ...........................................  S-33
Class B Stated Amount ...................................................   S-7
Class B Subclass ........................................................   S-2
Class B Subclass Principal Distribution Amount ..........................  S-13
Class B Subclass Stated Amount ..........................................   S-7
Class B-1 Interest Amount ...............................................  S-11
Class B-2 Interest Amount ...............................................  S-11
Class B-1 Principal Distribution Amount .................................  S-13
Class B-2 Principal Distribution Amount .................................  S-13
Class B-1 Stated Amount .................................................   S-7
Class B-2 Stated Amount .................................................   S-7
Class B-1 Unpaid Interest Shortfall .....................................  S-28
Class B-2 Unpaid Interest Shortfall .....................................  S-28
Class CB CitiCertificates ...............................................   S-2
Class CB Percentage .....................................................  S-32
Class M CitiCertificates ................................................   S-1
Class M Interest Amount .................................................  S-11
Class M Optimal Distribution Amount .....................................  S-28
Class M Optimal Principal Amount ........................................  S-30
Class M Percentage ......................................................  S-33

                                                                            PAGE
                                                                            ----
Class M Prepayment Percentage ...........................................  S-33
Class M Principal Distribution Amount ...................................  S-12
Class M Stated Amount ...................................................   S-7
Class M Unpaid Interest Shortfall .......................................  S-27
Class NB CitiCertificates ...............................................   S-2
Class NB Percentage                                                        S-32
Closing Date ............................................................   S-8
CMI .....................................................................   S-2
CMSI ....................................................................   S-2
Code ....................................................................  S-17
Commission ..............................................................  S-18
Compensating Cap ........................................................  S-26
Cross Over Payment ......................................................  S-35
Current Class B-1 Subordination Level ...................................  S-34
Current Class B-2 Subordination Level ...................................  S-34
Current Class M Subordination Level .....................................  S-34
Cut-Off Date ............................................................   S-1
Debt Service Reduction ..................................................  S-32
Deficient Valuation .....................................................  S-32
Definitive Certificates .................................................  S-50
Detailed Description ....................................................  S-19
Discount Mortgage Loans .................................................  S-28
Distributable Unoffered Class A-IO Interest Amount ......................  S-11
Distribution Date .......................................................   S-3
DTC .....................................................................   S-1
ERISA ...................................................................  S-17
ERISA Plan ..............................................................  S-17
Excess Bankruptcy Losses ................................................  S-39
Excess Fraud Losses .....................................................  S-39
Excess Special Hazard Losses ............................................  S-38
Exemption ...............................................................  S-17
Fitch ...................................................................  S-18
Fraud Coverage Termination Date .........................................  S-38
Fraud Loss ..............................................................  S-32
Fraud Loss Amount .......................................................  S-38
Group CB Loans ..........................................................   S-2
Group NB Loans ..........................................................   S-2
Group Pool Distributions Amount .........................................  S-13
Group Non-PO Principal Amount ...........................................  S-29
Indirect Participants ...................................................  S-49
Initial Mortgage Loan Balance ...........................................   S-2
Initial Stated Amount ...................................................   S-1
Interest Accrual Period .................................................  S-12
Issuer ..................................................................   S-2
Last Scheduled Distribution Date ........................................  S-14
Liquidated Loan .........................................................  S-31
Liquidated Loan Loss ....................................................  S-31
Liquidation Proceeds ....................................................  S-31
Loan Group ..............................................................   S-2
Loss Severity Percentage ................................................  S-47
Mortgage Loans ..........................................................   S-2
NB Group Pool Distribution Amount .......................................  S-13
NB Loan Group ...........................................................   S-2

                                                                            PAGE
                                                                            ----
NB Pool Adjusted Balance ................................................  S-26
NNR .....................................................................  S-28
Non-PO Class A Amount ...................................................  S-32
Non-PO Loss Amount ......................................................  S-36
Non-PO Percentage .......................................................  S-30
Non-PO Pool Adjusted Balance ............................................  S-25
Non-Supported Interest Shortfall ........................................  S-26
Offered CitiCertificates ................................................   S-2
Offered Class B CitiCertificates ........................................   S-2
Offered Class B Interest Amount .........................................  S-11
Offered Class B Optimal Distribution Amount .............................  S-29
Offered Class B Stated Amount ...........................................   S-7
Offered Class B Subclass ................................................   S-2
Offered Class B Subclass Interest Amount ................................  S-24
Offered Class B Subclass Optimal Distribution Amount ....................  S-29
Offered Class B Subclass Optimal Principal Amount .......................  S-31
Offered Class B Subclass Percentage .....................................  S-33
Offered Class B Subclass Prepayment Percentage ..........................  S-33
Offered Class B Subclass Stated Amount ..................................  S-25
Offered Class B Subclass Unpaid Interest Shortfall ......................  S-28
Offered Senior CitiCertificates .........................................   S-2
Offered Subordinated CitiCertificates ...................................   S-2
Original Subordinated Stated Amount .....................................  S-33
Participants ............................................................  S-49
Plan ....................................................................  S-17
Pool ....................................................................   S-2
Pool Adjusted Balance ...................................................  S-26
Pool Distribution Amount ................................................  S-13
Pooling Agreement .......................................................   S-6
PO Loss Amount ..........................................................  S-25
PO Percentage ...........................................................  S-30
Premium Mortgage Loans ..................................................  S-28
Prepayment Interest Shortfalls ..........................................  S-26
Prepayment Model ........................................................  S-40
Principal Cross Over Payment ............................................  S-34
PTE 95-60 ...............................................................  S-51
Purchase Agreement ......................................................  S-52
Realized Losses .........................................................  S-32
Record Date .............................................................  S-16
Reduction Tests .........................................................  S-33
REMIC ...................................................................   S-2
Residual Certificates ...................................................   S-2
Rules ...................................................................  S-49
SDA .....................................................................  S-46
Securities Act ..........................................................  S-51
Servicer ................................................................  S-48
Servicing Fee ...........................................................  S-48
Similar Law .............................................................  S-17
SMMEA ...................................................................   S-5
Special Hazard Loss .....................................................  S-31
Special Hazard Loss Amount ..............................................  S-38
Special Hazard Termination Date .........................................  S-38

                                                                            PAGE
                                                                            ----
Special Hazards .........................................................  S-31
S&P .....................................................................  S-18
Structuring Assumptions .................................................  S-41
Subordinated CitiCertificates ...........................................   S-8
Subordinated CitiCertificate Percentage .................................  S-33
Subordinated Prepayment Percentage ......................................  S-33
Subordination Depletion Date ............................................   S-9
Trust ...................................................................   S-2
Trustee .................................................................   S-6
Underwriter .............................................................   S-1
Underwriting Agreement ..................................................  S-52
Unoffered Class A-IO CitiCertificates ...................................   S-2
Unoffered Class A-IO CB CitiCertificates ................................   S-2
Unoffered Class A-IO NB CitiCertificates ................................   S-2
Unoffered Class A-IO Interest Amount ....................................  S-11
Unoffered Class A-IO Notional Amount ....................................   S-6
Unoffered Class A-IO Unpaid Interest Shortfall ..........................  S-27
Unoffered Class B CitiCertificates ......................................   S-2
Unoffered Class B Interest Amount .......................................  S-25
Unoffered Class B Stated Amount .........................................   S-7
Unoffered Class B Subclass Interest Amount ..............................  S-25
Unoffered Class B Subclass Stated Amount ................................  S-26
Unpaid PO Loss Amount ...................................................  S-29

================================================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. NEITHER THE PROSPECTUS NOR THIS PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE OFFERED CITICERTIFICATES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE OFFERED CITICERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THE PROSPECTUS NOR THIS PROSPECTUS SUPPLEMENT NOR ANY SALE MADE THEREUNDER OR HEREUNDER AT ANY TIME IMPLIES THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                                   ----------

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                           PAGE
                                                                           ----
Summary of Prospectus and Prospectus Supplement ..........................   S-5
Description of the Pool and the Mortgaged Properties .....................  S-19
Risk Factors for Purchasers of Class M CitiCertificates
 and Offered Class B CitiCertificates ....................................  S-21
Description of the Offered CitiCertificates ..............................  S-24
Certain ERISA Considerations .............................................  S-50
Legal Investment .........................................................  S-52
Plan of Distribution .....................................................  S-52
Legal Matters ............................................................  S-53
Incorporation of Certain Documents by Reference ..........................  S-53
Index of Principal Definitions in Prospectus Supplement ..................  S-54

                                   PROSPECTUS

Reports to Certificateholders ............................................     2
Additional Information ...................................................     2
Available Information ....................................................     2
Additional Detailed Information ..........................................     2
Incorporation of Certain Documents By Reference ..........................     3
Description of Certificates ..............................................     4
The Pools ................................................................    14
Citicorp Mortgage Securities, Inc. .......................................    21
The Originators ..........................................................    21
Loan Underwriting Policies ...............................................    23
Delinquency, Foreclosure and Loss Considerations and Experience ..........    27
Citicorp .................................................................    31
Use of Proceeds ..........................................................    31
The Pooling Agreements ...................................................    31
Certain ERISA Considerations .............................................    36
Legal Investment .........................................................    38
Certain Federal Income Tax Consequences ..................................    39
Plans of Distribution ....................................................    57
Experts ..................................................................    58
Appendix A:  The Mortgage Loans and
             CitiMortgageCertificates
Appendix B:  The Agency Certificates
Index of Principal Definitions

================================================================================

===============================================================================

                                  $109,717,696
                                  (APPROXIMATE)

                                CITICORP MORTGAGE
                                SECURITIES, INC.
                             (PACKAGER AND SERVICER)

                         REMIC PASS-THROUGH CERTIFICATES
                                  SERIES 1998-5

                         $21,055,390 (APPROXIMATE) 6.75%
                        SENIOR CLASS A-1 CITICERTIFICATES

                         $78,913,914 (APPROXIMATE) 6.75%
                        SENIOR CLASS A-2 CITICERTIFICATES

                         $4,800,000 (APPROXIMATE) 6.75%
                        SENIOR CLASS A-3 CITICERTIFICATES

                             $202,392 (APPROXIMATE)
                        SENIOR CLASS A-4 CITICERTIFICATES

                         $2,512,600 (APPROXIMATE) 6.75%
                  SENIOR SUBORDINATED CLASS M CITICERTIFICATES

                         $1,395,900 (APPROXIMATE) 6.75%
                     SUBORDINATED CLASS B-1 CITICERTIFICATES

                          $837,500 (APPROXIMATE) 6.75%
                     SUBORDINATED CLASS B-2 CITICERTIFICATES

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                  JUNE 25, 1998

                                   ----------

                            BEAR, STEARNS & CO. INC.

================================================================================